EXECUTION COPY

GREENWICH CAPITAL ACCEPTANCE, INC.,
Depositor

PROVIDENT FUNDING ASSOCIATES, L.P.,
Seller and Servicer

DEUTSCHE BANK NATIONAL TRUST COMPANY,
Trustee and Custodian

and

WELLS FARGO BANK, N.A.,
Master Servicer and Securities Administrator

POOLING AND SERVICING AGREEMENT

Dated as of April 1, 2005

__________________________________

Provident Funding Mortgage Loan Trust 2005-1

Provident Funding Mortgage Pass-Through Certificates, Series 2005-1

Table of Contents

Page

ARTICLE I

DEFINITIONS; DECLARATION OF TRUST

Section 1.01.

Defined Terms

8

Section 1.02.

Accounting

46

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.

Conveyance of Mortgage Loans

47

Section 2.02.

Acceptance by Trustee

50

Section 2.03.

Repurchase or Substitution of Mortgage Loans by the Seller

52

Section 2.04.

Representations and Warranties of the Seller with Respect to the

Mortgage Loans

54

Section 2.05.

Representations, Warranties and Covenants of the Servicer

55

Section 2.06.

Representations and Warranties of the Depositor

57

Section 2.07.

Issuance of Certificates

59

Section 2.08.

Representations and Warranties of the Sellers

59

Section 2.09.

Covenants of the Seller

61

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

Section 3.01.

Servicer to Administer and Service the Mortgage Loans

61

Section 3.02.

Sub-Servicing Agreements Between Servicer and Sub-Servicers.

63

Section 3.03.

Successor Sub-Servicers.

64

Section 3.04.

Liability of the Servicer.

64

Section 3.05.

No Contractual Relationship Between Sub-Servicers, Trustee and the

Master Servicer or Certificateholders.

64

Section 3.06.

Assumption or Termination of Sub-Servicing Agreements by Master

Servicer.

65

Section 3.07.

Collection of Certain Mortgage Loan Payments.

65

Section 3.08.

Sub-Servicing Accounts.

66

Section 3.09.

Collection of Taxes, Assessments and Similar Items; Servicing

Accounts.

66

Section 3.10.

Collection Account and Distribution Account

67

Section 3.11.

Withdrawals from the Collection Account and Distribution Account

70

Section 3.12.

Investment of Funds in the Collection Account

71

Section 3.13

Yield Maintenance Account

73

Section 3.14.

Maintenance of Hazard Insurance Polices and Errors and Omissions

and Fidelity Coverage

74

Section 3.15.

Enforcement of Due-on-Sale Clauses; Assumption Agreements

76

Section 3.16.

Realization upon Defaulted Mortgage Loans

77

Section 3.17.

Trustee to Cooperate; Release of Mortgage Files

79

Section 3.18.

Servicing Compensation

80

Section 3.19.

Reports to the Master Servicer; Collection Account Statements

81

Section 3.20.

Statement as to Compliance

81

Section 3.21.

Independent Public Accountants’ Servicing Report

81

Section 3.22.

Access to Certain Documentation; Filing of Reports by Servicer

82

Section 3.23.

Title, Management and Disposition of REO Property

82

Section 3.24.

Obligations of the Servicer in Respect of Interest Shortfalls

85

Section 3.25

[Reserved]

85

Section 3.26.

Obligations of the Servicer in Respect of Adjustments

85

Section 3.27.

Solicitations

86

Section 3.28.

Reports Filed with Securities and Exchange Commission

86

Section 3.30.

Liabilities of the Master Servicer

87

Section 3.31.

Documents, Records and Funds in Possession of the Servicer to be

Held for Trust

87

ARTICLE IIIA

ADMINISTRATION AND MASTER SERVICING OF THE
MORTGAGE LOANS BY THE MASTER SERVICER

SECTION 3A.01.

Master Servicer

88

SECTION 3A.02.

REMIC-Related Covenants

89

SECTION 3A.03.

Monitoring of Servicer

89

SECTION 3A.04.

Fidelity Bond

90

SECTION 3A.05.

Power to Act; Procedures

90

SECTION 3A.06.

Due-on-Sale Clauses; Assumption Agreements

91

SECTION 3A.07.

Documents, Records and Funds in Possession of Master Servicer To

Be Held for Trustee

91

SECTION 3A.08.

Trustee to Retain Possession of Certain Insurance Policies and

Documents

92

SECTION 3A.09.

Compensation for the Master Servicer

92

SECTION 3A.10.

Annual Officer’s Certificate as to Compliance

92

SECTION 3A.11.

Annual Independent Accountant’s Master Servicing Report

93

SECTION 3A.12.

Obligation of the Master Servicer in Respect of Interest Shortfalls

93

SECTION 3A.13.

Closing Certificate and Opinion

94

SECTION 3A.14.

No Solicitations

94

ARTICLE IV

[INTENTIONALLY OMITTED]

ARTICLE V

FLOW OF FUNDS

Section 5.01.

Distributions

94

Section 5.02.

[Reserved]

99

Section 5.03.

Allocation of Realized Losses

99

Section 5.04.

Statements

101

Section 5.05.

Remittance Reports; Advances

104

Section 5.06.

Compensating Interest Payments

105

Section 5.07

Basis Risk Reserve Fund

105

Section 5.08

Recoveries

106

ARTICLE VI

THE CERTIFICATES

Section 6.01.

The Certificates

107

Section 6.02.

Registration of Transfer and Exchange of Certificates

108

Section 6.03.

Mutilated, Destroyed, Lost or Stolen Certificates

113

Section 6.04.

Persons Deemed Owners

114

Section 6.05.

Appointment of Paying Agent

114

ARTICLE VII

DEFAULT

Section 7.01.

Event of Default

114

Section 7.02.

Master Servicer to Act

116

Section 7.03.

Waiver of Master Servicer Event of Termination

118

Section 7.04.

Notification to Certificateholders

118

ARTICLE VIII

THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 8.01.

Duties of the Trustee and the Securities Administrator

118

Section 8.02.

Certain Matters Affecting the Trustee and the Securities

Administrator

120

Section 8.03.

Trustee and the Securities Administrator Not Liable for Certificates

or Mortgage Loans

121

Section 8.04.

Trustee, Custodian and Servicer May Own Certificates

122

Section 8.05.

Trustee’s and Securities Administrator’s Fees and Expenses;

Indemnification of Trustee

122

Section 8.06.

Eligibility Requirements for Trustee

123

Section 8.07.

Resignation or Removal of Trustee

123

Section 8.08.

Successor Trustee

124

Section 8.09.

Merger or Consolidation of Trustee

124

Section 8.10.

Appointment of Co-Trustee or Separate Trustee

125

Section 8.11.

Limitation of Liability

126

Section 8.12.

Trustee May Enforce Claims Without Possession of Certificates

126

Section 8.13.

Suits for Enforcement

127

Section 8.14.

Waiver of Bond Requirement

127

Section 8.15.

Waiver of Inventory, Accounting and Appraisal Requirement

127

Section 8.16.

Appointment of Custodians

127

Section 8.17.

No Solicitations

128

Section 8.18.

Trustee to Retain Possession of Certain Insurance Policies and

Documents

128

ARTICLE IX

REMIC ADMINISTRATION

Section 9.01.

REMIC Administration

129

Section 9.02.

Prohibited Transactions and Activities

131

ARTICLE X

THE SELLERS, THE SERVICER, THE MASTER SERVICER , THE SECURITIES ADMINISTRATOR AND THE DEPOSITOR

Section 10.01.

Liability of the Seller, the Servicer, the Master Servicer, the

Securities Administrator and the Depositor

132

Section 10.02.

Merger or Consolidation of, or Assumption of the Obligations of, the

Seller, the Servicer, the Master Servicer, the Securities Administrator

or the Depositor

132

Section 10.03.

Limitation on Liability of the Servicer, the Master Servicer, the

Securities Administrator and Others

132

Section 10.04.

Servicer Not to Resign

133

Section 10.05.

Delegation of Duties

134

Section 10.06.

Master Servicer Not to Resign

134

Section 10.07.

Successor Master Servicer

134

Section 10.08.

Sale and Assignment of Master Servicing

135

Section 10.09.

Additional Compensation to the Master Servicer

135

ARTICLE XI

TERMINATION

Section 11.01.

Termination

135

Section 11.02.

Additional Termination Requirements

137

Section 11.03.

[Intentionally Omitted]

138

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01.

Amendment

138

Section 12.02.

Recordation of Agreement; Counterparts

139

Section 12.03.

Limitation on Rights of Certificateholders

139

Section 12.04.

Governing Law; Jurisdiction

140

Section 12.05.

Notices

140

Section 12.06.

Severability of Provisions

141

Section 12.07.

Article and Section References

141

Section 12.08.

Notice to the Rating Agency

141

Section 12.09.

Further Assurances

142

Section 12.10.

Benefits of Agreement

142

Section 12.11.

Acts of Certificateholders

142

Section 12.12.

Successors and Assigns

143

Section 12.13.

[Intentionally Omitted]

143

Section 12.14.

Provision of Information

143

EXHIBITS AND SCHEDULES:

Exhibit A-1

Form of Class A Certificate

A-1

Exhibit A-2

Form of Class X Certificate

A-2

Exhibit B

Form of Class A-R Certificate

B-1

Exhibit C

Form of Subordinate Certificate

C-1

Exhibit D

Form of Class Y Certificate

D-1

Exhibit E

Form of Reverse of the Certificates

E-1

Exhibit F

Request for Release

F-1

Exhibit G-1

Form of Receipt of Mortgage Note

G-1-1

Exhibit G-2

Form of Interim Certification of Trustee

G-2-1

Exhibit G-3

Form of Final Certification of Trustee

G-3-1

Exhibit H

Form of Lost Note Affidavit

H-1

Exhibit I-1

Form of ERISA Representation Class A-R

I-1-1

Exhibit I-2

Form of ERISA Representation [Class B-4][Class B-5][Class B-6]

I-2-1

Exhibit J-1

Form of Investment Letter [Non-Rule 144A]

J-1-1

Exhibit J-2

Form of Rule 144A Investment Letter

J-2-1

Exhibit K

Form of Transferor Certificate

K-1

Exhibit L

Transfer Affidavit for Class A-R Certificate Pursuant to

Section 6.02

L-1

Exhibit M

[Reserved]

M-1

Exhibit N

[Reserved]

N-1

Exhibit O

Form of 10-K Certification

O-1

Exhibit P

Form of Trustee Certification

P-1

Schedule I

Mortgage Loan Schedule

Schedule II

Representations and Warranties – Mortgage Loans

Schedule III

Yield Maintenance Payments

This Pooling and Servicing Agreement is dated as of April 1, 2005 (the “Agreement”), among GREENWICH CAPITAL ACCEPTANCE, INC., a Delaware corporation, as depositor (the “Depositor”), PROVIDENT FUNDING ASSOCIATES, L.P., a California limited partnership, as seller (in such capacity, the “Seller”) and as servicer (in such capacity, the “Servicer”), and WELLS FARGO BANK, N.A., a national banking association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (in such capacity, the “Trustee”) and custodian (in such capacity, the “Custodian”).

PRELIMINARY STATEMENT:

Through this Agreement, the Depositor intends to cause the issuance and sale of the Provident Funding Mortgage Loan Trust 2005-1, Provident Funding Mortgage Pass-Through Certificates, Series 2005-1 (the “Certificates”) representing in the aggregate the entire beneficial ownership of the Trust, the primary assets of which are the Mortgage Loans (as defined below).

The Depositor intends to sell the Certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder.  The Certificates will consist of thirteen classes of certificates, designated as (i) the Class 1A-1 Certificates, (ii) the Class 2A-1 Certificates, (iii) the Class 3A-1 Certificates, (iv) the Class 3A-2 Certificates, (v) the Class X Certificate, (vi) the Class A-R Certificate, (vii) the Class B-1 Certificates, (viii) the Class B-2 Certificates, (ix) the Class B-3 Certificates, (x) the Class B-4 Certificates, (xi) the Class B-5 Certificates, (xii) the Class B-6 Certificates and (xiii) the Class Y Certificate.

As provided herein, the Securities Administrator shall elect that the Trust Fund (exclusive of the assets held in the Basis Risk Reserve Fund, the Yield Maintenance Account and the Yield Maintenance Agreement) be treated for federal income tax purposes as comprising two real estate mortgage investment conduits (each a “REMIC” or, in the alternative, the “Lower Tier REMIC” and the “Upper Tier REMIC”).  Each Certificate, other than the Class A-R and Class Y Certificate represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions.  In addition, the Class 3A-1 and Class 3A-2 Certificates represent the right to receive payments in respect of Basis Risk Shortfalls.  The Class X Certificates, in addition to representing beneficial ownership of REMIC regular interests, also represent beneficial ownership of the Basis Risk Reserve Fund and the Yield Maintenance Account.  The Class A-R Certificate represents ownership of the sole class of residual interest in each of the Lower Tier REMIC and the Upper Tier REMIC for purposes of the REMIC Provisions.

The Class Y Certificates, which will not have a Class Principal Balance and will not accrue interest, will only be entitled to received on any Distribution Date the excess, if any, of amounts paid with respect to the Yield Maintenance Agreement in excess of the Yield Maintenance Distributable Amount for the Yield Maintenance Agreement.  The Class Y Certificates will not represent an interest in any REMIC.

The Upper Tier REMIC shall hold as its assets the several classes of uncertificated Lower Tier Interests in the Lower Tier REMIC, other than the Class LT-A-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in the Lower Tier REMIC for purposes of the REMIC Provisions.  The Lower Tier REMIC shall hold as its assets the property of the Trust Fund.

For purposes of the REMIC Provisions, the startup day is the Closing Date.  All REMIC regular and residual interests created hereby will be retired on or before the Latest Possible Maturity Date.

The Lower Tier REMIC

The following table sets forth (or describes) the Class designation, Pass-Through Rate and original class principal balance for each Class of interests in the Lower Tier REMIC (each of which, except for the LT-A-R Interest, is hereby designated a REMIC regular interest for purposes of the REMIC Provisions), each such Class a “Lower Tier Interest” comprising the interests in the Trust Fund created hereunder:

Lower Tier REMIC Class Designation	Original Class Principal Balance	Pass-Through Rate	Related Loan Group or Corresponding Class(es) of Certificates
LT-1A1	(1)	(4)	1A-1, A-R
LT-2A1	(1)	(4)	2A-1
LT-3A1	(1)	(4)	3A-1, X
LT-3A2	(1)	(4)	3A-2, X
LT-B1	(1)	(4)	B-1
LT-B2	(1)	(4)	B-2
LT-B3	(1)	(4)	B-3
LT-B4	(1)	(4)	B-4
LT-B5	(1)	(4)	B-5
LT-B6	(1)	(4)	B-6
LT-Group 1	(3)	(5)	Group 1
LT-SC1	(2)	(5)	Group 1
LT-Group 2	(3)	(6)	Group 2
LT-SC2	(2)	(6)	Group 2
LT-Group 3	(3)	(7)	Group 3
LT-SC3	(2)	(7)	Group 3
LT-A-R	(8)	(8)	N/A

(1)

This interest shall have an original class principal balance equal to 75% of the original Certificate Principal Balance for its Corresponding Class(es) of Certificates.

(2)

This interest shall have an original class principal balance equal to one percent of the Subordinate Component for the Loan Group to which it is related.

(3)

This interest shall have an original class principal balance equal to the excess of (i) 25% of the Loan Group Balance of the Loan Group to which such interest is related over (ii) the original class principal balance of the Lower-Tier Interest having the letters “SC” in its designation and the number of the Loan Group to which such interest is related.

(4)

The Pass-Through Rate for these Lower Tier Interests for any Distribution Date (and the related Accrual Period) is a per annum rate equal to the Net WAC of the Mortgage Loans.

(5)

The Pass-Through Rate for these Lower Tier Interests for any Distribution Date (and the related Accrual Period) is a per annum rate equal to the Net WAC for Loan Group 1.

(6)

The Pass-Through Rate for these Lower Tier Interests for any Distribution Date (and the related Accrual Period) is a per annum rate equal to the Net WAC for Loan Group 2.

(7)

The Pass-Through Rate for these Lower Tier Interests for any Distribution Date (and the related Accrual Period) is a per annum rate equal to the Net WAC for Loan Group 3.

(8)

The Class LT-R Interest does not have a principal balance and does not bear interest.

On each Distribution Date, to the extent of Available Funds for each Loan Group distributable as interest, the Securities Administrator shall be deemed to distribute interest with respect to the Lower Tier REMIC Interests based on the interest rates described above.

On each Distribution Date, the remaining Available Funds for each Loan Group shall be distributed as principal on Lower Tier REMIC Interests as follows:

(i)

First, to the Class LT-SC1 Interest until the principal balance of such Lower Tier Interest equals one percent of the Subordinate Component for Loan Group I for the next succeeding Distribution Date;

(ii)

Second, to the Class LT-SC2 Interest until the principal balance of such Lower-Tier Interest equals one percent of the Subordinate Component for Loan Group 2 for the next succeeding Distribution Date;

(iii)

Third, to the Class LT-SC3 Interest until the principal balance of such Lower-Tier Interest equals one percent of the Subordinate Component for Loan Group 3 for the next succeeding Distribution Date;

(iv)

Fourth, to the Class LT-SC1, Class LT-SC2, or the Class LT-SC3 Interests the minimum amount necessary to cause the ratio of the principal balance of such Lower-Tier Interest to the other two Lower-Tier Interests to equal the ratio of the Subordinate Component related to such Lower-Tier Interest to the Subordinate Components related to the other two Lower-Tier Interests.

(v)

Fifth, to the Class LT-Group 1, Class LT-Group 2, and the Class LT-Group 3 Interests as follows:

a.

To the Class LT-Group 1 Interest until its principal balance equals the difference between (I) 25% of the Loan Group Balance of Loan Group 1 on such Distribution Date, minus (II) the principal balance of the Class LT-SC1 Interest on such Distribution Date, taking into account the distributions under priorities (i) through (iv) above;

b.

To the Class LT-Group 2 Interest until its principal balance equals the difference between (I) 25% of the Loan Group Balance of Loan Group 2 on such Distribution Date, minus (II) the principal balance of the Class LT-SC2 Interest on such Distribution Date, taking into account the distributions under priorities (i) through (iv) above; and

c.

To the Class LT-Group 3 Interest until its principal balance equals the difference between (I) 25% of the Loan Group Balance of Loan Group 3 on such Distribution Date, minus (II) the principal balance of the Class LT-SC3 Interest on such Distribution Date, taking into account the distributions under priorities (i) through (iv) above.

(vi)

Sixth, to each Lower Tier Interest having the letter “A” in its designation until the Class Principal Balance of each such Lower Tier Interest equals 75% of the Certificate Principal Balance of the Corresponding Class of Certificates for such Interest immediately after such Distribution Date;

(vii)

Seventh, to the Class LT-B1 Interest until its Class Principal Balance equals 75% of the Class Principal Balance of the Class B1 Certificates immediately after such Distribution Date;

(viii)

Eighth, to the Class LT-B2 Interest until its Class Principal Balance equals 75% of the Class Principal Balance of the Class B2 Certificates immediately after such Distribution Date;

(ix)

Ninth, to the Class LT-B3 Interest until its Class Principal Balance equals 75% of the Class Principal Balance of the Class B3 Certificates immediately after such Distribution Date;

(x)

Tenth, to the Class LT-B4 Interest until its Class Principal Balance equals 75% of the Class Principal Balance of the Class B4 Certificates immediately after such Distribution Date;

(xi)

Eleventh, to the Class LT-B5 Interest until its Class Principal Balance equals 75% of the Class Principal Balance of the Class B5 Certificates immediately after such Distribution Date;

(xii)

Twelfth, to the Class LT-B6 Interest until its Class Principal Balance equals 75% of the Class Principal Balance of the Class B6 Certificates immediately after such Distribution Date;

On each Distribution Date, Realized Losses with respect to any Loan Group shall each be allocated among the Lower Tier Interests in the same manner that principal is distributed among such Lower Tier Interests.

Upper Tier REMIC

The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance or Original Class Certificate Notional Amount for each Class of Certificates (each of which, except for the Class A-R and Class Y Certificates, is hereby designated a REMIC regular interest for purposes of the REMIC Provisions) comprising the interests in the Upper Tier REMIC created hereunder:

Class	Original Class Certificate Principal Balance or Class Certificate Notional Amount	Pass-Through Rate
Class 1A-1	$ 211,348,000.00	(1)
Class 2A-1	$ 186,252,000.00	(2)
Class 2A-2	$ 20,695,000.00	(3)
Class 3A-1	$ 256,465,000.00	(3)
Class 3A-2	$ 28,496,000.00	(3)
Class X	(4)	(5)
Class A-R	$ 100.00	(1)
Class B-1	$ 15,353,000.00	(6)
Class B-2	$ 5,117,000.00	(6)
Class B-3	$ 2,193,000.00	(6)
Class B-4	$ 2,193,000.00	(6)
Class B-5	$ 1,827,000.00	(6)
Class B-6	$ 1,097,658.00	(6)
Class Y	(7)	(7)

(1)

The Pass-Through Rate for the Class 1A-1 and Class A-R Certificates will equal the Net WAC of the Group 1 Mortgage Loans.  On the first distribution date, the Pass-Through Rate for these Certificates will equal approximately 4.194% per annum.

(2)

The Pass-Through Rate for the Class 2A-1 Certificate will equal the Net WAC of the Group 2 Mortgage Loans.  On the first distribution date, the Pass-Through Rate for the Class 2A-1 Certificate will equal approximately 4.389% per annum.

(3)

The Pass-Through Rate for the Class 3A-1 and Class 3A-2 Certificates will equal the least of (a) LIBOR plus the applicable Margin, (b) the Net WAC Cap for that Distribution Date and (c) 10.50%

(4)

The Class X Certificate is an Interest-Only Certificate and will not have a Certificate Principal Balance, but will instead accrue interest on its Certificate Notional Balance, initially equal to $284,961,000.

(5)

The Pass-Through Rate for the Class X Certificate will equal the excess, if any, of (i) the Net WAC of the Group 3 Mortgage Loans over (ii) the weighted average Pass-Through Rates of the Class 3A-1 and Class 3A-2 Certificates, weighted on the basis of their respective Certificate Principal Balances, adjusted for the applicable interest accrual period.

(6)

The Pass-Through Rate for these Certificates will equal the Subordinate Certificate Pass-Through Rate.  On the first distribution date, the Pass-Through Rate for these Certificates will equal approximately 4.378% per annum.

(7)

The Class Y Certificates will not have a Class Certificate Principal Balance or a Class Notional Amount.  The Class Y Certificates will not be entitled to distributions of interest or principal.

ARTICLE I

DEFINITIONS; DECLARATION OF TRUST

SECTION 1.01.  Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.  All calculations of interest described herein shall be made, in the case of all of the Certificates (other than the LIBOR Certificates) on the basis of an assumed 360-day year of twelve 30-day months, and in the case of the LIBOR Certificates, on the basis of an assumed 360-day year and the actual number of days elapse in the Accrual Period.

“1933 Act”:  The Securities Act of 1933, as amended.

“Accepted Master Servicing Practices”:  With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to a Servicer), or (y) as provided in the applicable Servicing Agreement, to the extent applicable to any Servicer, but in no event below the standard set forth in clause (x).

“Accepted Servicing Practices”:  With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage servicing institutions that service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Servicer.

“Account”:  The Distribution Account, the Collection Account or the Servicing Account, as the context requires.

“Accrual Period”: With respect to each Distribution Date and any Class of Certificates (other than the LIBOR Certificates), the calendar month immediately preceding the month in which that Distribution Date occurs.  With respect to each Distribution Date and the LIBOR Certificates, the period beginning on the immediately preceding Distribution Date (or the Closing Date, in the case of the first Distribution Date) and ending on the day immediately preceding the related Distribution Date.

“Accrued Interest Amount”:  For any Distribution Date and for any Undercollateralized Group, an amount equal to one month’s interest on the applicable Principal Deficiency Amount at the Net WAC of the applicable Loan Group, plus any interest accrued on such Undercollateralized Group remaining unpaid from prior Distribution Dates.

“Adjustment Date”:  With respect to each Mortgage Loan, each adjustment date on which the related Loan Rate changes pursuant to the related Mortgage Note.  The first Adjustment Date following the Cut-Off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Advance”:  As to any Mortgage Loan or REO Property, any advance made by the Servicer and/or Master Servicer in respect of any Distribution Date pursuant to Section 5.05.

“Adverse REMIC Event”:  Either of (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

“Affiliate”:  With respect to any Person, any other Person controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Aggregate Subordinate Percentage”:  As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Principal Balances of the Classes of Subordinate Certificates and the denominator of which is the Pool Balance for such Distribution Date.

“Agreement”:  This Pooling and Servicing Agreement, dated as of April 1, 2005, as amended, supplemented and otherwise modified from time to time.

“Applicable Credit Support Percentage”:  As defined in Section 5.01(e).

“Apportioned Principal Balance”: As to any Class of Subordinate Certificates, a Loan Group and any Distribution Date, the Class Certificate Principal Balance of such Class immediately prior to such Distribution Date multiplied by a fraction, the numerator of which is the Subordinate Component for the related Loan Group for such date and the denominator of which is the sum of the Subordinate Components (in the aggregate).

“Assignment”:  As to any Mortgage, an assignment of mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient, under the laws of the jurisdiction in which the related Mortgaged Property is located, to reflect or record the sale of such Mortgage.

“Available Funds”:  As to any Distribution Date and any Loan Group, an amount equal to (i) the sum of (a) the aggregate of the Monthly Payments received on or prior to the related Determination Date (excluding Monthly Payments due in future Due Periods but received by the related Determination Date) in respect of the Mortgage Loans in that Loan Group, (b) Net Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Recoveries and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans in that Loan Group received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of REO Properties for such Distribution Date in respect of the Mortgage Loans in that Loan Group, (d) the sum of (i) the amount remitted to the Collection Account by the Servicer on  the related Servicer Remittance Date pursuant to Section 3.24 hereof and (ii) the amount of Compensating Interest Payments  remitted to the Securities Administrator by the Master Servicer pursuant to Section 3A.12 and deposited in the Distribution Account for that Distribution Date in each case in respect of the Mortgage Loans in that Loan Group, (e) the aggregate of the Purchase Prices and Substitution Adjustments deposited in the Distribution Account during the related Prepayment Period in respect of the Mortgage Loans in that Loan Group, (f) any Advances in respect of delinquent Monthly Payments made by the Servicer and/or Master Servicer for that Distribution Date in respect of the Mortgage Loans in that Loan Group, (g) the aggregate of any Advances made by the Master Servicer for that Distribution Date pursuant to Section 7.02 hereof in respect of the Mortgage Loans in that Loan Group and (h) the Termination Price allocated to such Loan Group on the Distribution Date on which the Trust is terminated; minus (ii) the sum of (w) the Expense Fees for that Distribution Date in respect of the Mortgage Loans in that Loan Group, (x) amounts in reimbursement for Advances previously made in respect of the Mortgage Loans in that Loan Group and other amounts as to which the Servicer, the Securities Administrator and the Master Servicer are entitled to be reimbursed pursuant to Section 3.11, (y) the amount payable or reimbursable to the Trustee, the Master Servicer, the Custodian or the Securities Administrator pursuant to Sections 8.05 and 10.03 in respect of the Mortgage Loans in that Loan Group or if not related to a Mortgage Loan, allocated to each Loan Group on a pro rata basis and (z) amounts deposited in the Distribution Account in error in respect of the Mortgage Loans in that Loan Group.

“Bankruptcy Code”:  The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Bankruptcy Coverage Termination Date”: The date on which the Bankruptcy Loss Coverage Amount is reduced to zero.

“Bankruptcy Loss”:  With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction as reported by the Servicer to the Master Servicer.

“Bankruptcy Loss Coverage Amount”:  As of any Determination Date, the Initial Bankruptcy Loss Coverage Amount as reduced by the aggregate amount of Bankruptcy Losses allocated to the Certificates since the Cut-Off Date; provided, however, that the Bankruptcy Loss Coverage Amount may also be reduced pursuant to a letter from each Rating Agency to the Trustee to the effect that any such reduction will not result in a downgrading of the then current ratings assigned by each Rating Agency to the Classes of Senior Certificates.

“Basis Risk Reserve Fund”:  A fund created as part of the Trust Fund pursuant to Section 5.07 of this Agreement but which is not an asset of any of the REMICs.

“Basis Risk Shortfall”:  With respect to any Distribution Date and the LIBOR Certificates, the “Basis Risk Shortfall” for such class, if any, will equal the sum of:

(i)

the excess, if any, of the Interest Distributable Amount that such Class would have been entitled to receive if the Pass-Through Rate for such Class were calculated without regard to clause (b) in the definition thereof, over the actual Interest Distributable Amount such Class is entitled to receive for such Distribution Date;

(ii)

any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii)

interest for the applicable Accrual Period on the amount described in clause (ii) above based on the Pass-Through Rate for such Class of Certificates, as applicable, determined without regard to clause (b) in the definition thereof.

“Book-Entry Certificates”:  Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.02 hereof).  On the Closing Date, all Classes of the Certificates other than the Physical Certificates shall be Book-Entry Certificates.

“Business Day”:  Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of California, the State of Minnesota, the State of Maryland, the State of New York or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Call Option”:  The right to terminate this Agreement and the Trust pursuant to the second paragraph of Section 11.01(a) hereof.

“Call Option Date”:  As defined in Section 11.01(a) hereof.

“Certificate”:  Any Regular Certificate, Residual Certificate or Class Y Certificate.

“Certificate Notional Amount”:  With respect to each Certificate of Class X and any date of determination, the product of (i) the Class Certificate Notional Amount of such Class and (ii) the applicable Percentage Interest of such Certificate.

“Certificate Owner”:  With respect to each Book-Entry Certificate, any beneficial owner thereof and with respect to each Physical Certificate, the Certificateholder thereof.

“Certificate Principal Balance”:  With respect to each Certificate of a given Class (other than the Class X and Class Y) that is entitled to distributions of principal and with respect to any date of determination, the product of (i) the Class Certificate Principal Balance of such Class and (ii) the applicable Percentage Interest of such Certificate.

“Certificate Register” and “Certificate Registrar”:  The register maintained and registrar appointed pursuant to Section 6.02 hereof.  Wells Fargo Bank, N.A. will act as Certificate Registrar on behalf of the Trustee, for so long as it is the Securities Administrator under this Agreement.

“Certificateholder” or “Holder”:  The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof.

“Class”:  Collectively, Certificates, or Lower Tier Interests in the case of the Lower-Tier REMIC, that have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class 1A-1 Certificate”:  Any of the Class 1A-1 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the REMICs created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2A-1 Certificate”:  Any of the Class 2A-1 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the REMICs created hereunder and representing the right to distributions as set forth herein and therein.

“Class 3A-1 Certificate”:  Any of the Class 3A-1 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the REMICs created hereunder and representing the right to distributions as set forth herein and therein.

“Class 3A-2 Certificate”:  Any of the Class 3A-2 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the REMICs created hereunder and representing the right to distributions as set forth herein and therein.

“Class A-R Certificate”:  The Class A-R Certificate as designated on the face thereof executed by the Securities Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit B, evidencing the ownership of the sole class of “residual interest” in the REMICs created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-1 Certificate”:  Any of the Class B-1 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the REMICs created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-2 Certificate”:  Any of the Class B-2 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the REMICs created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-3 Certificate”:  Any of the Class B-3 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the REMICs created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-4 Certificate”:  Any of the Class B-4 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the REMICs created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-5 Certificate”:  Any of the Class B-5 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the REMICs created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-6 Certificate”:  Any of the Class B-6 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the REMICs created hereunder and representing the right to distributions as set forth herein and therein.

“Class Certificate Notional Amount”:  With respect to the Class X Certificates and any Distribution Date, the aggregate Class Certificate Balance of the Class 3A-1 and Class 3A-2 Certificates for such Distribution Date.

“Class Certificate Principal Balance”:  As to any Distribution Date, with respect to any Class of Certificates (other than the Class X and Class Y Certificates), the Original Class Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed in respect of principal of that Class on all prior Distribution Dates, (y) all Realized Losses, including Bankruptcy Losses, Special Hazard Losses, Fraud Losses and Excess Losses, if any, actually allocated to that Class on all prior Distribution Dates and (z) in the case of the Subordinate Certificates, any applicable Writedown Amount; provided, however, that pursuant to Section 5.08, the Class Certificate Principal Balance of a Class of Certificates may be increased up to the amount of Realized Losses previously allocated to such Class, but not reimbursed to such Class, in the event that there is a Recovery on a related Mortgage Loan, and the Certificate Principal Balance of any individual Certificate of such Class will be increased by its pro rata share of the increase to such Class for such Distribution Date.

“Class Subordination Percentage”:  With respect to each Class of Subordinate Certificates and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the Class Certificate Principal Balance of such Class immediately before such Distribution Date and the denominator of which is the aggregate of the Class Certificate Principal Balances of all Classes of Certificates immediately before such Distribution Date.

“Class X Certificate”:  Any of the Class X Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class Y Certificate”:  Any of the Class Y Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit D, evidencing no ownership of any interest in a REMIC created hereunder and representing the ownership of certain excess amounts paid under the Yield Maintenance Agreement.

“Close of Business”:  As used herein, with respect to any Business Day and location, 5:00 p.m. at such location.

“Closing Date”:  April 28, 2005.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Collection Account”:  The account or accounts created and maintained or caused to be created and maintained by the Servicer pursuant to Section 3.10(a), which shall be entitled “Provident Funding Associates, L.P., as Servicer for Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of Provident Funding Mortgage Loan Trust 2005-1, Provident Funding Mortgage Pass-Through Certificates, Series 2005-1”, and which must be an Eligible Account.

“Commission”:  U.S. Securities and Exchange Commission.

“Compensating Interest Payment”:  With respect to any Distribution Date, an amount equal to the amount, if any, by which (x) the aggregate amount of any Interest Shortfalls (excluding for such purpose all shortfalls as a result of Relief Act Reductions) required to be paid by the Servicer pursuant to Section 3.24 of this Agreement with respect to such Distribution Date, exceeds (y) the aggregate amount actually paid by the Servicer in respect of such shortfalls; provided, that such amount, to the extent payable by the Master Servicer, shall not exceed the aggregate Master Servicing Fee that would be payable to the Master Servicer in respect of such Distribution Date without giving effect to any Compensating Interest Payment.

“Corresponding Class”: With respect to each Lower Tier Interest, the Class or Classes of Certificates identified in the Preliminary Statement as corresponding to such Lower Tier Interest.

“Corporate Trust Office”:  With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, CA 92705, Attention: Provident 2005-1 (GC05P1), or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer, the Securities Administrator and the Seller.  With respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services, Provident Funding Mortgage Loan Trust 2005-1.  With respect to the Securities Administrator, for any other purpose, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention : Client Manager – Provident Funding Mortgage Loan Trust 2005-1.

“Custodian”:  Deutsche Bank National Trust Company and its successors acting as custodian of the Mortgage Files.

“Cut-Off Date”:  With respect to any Mortgage Loan other than a Qualified Substitute Mortgage Loan, the Close of Business in New York City on April 1, 2005.  With respect to any Qualified Substitute Mortgage Loan, the date designated as such on the Mortgage Loan Schedule (as amended).

“Cut-Off Date Aggregate Principal Balance”: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans in each Loan Group.

“Cut-Off Date Principal Balance”:  With respect to any Mortgage Loan, the principal balance thereof remaining to be paid, after application of all scheduled principal payments due on or before the Cut-Off Date whether or not received as of the Cut-Off Date (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan).

“Debt Service Reduction”:  With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for that Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, unless the reduction results from a Deficient Valuation.

“Deficient Valuation”:  With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”:  Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 6.02(c) or (d) hereof.

“Deleted Mortgage Loan”:  A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

“Delinquent”:  Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made.

“Depositor”:  Greenwich Capital Acceptance, Inc., a Delaware corporation, or any successor in interest.

“Depository”:  The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.  The Depository shall initially be the registered Holder of the Book-Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

“Depository Participant”:  A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”:  For any Distribution Date the 10th day of each month or if such day is not a Business Day, the next preceding Business Day.

“Directly Operate”:  With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by any REMIC formed hereby other than through an Independent Contractor; provided, however, that the Trustee (or a Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or a Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”:  A “disqualified organization” defined in Section 860E(e)(5) of the Code, or any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee by nationally recognized counsel acceptable to the Trustee that the holding of an ownership interest in the Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Certificate to such Person.

“Distribution Account”:  The trust account or accounts created and maintained by the Securities Administrator, on behalf of the Trustee pursuant to Section 3.11 hereof in the name of the Securities Administrator, as Paying Agent for the Trustee and the Certificateholders and designated “Distribution Account, Wells Fargo Bank, N.A. for the benefit of Deutsche Bank National Trust Company, as Trustee, in trust for the registered Certificateholders of Provident Funding Mortgage Loan Trust 2005-1, Provident Funding Mortgage Pass-Through Certificates, Series 2005-1” and which must be an Eligible Account.

“Distribution Account Income”:  As to any Distribution Date, any interest or other investment income earned on funds deposited in the Distribution Account during the month of such Distribution Date.

“Distribution Date”:  The 25th day of the month, or, if such day is not a Business Day, the next Business Day, commencing in May 2005.

“Distribution Date Statement”:  As defined in Section 5.04(a) hereof.

“Due Date”:  With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which that Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any days of grace.

“Due Period”:  With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.

“Eligible Account”:  Any of

(i)

an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated in the highest short term rating category of the Rating Agency at the time any amounts are held on deposit therein;

(ii)

an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by it), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to the Rating Agency, the Certificateholders will have a claim with respect to the funds in the account or a perfected first priority security interest against the collateral (which shall be limited to Permitted Investments) securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained;

(iii)

a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

(iv)

an account otherwise acceptable to the Rating Agency without reduction or withdrawal of its then current ratings of the Certificates as evidenced by a letter from the Rating Agency to the Trustee.  Eligible Accounts may bear interest.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended.

“ERISA-Qualifying Underwriting”:  A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

“ERISA-Restricted Certificates”:  The Class B-4, Class B-5, Class B-6, Class Y and Class A-R Certificates and any Certificate that does not satisfy the applicable rating requirement under the Underwriter’s Exemption.

“Escrow Payments”:  The amounts constituting ground rents, taxes, assessments, water rates, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

“Event of Default”:  Any one of the events (howsoever described) set forth in Section 7.01 hereof as an event or events upon the occurrence and continuation of which the Servicer may be terminated.

“Excess Loss”:  With respect to the Mortgage Loans, the amount of any (i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the Special Hazard Coverage Termination Date or (iii) Bankruptcy Loss realized after the Bankruptcy Coverage Termination Date.

“Expense Fee” With respect to any Mortgage Loan, the sum of (x) the Master Servicing Fee and (y) the Servicing Fee.

“Expense Fee Rate”:  With respect to any Mortgage Loan, the sum of the Servicing Fee Rate and the Master Servicing Fee Rate.

“Fannie Mae”:  The Federal National Mortgage Association or any successor thereto.

“FDIC”:  The Federal Deposit Insurance Corporation or any successor thereto.

“Final Recovery Determination”:  With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to or as contemplated by Sections 2.03 and 11.01), a determination made by the Servicer, that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which such Servicer expects to be finally recoverable in respect thereof have been so recovered.

“Fraud Loan”: A Liquidated Mortgage Loan as to which a Fraud Loss has occurred.

“Fraud Loss Coverage Amount”: As of the Closing Date, $21,931,102.76, subject to reduction from time to time by the amount of Fraud Losses allocated to the Certificates.  In addition, on each anniversary of the Cut-Off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first anniversary of the Cut-Off Date, to an amount equal to the lesser of (i) 2.00% of the then current Pool Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the Cut-Off Date over the cumulative amount of Fraud Losses allocated to the Certificates since the Cut-Off Date; (b) on the second, third and fourth anniversaries of the Cut-Off Date, to an amount equal to the lesser of (i) 1.00% of the then current Pool Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-Off Date over the cumulative amount of Fraud Losses allocated to the Certificates since the preceding anniversary; and (c) on the fifth anniversary of the Cut-Off Date, to zero; provided, however, that the Fraud Loss Coverage Amount may also be reduced pursuant to a letter from each of the Rating Agencies to the Trustee to the effect that any such reduction will not result in the downgrading of the then current ratings assigned by each Rating Agency, respectively, to the Classes of Senior Certificates.

“Fraud Loss Coverage Termination Date”:  The date on which the Fraud Loss Coverage Amount is reduced to zero.

“Fraud Losses”: Realized Losses on any Mortgage Loans sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with that Mortgage Loan as reported by the Servicer to the Master Servicer.

“Freddie Mac”:  The Federal Home Loan Mortgage Corporation or any successor thereto.

“GCFP”:  Greenwich Capital Financial Products, Inc., and its successors and assigns.

“Gross Margin”:  With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the applicable Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Loan Rate for such Mortgage Loan.

“Group 1 Mortgage Loan”:  A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Group 2 Mortgage Loan”:  A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Group 3 Mortgage Loan”:  A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Indemnified Persons”:  The Trustee, the Master Servicer, the Depositor, the Custodian and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

“Independent”:  When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor and its Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or any Affiliate thereof, and (c) is not connected with the Depositor or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or any Affiliate thereof.

“Independent Contractor”:  Either (i) any Person that would be an “independent contractor” with respect to any REMIC formed hereby within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as no REMIC formed hereby receives or derives any income from such Person and provided that the relationship between such Person and the applicable REMIC is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”:  One-Year CMT or One-Year LIBOR. With respect to each Mortgage Loan and each Adjustment Date, the index shall be specified in the related Mortgage Note.

“Initial Bankruptcy Loss Coverage Amount”:  $203,909.91.

“Initial Certificate Principal Balance”:  With respect to any Certificate (other than the Class X and Class Y Certificates), the amount designated “Initial Certificate Principal Balance” on the face thereof.

“Initial Certificate Notional Amount”:  With respect to the Class X Certificates, the amount designated “Initial Certificate Notional Amount” on the face thereof.

“Insurance Proceeds”:  With respect to any Mortgage Loan, proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with this Agreement.

“Interest Distributable Amount”:  With respect to any Distribution Date and each Class of Certificates, the sum of (i) the Monthly Interest Distributable Amount for that Class and (ii) the Unpaid Interest Shortfall Amount for that Class.

“Interest Shortfall”:  With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or a reduction of its Monthly Payment under the Relief Act, an amount determined as follows:

(a)

Principal Prepayments in part received during the relevant Prepayment Period:  the difference between (i) one month’s interest at the applicable Net Loan Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) actually received with respect to such prepayment at the time of such prepayment; and

(b)

Principal Prepayments in full received during the relevant Prepayment Period:  the difference between (i) one month’s interest at the applicable Net Loan Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) actually received with respect to such prepayment at the time of such prepayment; and

(c)

the amount of any Relief Act Reductions for such Distribution Date.

“Late Collections”:  With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

“Latest Possible Maturity Date”:  As determined as of the Cut-Off Date, the Distribution Date following the fifth anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-Off Date.

“LIBOR”:  With respect to each Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Securities Administrator on the basis of the “Interest Settlement Rate” set by the BBA for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(a)

If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Securities Administrator will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.”  If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate.  The Securities Administrator will have no liability for the selection of such alternative index (and shall be entitled to rely on such advice, if any, as it may deem appropriate in such selection), except that the Securities Administrator will select a particular index as the alternative index only if it receives an Opinion of Counsel, which opinion shall be an expense reimbursed from the Distribution Account, that the selection of such index will not cause any REMIC created hereunder to lose its classification as a REMIC for federal income tax purposes.

(b)

The establishment of LIBOR by the Securities Administrator and the Securities Administrator’s subsequent calculation of the Pass-Through Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

“LIBOR Business Day”:  Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

“LIBOR Certificates”:  The Class 3A-1 and Class 3A-2 Certificates.

“LIBOR Determination Date”:  The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for the LIBOR Certificates.

“Liquidation Event”:  With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated hereunder.  With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 11.01 hereof or the applicable provisions of this Agreement.

“Liquidation Expenses”:  With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Servicer, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

“Liquidated Mortgage Loan”:  As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds that it expects to recover with respect to the liquidation of such Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Proceeds”:  With respect to any Mortgage Loan, the amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer as proceeds from the liquidation of such Mortgage Loan other than Recoveries, as determined in accordance with the provisions specified herein; provided that with respect to any Mortgage Loan or REO Property repurchased, substituted or sold pursuant to or as contemplated hereunder, “Liquidation Proceeds” shall also include amounts realized in connection with such repurchase, substitution or sale.

“Loan Group”:  Any of Loan Group 1, Loan Group 2 or Loan Group 3 as the context requires.

“Loan Group Balance”:  As to each Loan Group, the aggregate of the Stated Principal Balances of the Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans at the time of determination.

“Loan Group 1”:  At any time, the Group 1 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Group 2”:  At any time, the Group 2 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Group 3”:  At any time, the Group 3 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Rate”:  With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Loan Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, generally rounded to the nearest 0.125% (as provided in the Mortgage Note), of the applicable Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note.  With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

“Loan-to-Value Ratio”:  With respect to each Mortgage Loan and any date of determination, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination and the denominator of which is the Value of the related Mortgaged Property.

“Lost Note Affidavit”:  With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

“Lower Tier Interest”:  As described in the Preliminary Statement.

“Lower Tier REMIC”:  As described in the Preliminary Statement.

“Majority Certificateholders”:  The Holders of Certificates evidencing at least 51% of the Voting Rights.

“Margin”:  On each Distribution Date on or prior to the Call Option Date, (i) with respect to the Class 3A-1 Certificates, 0.290% per annum, and on each Distribution Date after the Call Option Date, 0.580% per annum and (ii) with respect to the Class 3A-2 Certificates, 0.700% per annum, and on each Distribution Date after the Call Option Date, 0.350% per annum.

“Master Servicer”:  Wells Fargo Bank, N.A., or any successor Master Servicer appointed as herein provided.

“Master Servicing Fee”:  With respect to any Mortgage Loan and Distribution Date, the product of (x) Master Servicing Fee Rate and (y) the Principal Balance of such Mortgage Loan on the first day of the related Due Period.

“Master Servicing Fee Rate”:  0.0060% per annum.

“Maximum Loan Rate”:  With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Loan Rate thereunder.

“MERS”:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan”:  Any Mortgage Loan registered with MERS on the MERS System.

“MERS® System”:  The system of recording transfers of mortgages electronically maintained by MERS.

“MIN”:  The Mortgage Identification Number for any MERS Mortgage Loan.

“MOM Loan”:  Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

“Monthly Interest Distributable Amount”:  With respect to each Class of Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Class Certificate Principal Balance or Class Certificate Notional Amount of that Class immediately prior to that Distribution Date; provided, however, that for purposes of compliance with the REMIC Provisions, (A) the Monthly Interest Distributable Amount for each Class of Subordinate Certificates shall be calculated by reducing the related Pass-Through Rate by a per annum rate equal to (i) 12 times the Subordinate Class Expense Share for such Class divided by (ii) the Class Certificate Principal Balance of such Class as of the beginning of the Accrual Period and (B) such Class shall be deemed to bear interest at such Pass-Through Rate as so reduced for federal income tax purposes

“Monthly Payment”:  With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan that is payable by the related Mortgagor from time to time under the related Mortgage Note, determined, for the purposes of this Agreement: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to the applicable provisions of this Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”:  Moody’s Investors Service, Inc. and its successors.

“Mortgage”:  The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”:  The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”:  Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) hereof as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Purchase Agreement”:  The Mortgage Loan Purchase Agreement between the Seller and the Depositor, dated as of April 1, 2005, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor.

“Mortgage Loan Schedule”:  As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I.  The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

(i)

the Mortgage Loan identifying number;

(ii)

the Mortgagor’s name;

(iii)

the street address of the Mortgaged Property including the state and five-digit ZIP code;

(iv)

a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

(v)

a code indicating whether the Residential Dwelling constituting the Mortgaged Property is (a) a detached single family dwelling, (b) a dwelling in a planned unit development, (c) a condominium unit, (d) a two- to four-unit residential property, (e) a townhouse or (f) other type of Residential Dwelling;

(vi)

if the related Mortgage Note permits the borrower to make Monthly Payments of interest only for a specified period of time, (a) the original number of such specified Monthly Payments and (b) the remaining number of such Monthly Payments as of the Cut-Off Date;

(vii)

the original months to maturity;

(viii)

the stated remaining months to maturity from the Cut-Off Date based on the original amortization schedule;

(ix)

the Loan-to-Value Ratio at origination;

(x)

[reserved];

(xi)

the Loan Rate in effect immediately following the Cut-Off Date;

(xii)

the date on which the first Monthly Payment is or was due on the Mortgage Loan;

(xiii)

the stated maturity date;

(xiv)

the Servicing Fee Rate, if any

(xv)

[reserved];

(xvi)

the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xvii)

the original principal balance of the Mortgage Loan;

(xviii)

the Stated Principal Balance of the Mortgage Loan on the Cut-Off Date and a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xix)

the related Index and Gross Margin specified in related Mortgage Note;

(xx)

the next Adjustment Date, if applicable;

(xxi)

the Maximum Loan Rate, if applicable;

(xxii)

the Value of the Mortgaged Property;

(xxiii)

the sale price of the Mortgaged Property, if applicable;

(xxiv)

the product code;

(xxv)

[reserved];

(xxvi)

the respective Loan Group;

(xxvii)

the Custodian’s name; and

(xxviii)

the Servicer that is servicing each Mortgage Loan and the originator of each Mortgage Loan.

Information set forth in clauses (ii) and (iii) above regarding each Mortgagor and the related Mortgaged Property shall be confidential and the Trustee (or Master Servicer) shall not disclose such information; provided that, notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by Trustee (or Master Servicer) from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of Trustee’s (or Master Servicer’s) business or that of its affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which Trustee (or Master Servicer) or any affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any affiliate, independent or internal auditor, agent, employee or attorney of Trustee (or Master Servicer) having a need to know the same, provided that Trustee (or Master Servicer) advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Depositor or Master Servicer.

The Mortgage Loan Schedule, as in effect from time to time, shall also set forth the following information with respect to the Mortgage Loans in the aggregate and by Loan Group as of the Cut-Off Date: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Loan Rate of the Mortgage Loans; and (4) the weighted average remaining months to maturity of the Mortgage Loans.  The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement.

“Mortgage Note”:  The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgaged Property”:  Either of the fee simple or leasehold interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds.

“Mortgagor”:  The obligor on a Mortgage Note.

“Net Interest Shortfall”:  With respect to any Distribution Date and Mortgage Loan Group, the excess of Interest Shortfalls, if any, for such Distribution Date over the sum of (a) the amount remitted on the related Servicer Remittance Date by the Servicer to the Collection Account pursuant to Section 3.24 and (b) Compensating Interest Payments made with respect to such Distribution Date in each case in respect of such Mortgage Loan Group.

“Net Liquidation Proceeds”:  With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, the Master Servicing Fee, the Servicing Fee and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Loan Rate”:  With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Loan Rate for such Mortgage Loan minus the related Expense Fee Rate.

“Net Realized Losses”:  For any Class of Certificates and any Distribution Date, the excess of (i) the amount of Realized Losses previously allocated to that Class over (ii) the amount of any increases to the Class Certificate Principal Balance of that Class pursuant to Section 5.08 due to Recoveries.

“Net WAC”:  For any Loan Group and with respect to any Distribution Date, the weighted average of the Net Loan Rates of the Mortgage Loans in such Loan Group as of the first day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, as of the Cut-Off Date), weighted on the basis of the related Stated Principal Balances at the beginning of the related Due Period.

“New Lease”:  Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Servicer on behalf of the Trust has the right to renegotiate the terms of such lease.

“Nonrecoverable”:  A determination by the Master Servicer or the Servicer in respect of a delinquent Mortgage Loan that if it were to make an Advance or an advance of a delinquent Monthly Payment, respectively, in respect thereof, such amount would not be recoverable from any collections or other recoveries (including Liquidation Proceeds) on such Mortgage Loan.

“Officers’ Certificate”:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Seller, the Master Servicer, the Servicer or the Depositor, as applicable.

“One-Year CMT”:  The weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519).

“One-Year CMT Indexed”:  Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the One-Year CMT index.

“One-Year LIBOR”:  The average of interbank offered rates for one-year U.S. dollar deposits in the London market based on quotations of major banks.

“One-Year LIBOR Indexed”: Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the One-Year LIBOR index.

“Opinion of Counsel”:  A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor, the Seller, the Master Servicer, the Servicer, the Trustee or the Securities Administrator, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC created hereunder as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Original Applicable Credit Support Percentage”:  With respect to each Class of Subordinate Certificates, the corresponding percentage set forth below opposite its Class designation:

Class B-1	3.80%
Class B-2	1.70%
Class B-3	1.00%
Class B-4	0.70%
Class B-5	0.40%
Class B-6	0.15%

“Original Class Certificate Notional Amount”:  With respect to the Class X Certificates, will equal $284,961,000.

Original Class Certificate Principal Balance”:  With respect to each Class of Certificates, other than the Class X and Class Y Certificates, the corresponding aggregate amount set forth opposite the Class designation of such Class in the Preliminary Statement.

“Original Subordinated Principal Balance”:  The aggregate of the Original Class Certificate Principal Balances of the Classes of Subordinate Certificates.

“OTS”:  The Office of Thrift Supervision.

“Outstanding Mortgage Loan”:  As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero, that was not the subject of a prepayment in full prior to such Due Date and that did not become a Liquidated Mortgage Loan prior to such Due Date.

“Ownership Interest”:  As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”:  With respect to each Class of Certificates and any Distribution Date, the rate set forth below:

(i)

The Pass-Through Rate for the Class 1A-1 Certificates shall be equal to the Net WAC for Loan Group 1;

(ii)

The Pass-Through Rate for the Class 2A-2 Certificates shall be equal to the Net WAC for Loan Group 2;

(iii)

The Pass-Through Rate for the Class 3A-1 Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the Net WAC Cap for that Distribution Date and (c) 10.50%;

(iv)

The Pass-Through Rate for the Class 3A-2 Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the Net WAC Cap for that Distribution Date and (c) 10.50%;

(v)

The Pass-Through Rate for the Class A-R Certificates shall be equal to the Net WAC for Loan Group 1;

(vi)

The Pass-Through Rate for the Class X Certificates shall be equal to the excess, if any, of (a) the Net WAC for Loan Group 3 over (b) the weighted average rate of the Pass-Through Rates on the Class 3A-1 and Class 3A-2 Certificates, weighted on the basis of the Class Principal Balances on such Certificates prior to giving effect to distributions on such Distribution Date; provided, however, that the Pass-Through Rate for the Class 3A-1 and Class 3A-2 Certificates, the interest distributions on which are computed using an actual/360 day-count convention, will be adjusted for this purpose by multiplying that Pass-Through Rate by the quotient of the actual number days in the applicable Accrual Period divided by 30; and

(vii)

The Pass-Through Rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall be equal to the Subordinate Certificate Pass-Through Rate.

 “Paying Agent”:  Any paying agent appointed pursuant to Section 6.05 hereof.  The initial Paying Agent shall be Wells Fargo Bank, N.A., for so long as it is acting as Securities Administrator under this Agreement.

“Percentage Interest”:  With respect to any Certificate other than a Class A-R or Class Y Certificate, a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Initial Certificate Notional Amount, as applicable, represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance or Original Certificate Notional Amount, as applicable, of the related Class.  With respect to the Class A-R and Class Y Certificate, 100%.

“Permitted Investments”:  Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee or the Master Servicer serves as an advisor:

(i)

direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

(A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee, the Master Servicer or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)

repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A and A2 or higher by S&P and Moody’s, respectively;

(iv)

securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by the Rating Agencies in their highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by the Rating Agencies in their highest short-term unsecured debt rating available at the time of such investment;

(vi)

units of money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee, the Master Servicer or an affiliate thereof having the highest applicable rating from each Rating Agency; and

(vii)

if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the Senior Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”:  Any Transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

“Person”:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Certificates”:  The Class A-R and Class Y Certificates.

“Pool Balance”:  As to any Distribution Date, the aggregate of the Stated Principal Balances, as of the Close of Business on the first day of the month preceding the month in which such Distribution Date occurs, of the Mortgage Loans that were Outstanding Mortgage Loans on that day.

“Prepayment Period”:  With respect to any Distribution Date the calendar month preceding the month in which such Distribution Date occurs.

“Primary Insurance Policy”:  Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

“Principal Balance”:  As to any Mortgage Loan, other than a Liquidated Mortgage Loan, and any day, the related Cut-Off Date Principal Balance, minus all collections credited against the Principal Balance of such Mortgage Loan after the Cut-Off Date.  For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.  As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property.

“Principal Deficiency Amount”:  For any Distribution Date and for any Undercollateralized Group, the excess, if any, of the aggregate Class Certificate Principal Balance of such Undercollateralized Group immediately prior to such Distribution Date over the sum of the Principal Balances of the Mortgage Loans in the related Loan Group immediately prior to such Distribution Date.

“Principal Distribution Amount”:  With respect to each Loan Group and any Distribution Date, the sum of (a) each scheduled payment of principal collected or advanced on the related Mortgage Loans (before taking into account any Deficient Valuations or Debt Service Reductions) by the Servicer or the Master Servicer in respect of the related Due Period, (b) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan in that Loan Group, deposited to the Distribution Account during the related Prepayment Period, (c) the principal portion of any related Substitution Adjustments with respect to that Loan Group deposited in the Distribution Account during the related Prepayment Period, (d) the principal portion of all Insurance Proceeds received during the related Prepayment Period with respect to Mortgage Loans in that Loan Group that are not yet Liquidated Mortgage Loans, (e) the principal portion of all Net Liquidation Proceeds received during the related Prepayment Period with respect to Liquidated Mortgage Loans in that Loan Group, (f) all Principal Prepayments in part or in full on Mortgage Loans in that Loan Group applied by the Servicer or the Master Servicer during the related Prepayment Period, (g) all Recoveries related to that Loan Group received during the calendar month preceding the month of that Distribution Date and (g) on the Distribution Date on which the Trust is to be terminated pursuant to Section 11.01 hereof, that portion of the Termination Price in respect of principal for that Loan Group.

“Principal Prepayment”:  Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Private Certificates”:  The Class B-4, Class B-5, Class B-6 and Class Y Certificates.

“Private Placement Memorandum”:  The Private Placement Memorandum dated April 28, 2005 relating to the initial sale of the Class B-4, Class B-5 and Class B-6 Certificates.

“Pro Rata Share”:  As to any Distribution Date and any Class of Subordinate Certificates, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the (a) Subordinate Principal Distribution Amount on such date and (b) a fraction, the numerator of which is the related Class Certificate Principal Balance of that Class and the denominator of which is the aggregate of the Class Certificate Principal Balances of all the Classes of Subordinate Certificates.

“Prospectus”:  The Prospectus Supplement, together with the accompanying prospectus dated February 22, 2005, relating to the Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates.

“Prospectus Supplement”:  That certain Prospectus Supplement dated April 25, 2005 relating to the initial sale of the Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates.

“Purchase Price”:  With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or Section 10.01 hereof, and as confirmed by an Officers’ Certificate from the Seller to the Trustee and the Securities Administrator, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), plus (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Loan Rate (or if the servicer is repurchasing such Mortgage Loan, the Loan Rate minus the Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Loan Rate (or if the servicer is repurchasing such Mortgage Loan, the Loan Rate minus the Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds and Liquidation Proceeds that as of the date of purchase had been distributed as or to cover REO Imputed Interest, plus (iii) any unreimbursed Servicing Advances and any unpaid Expense Fees allocable to such Mortgage Loan or REO Property, plus (iv) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03 hereof, expenses reasonably incurred or to be incurred by the Trustee in respect of the breach or defect giving rise to the purchase obligation and plus (v) any costs and damages actually incurred and paid by or on behalf of the Trust in connection with any breach of the representation and warranty set forth in Schedule II, with respect to the Mortgage Loans, as the result of a violation of a predatory or abusive lending law applicable to such Mortgage Loan.

“Qualified Insurer”:  A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae-approved mortgage insurer and having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization.  Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

“Qualified Substitute Mortgage Loan”:  A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a maximum loan rate not less than the Maximum Loan Rate of the Deleted Mortgage Loan, (iii)  have a gross margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (iv) have the same Index as the Deleted Mortgage Loan, (v) have its next adjustment date not more than two months after the next Adjustment Date of the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) be current as of the date of substitution, (viii) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (ix) have been underwritten or re-underwritten in accordance with the same or substantially similar underwriting criteria and guidelines as the Deleted Mortgage Loan, (x) is of the same or better credit quality as the Deleted Mortgage Loan and (xi) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Deleted Mortgage Loan.  In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity and the Loan-to-Value Ratio described in clause (viii) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (x) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rating Agencies”:  S&P and/or Moody’s and any successor thereto.  If either such rating agency or its successor shall no longer be in existence, “Rating Agencies” shall include such nationally recognized statistical rating agency, or other comparable Person, as shall have been designated by the Depositor, notice of which designation shall be given to the Trustee.

“Realized Loss”:  With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the sum of (i) the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Liquidated Mortgage Loan and (ii) interest at the applicable Net Loan Rate from the related Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the related Due Date in the month in which Liquidation Proceeds are required to be distributed on the Principal Balance of such Liquidated Mortgage Loan from time to time.

“Record Date”:  With respect to each Distribution Date and all Classes of Certificates (other than the LIBOR Certificates), the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.  With respect to each Distribution Date and the LIBOR Certificates, the last Business Day preceding that Distribution Date (or the Closing Date, in the case of the first Distribution Date), unless the any Class of LIBOR Certificates are no longer Book-Entry Certificates, in which case the Record Date for such Class of LIBOR Certificates shall be the last Business Day of the calendar month preceding the month in which that Distribution Date occurs.

“Recovery”:  With respect to any Distribution Date and Mortgage Loan that became a Liquidated Mortgage Loan in a month preceding the month prior to that Distribution Date and with respect to which the related Realized Loss was allocated to one or more Classes of Certificates, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month, net of any reimbursable expenses.

“Refinancing Mortgage Loan”:  Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

“Regular Certificate”:  Any Class 1A-1, Class 2A-1, Class 3A-1, Class 3A-2, Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificate.

“Relief Act”:  The Servicemembers Civil Relief Act, or any similar state law.

“Relief Act Reductions”:  With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on that Mortgage Loan during such Due Period is less than (ii) one month’s interest on the Stated Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“REMIC”:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Opinion”:  An Independent Opinion of Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, result in an Adverse REMIC Event.

“REMIC Provisions”:  Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Report”:  The Servicer’s Remittance Report to the Securities Administrator providing information with respect to each Mortgage Loan which is provided no later than the 15th calendar day of each month and which shall contain such information as may be agreed upon by the Servicer, the Master Servicer and the Securities Administrator and which shall be sufficient to enable the Securities Administrator to prepare the related Distribution Date Statement.

“Rents from Real Property”:  With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”:  The account or accounts maintained by the Servicer in respect of an REO Property pursuant to this Agreement.

“REO Disposition”:  The sale or other disposition of an REO Property on behalf of the Trust.

“REO Imputed Interest”:  As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Loan Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Due Date in such calendar month.

“REO Principal Amortization”:  With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 11.01 hereof that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to the applicable provisions of this Agreement in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to the applicable provisions of this Agreement for unpaid Master Servicing Fees and Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”:  A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in accordance with the applicable provisions of this Agreement.

“Request for Release”:  A release signed by a Servicing Officer, in the form of Exhibit F attached hereto.

“Required Reserve Fund Deposit”:  With respect to the Class X Certificates and any Distribution Date, an amount equal to the lesser of (i) the Interest Distributable Amount for the Class X Certificates for such Distribution Date and (ii) the amount required to bring the balance on deposit in the Basis Risk Reserve Fund up to an amount equal to the Basis Risk Shortfalls for such Distribution Date with respect to the Class 3A-1 and Class 3A-2 Certificates.

“Residential Dwelling”:  Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a manufactured home or (v) a detached one-family dwelling in a planned unit development, none of which is a mobile home.

“Residual Certificate”:  The Class A-R Certificate.

“Responsible Officer”:  When used with respect to the Trustee or the Securities Administrator, any director, the President, any vice president, any assistant vice president, any associate or any other officer of the Trustee or the Securities Administrator customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Classes”:  As defined in Section 5.01(e).

“Restricted Global Security”:  As defined in Section 6.01.

“S&P”:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Securities Administrator”:  Wells Fargo Bank, N.A., or its successor in interest, or any successor securities administrator appointed as herein provided.

“Seller”:  Provident Funding Associates, L.P. in its capacity as seller under this Agreement.

“Senior Certificate”:  Any one of the Class 1A-1, Class 2A-1, Class 3A-1, Class 3A-2, Class X or Class A-R Certificates.

“Senior Certificate Group”:  Any of (a) the Class 1A-1 and Class A-R Certificates with respect to Loan Group 1, (b) the Class 2A-1 Certificates with respect to Loan Group 2 and (c) the Class 3A-1, Class 3A-2 and Class X Certificates with respect to Loan Group 3.

“Senior Certificateholder”:  Any Holder of a Senior Certificate.

“Senior Credit Support Depletion Date”:  The date on which the Class Certificate Principal Balance of each Class of Subordinate Certificates has been reduced to zero.

“Senior Percentage”:  With respect to each Loan Group and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Principal Balance of the Class or Classes of Senior Certificates relating to the Loan Group immediately prior to such Distribution Date and the denominator of which is the Stated Principal Balance of all Mortgage Loans in the related Loan Group for such Distribution Date; provided, however, that on any Distribution Date after a Senior Termination Date has occurred with respect to a Loan Group, the Senior Percentage for such Loan Group will be equal to 0%; and, provided, further, that on any Distribution Date after a Senior Termination Date has occurred with respect to a Loan Group, the Senior Percentage of the remaining Senior Certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Certificate Principal Balances of the remaining Class of Senior Certificates immediately prior to such date and the denominator of which is the aggregate of the Certificate Principal Balances of all Classes of Certificates, immediately prior to such date.

“Senior Prepayment Percentage”:  With respect to each Loan Group and any Distribution Date before the Distribution Date in May 2010, 100%.  Except as provided herein, the Senior Prepayment Percentage for each Loan Group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:  (i) from May 2010 through April 2011, the related Senior Percentage plus 70% of the related Subordinate Percentage for that Distribution Date; (ii) from May 2011 through April 2012, the related Senior Percentage plus 60% of the related Subordinate Percentage for that Distribution Date; (iii) from May 2012 through April 2013, the related Senior Percentage plus 40% of the related Subordinate Percentage for that Distribution Date; (iv) from May 2013 through April 2014, the related Senior Percentage plus 20% of the related Subordinate Percentage for that Distribution Date; and (v) from and after May 2014, the related Senior Percentage for that Distribution Date; provided, however, that there shall be no reduction in the Senior Prepayment Percentage for any Loan Group unless the Step Down Conditions are satisfied.

Notwithstanding the above, (i) if on any Distribution Date prior to May 2008 the Two Times Test is satisfied, the Senior Prepayment Percentage for each Loan Group will equal the related Senior Percentage for such Distribution Date plus 50% of an amount equal to 100% minus the related Senior Percentage for such Distribution Date and (ii) if on any Distribution Date in or after May 2008 the Two Times Test is satisfied, the Senior Prepayment Percentage for each Loan Group will equal the related Senior Percentage for such Distribution Date.

However, if, on any distribution date occurring on or after the distribution date in May 2010, the Senior Percentage exceeds the Senior Percentage on the closing date, the Senior Prepayment Percentage for that date will once again equal 100%.

“Senior Principal Distribution Amount”:  With respect to each Loan Group and any Distribution Date, the sum of:

(1)

the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Distribution Amount” for that Distribution Date;

(2)

with respect to each Mortgage Loan in that Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of

(x)

the related Senior Percentage of the Stated Principal Balance of that Mortgage Loan; and

either

(y)

the related Senior Prepayment Percentage of the amount of the Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan

or

(z)

if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such related Prepayment Period, the related Senior Percentage of the amount of Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan; and

(3)

the related Senior Prepayment Percentage of the amounts described in clause (f) of the definition of “Principal Distribution Amount;”

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, such Senior Principal Distribution Amount will be reduced on such Distribution Date by the related Senior Percentage of the principal portion of such Bankruptcy Loss.

“Senior Termination Date”:  For either Senior Certificate Group, the Distribution Date on which the aggregate of the Class Certificate Principal Balances of the related Senior Certificates is reduced to zero.

“Servicer”:  Provident Funding Associates L.P.

“Servicer Certification”:  A written certification covering servicing of the Mortgage Loans and signed by an officer of the Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superseded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Servicer Certification shall be as agreed to by the Servicer, Master Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

“Servicer Remittance Date”:  With respect to any Distribution Date, the first Business Day preceding such Distribution Date.

“Servicing Account”:  Any account established and maintained by a Servicer with respect to the related Mortgage Loans and any REO Property, pursuant to the terms of Section 3.09 of this Agreement.

“Servicing Advances”:  With respect to the Servicer, all customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Servicer in the performance of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Article III hereof.

“Servicing Fee”:  With respect to any Mortgage Loan and Distribution Date, the product of (x) Servicing Fee Rate and (y) the Principal Balance of such Mortgage Loan on the first day of the related Due Period.

“Servicing Fee Rate”:  With respect to each Mortgage Loan, 0.375% per annum.

“Servicing Officer”:  Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer, to the Trustee, the Master Servicer and the Depositor on the Closing Date, as such list may from time to time be amended.

“Servicing Standard”:  The standards that are set forth in Section 3.01 hereof.

“Special Hazard Coverage Termination Date”:  The date on which the Special Hazard Loss Coverage Amount is reduced to zero.

“Special Hazard Loss”:  Any Realized Loss suffered by a Mortgaged Property, as reported by the Servicer to the Securities Administrator, on account of direct physical loss but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property pursuant to this Agreement to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

(a)

normal wear and tear;

(b)

fraud, conversion or other dishonest act on the part of the Trustee, a Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

(c)

errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

(d)

nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term “Special Hazard Loss;”

(e)

hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

1.

by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

2.

by military, naval or air forces; or

3.

by an agent of any such government, power, authority or forces;

(f)

any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

(g)

insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

“Special Hazard Loss Coverage Amount”:  With respect to the first Distribution Date, $15,307,079.50.  With respect to any Distribution Date after the first Distribution Date, the lesser of (a) the greatest of (i) 1% of the aggregate of the Principal Balances of the Mortgage Loans, (ii) twice the Principal Balance of the largest Mortgage Loan and (iii) the aggregate of the Principal Balances of the Mortgage Loans secured by Mortgaged Properties located in the single five-digit ZIP code area in the State of California having the highest aggregate Principal Balance of any such ZIP code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Certificates since the Closing Date; provided, however, that the Special Hazard Loss Coverage Amount may also be reduced pursuant to a letter from each Rating Agency to the Trustee to the effect that any such reduction will not result in the downgrading of the then current ratings assigned by the Rating Agencies to the Classes of Senior Certificates.  All Principal Balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to scheduled payments on the Mortgage Loans then due, whether or not paid.

“Special Hazard Mortgage Loan”:  A Liquidated Mortgage Loan as to which a Special Hazard Loss has occurred.

“Startup Day”:  As defined in Section 9.01(b) hereof.

“Stated Principal Balance”:  With respect to any Mortgage Loan: (a) as of the Distribution Date in May 2005, the Cut-Off Date Principal Balance of such Mortgage Loan,  (b) thereafter as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-Off Date, as shown in the Mortgage Loan Schedule, minus, in the case of each Mortgage Loan, the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-Off Date, whether or not received, (ii) all Principal Prepayments received after the Cut-Off Date, to the extent distributed pursuant to Section 5.01 and before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with this Agreement, to the extent distributed pursuant to Section 5.01 before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date preceding such date of determination; and (c) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero.  With respect to any REO Property: (x) as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 5.01 before such date of determination; and (y) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Step Down Conditions”: As of the first Distribution Date as to which any decrease in any Senior Prepayment Percentage applies, (i) the outstanding Principal Balance of all Mortgage Loans 60 days or more Delinquent (including Mortgage Loans in REO and foreclosure) (averaged over the preceding six month period), as a percentage of the aggregate of the Class Certificate Principal Balances of the Classes of Subordinate Certificates on such Distribution Date, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to all of the Mortgage Loans do not exceed:

(i)

for the Distribution Date on or after the fifth anniversary of the first Distribution Date, 30% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date,

(ii)

for the Distribution Date on or after the sixth anniversary of the first Distribution Date, 35% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date,

(iii)

for the Distribution Date on or after the seventh anniversary of the first Distribution Date, 40% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date,

(iv)

for the Distribution Date on or after the eighth anniversary of the first Distribution Date, 45% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date, and

(v)

for the Distribution Date on or after the ninth anniversary of the first Distribution Date, 50% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date.

“Strike Rate”:  With respect to any Distribution Date and the Yield Maintenance Agreement, the amount listed on Schedule III hereto.

“Subordinate Certificate”:  Any one of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificates.

“Subordinate Certificate Pass-Through Rate”:  With respect to each Class of Subordinate Certificates and any Distribution Date, the rate per annum equal to the weighted average of the Net WACs for Loan Group 1, Loan Group 2 and Loan Group 3, weighted on the basis of the respective Subordinate Component.

“Subordinate Class Expense Share”:  For each Class of Subordinate Certificates and the Accrual Period, the Subordinate Class Expense Share shall be allocated in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) and will be an amount equal to (i) the sum of, without duplication, (a) the amounts paid to the Trustee or the Securities Administrator from the Trust Fund during such Accrual Period pursuant to Section 8.05 hereof to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Loan Rate of any Mortgage Loan and (b) amounts described in clause (y) of the definition of Available Funds herein to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Mortgage Rate of any Mortgage Loan minus (ii) amounts taken into account under clause (i) of this definition in determining the Subordinate Class Expense Share of any Class of Subordinate Certificates having a higher numeric designation.  In no event, however, shall the Subordinate Class Expense Share for any Class of Subordinate Certificates and any Accrual Period exceed the product of (i) (a) Net WAC divided by (b) 12 and (ii) the Class Certificate Principal Amount of such Class of Subordinate Certificates as of the beginning of the related Accrual Period.

“Subordinate Component”:  With respect to each Loan Group and any Distribution Date, the excess of the related Loan Group Balance for such Distribution Date over the aggregate Class Certificate Principal Balance of the related Senior Certificate Group immediately preceding such Distribution Date.  The designation “1,” “2” or “3” appearing after the corresponding Loan Group designation is used to indicate a Subordinate Component allocable to Loan Group 1, Loan Group 2 and Loan Group 3, respectively

“Subordinate Percentage”:  With respect to any Distribution Date and Loan Group, the difference between 100% and the related Senior Percentage for such Distribution Date and Loan Group; provided, however, that on any Distribution Date occurring after a Senior Termination Date with respect to a Senior Certificate Group, the Subordinate Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans and will equal the difference between 100% and the Senior Percentage for such Distribution Date.

“Subordinate Prepayment Percentage”:  With respect to any Distribution Date, the difference between 100% and the Senior Prepayment Percentage for such Distribution Date.

“Subordinate Principal Distribution Amount”:  With respect to each Loan Group and any Distribution Date, an amount equal to the sum of for all Loan Groups:

(1)

 the related Subordinate Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Distribution Amount” for that Loan Group and Distribution Date;

(2)

with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period, the amount of the Net Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (2) of the definition of “Senior Principal Distribution Amount” for that Loan Group and Distribution Date, up to the related Subordinate Percentage of the Stated Principal Balance of such Mortgage Loan; and

(3)

the related Subordinated Prepayment Percentage of all amounts described in clause (f) of the definition of “Principal Distribution Amount” for such Loan Group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, the related Subordinate Principal Distribution Amount will be reduced on the related Distribution Date by the Subordinate Percentage of the principal portion of such Bankruptcy Loss and provided, further, that on any Distribution Date occurring after a Senior Termination Date has occurred with respect to a  Senior Certificate Group, the Subordinate Principal Distribution Amount will not be calculated by Loan Group but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for such Distribution Date with respect to all the Mortgage Loans rather than the Mortgage Loans in the related Loan Group only.

“Substitution Adjustment”:  As defined in Section 2.03(d) hereof.

“Tax Returns”:  The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC created hereunder under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Termination Price”:  As defined in Section 11.01(a) hereof.

“Transfer”:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

“Transfer Affidavit”:  As defined in Section 6.02(e)(ii) hereof.

“Transferee”:  Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Trust”:  Provident Funding Mortgage Loan Trust 2005-1, the trust created hereunder.

“Trust Fund”:  The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, such Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (v) the Distribution Account (subject to the last sentence of this definition), any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto, (vi) the Basis Risk Reserve Fund and (viii) the Yield Maintenance Agreement.  Notwithstanding the foregoing, however, the Trust Fund specifically excludes all payments and other collections of interest and principal due on the Mortgage Loans on or before the Cut-Off Date and principal received before the Cut-Off Date (except any principal collected as part of a payment due after the Cut-Off Date).

“Trustee”:  Deutsche Bank National Trust Company, a national banking association, its successors and assigns, or any successor trustee appointed as provided herein.

 “Two Times Test”:  As to any Distribution Date, (i) the Aggregate Subordinate Percentage is at least two times the Aggregate Subordinate Percentage as of the Closing Date; (ii) the aggregate of the Principal Balances of all Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in REO and foreclosure) (averaged over the preceding six-month period), as a percentage of the aggregate of the Class Certificate Principal Balances of the Subordinate Certificates, does not equal or exceed 50%; and (iii) on or after the Distribution Date in May 2008, cumulative Realized Losses do not exceed 30% of the Original Subordinated Principal Balance or prior to the Distribution Date in May 2008, cumulative Realized Losses do not exceed 20% of the Original Subordinated Principal Balance.

“Undercollateralized Group”:  With respect to any Distribution Date and Loan Group, as to which the aggregate Class Certificate Principal Balance of the related classes of Senior Certificates, after giving effect to distributions pursuant to Section 5.01(a) on such date, is greater than the Loan Group Balance of the related Loan Group for such Distribution Date.

“Underwriter’s Exemption”: Prohibited Transaction Exemption 90-59 (Exemption Application No. D-8374), as amended by Prohibited Transaction Exemption 97-34 (Exemption Application Nos. D-10245 and D-10246), as amended by Prohibited Transaction Exemption 2000-58 (Exemption Application No. D-10829) and as amended by Prohibited Transaction Exemption 2002-41 (Exemption Application No. D-11077) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

“Uninsured Cause”:  Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained on such Mortgaged Property.

“United States Person” or “U.S. Person”:  A “United States person” within the meaning set forth in Section 7701(a)(30) of the Code or successor provisions.

“Unpaid Interest Shortfall Amount”:  With respect to each Class of Certificates (other than the Class Y Certificates) and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (1)(a) the Monthly Interest Distributable Amount for that Class for the immediately preceding Distribution Date exceeds (b) the aggregate amount distributed on that Class in respect of such Monthly Interest Distributable Amount on the preceding Distribution Date plus (2) any such shortfalls remaining unpaid from prior Distribution Dates.

“Upper Tier Interest”:  As described in the Preliminary Statement.

“Upper Tier REMIC”:  As described in the Preliminary Statement.

“Value”:  With respect to any Mortgage Loan and the related Mortgaged Property, the lesser of:

(i)

the value of such Mortgaged Property as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac; and

(ii)

the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan;

provided, however, that in the case of a Refinancing Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinancing Mortgage Loan at the time of origination by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

“Voting Rights”:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  98% of the voting rights shall be allocated among the Classes of Regular Certificates (other than the Class A-R and Class X Certificates), pro rata, based on a fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate of the Class Certificate Principal Balances then outstanding and 1% of the voting rights shall be allocated to each of the Class A-R Certificate and the Class X Certificate; provided, however, that when none of the Regular Certificates is outstanding, 100% of the voting rights shall be allocated to the Holder of the Class A-R Certificate.  The voting rights allocated to a Class of Certificates shall be allocated among all Holders of such Class, pro rata, based on a fraction the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as applicable, of each Certificate of such Class and the denominator of which is the Class Certificate Principal Balance or Class Certificate Notional Amount, respectively, of such Class; provided, however, that any Certificate registered in the name of the Trustee or any of its affiliates shall not be included in the calculation of Voting Rights.  The Class Y Certificate shall have no Voting Rights.

“Writedown Amount”:  The reduction described in Section 5.03(c).

“Yield Maintenance Account”:  The separate account maintained and held by the Securities Administrator pursuant to Section 3.13, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trust on behalf of the Class 3A-1, Class 3A-2 and Class X Certificateholders, and which account provides that the Securities Administrator may make, or cause to be made, withdrawals therefrom in accordance with Section 3.13.

“Yield Maintenance Agreement”:  The transaction evidenced by the ISDA Master Agreement dated April 28, 2005 together with the related Schedule and Swap Conformation and any other related documents thereto, between the Yield Maintenance Provider and the Securities Administrator.  The Yield Maintenance Agreement will be for the benefit of the Class 3A-1 and Class 3A-2 Certificates.

“Yield Maintenance Distributable Amount”:  With respect to each Distribution Date and the Class 3A-1 and Class 3A-2 Certificates, an amount equal to the product of (i) the excess, if any, of (x) LIBOR, subject to a maximum of 10.50%, over (y) the applicable Strike Rate, (ii) the lesser of (a) the related Yield Maintenance Notional Balance and (b) the aggregate Certificate Principal Balance of the Class 3A-1 and Class 3A-2 Certificates on the first day of the related Accrual Period and (iii) a fraction, the numerator of which is the actual number days in the related interest Accrual Period and the denominator of which is 360.

“Yield Maintenance Notional Balance”:  For each of the Class 3A-1 and Class 3A-2 Certificates and any Distribution Date, the amount set forth on Schedule II hereto.

“Yield Maintenance Payment”:  The payment remitted to the Securities Administrator by the Yield Maintenance Provider under the Yield Maintenance Agreement.

“Yield Maintenance Provider”:  Swiss Re Financial Products Corporation.

SECTION 1.02.  Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.  Conveyance of Mortgage Loans.

 The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-Off Date Principal Balance, all interest due thereon after the Cut-Off Date and all collections in respect of interest and principal due after the Cut-Off Date; (ii) all the Depositor’s right, title and interest in and to the Distribution Account and all amounts from time to time credited to and the proceeds of the Distribution Account; (iii) any real property that secured each such Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iv) the Depositor’s interest in any insurance policies in respect of the Mortgage Loans; (v) all proceeds of any of the foregoing; and (vi) all other assets included or to be included in the Trust Fund.  Such assignment includes all interest and principal due to the Depositor or the Servicer after the Cut-Off Date with respect to the Mortgage Loans.  In exchange for such transfer and assignment, the Depositor shall receive the Certificates.  On the Closing Date, the Depositor shall transfer the Class Y Certificate to the Seller as partial consideration for the sale of the Mortgage Loans by the Seller to the Depositor pursuant to the Mortgage Loans Purchase Agreement.  In addition, on or prior to the Closing Date, the Depositor shall cause the Yield Maintenance Provider to enter into the Yield Maintenance Agreement with the Securities Administrator and on the Closing Date, the Seller shall transfer the Class Y Certificate to the Securities Administrator as inducement to enter into the Yield Maintenance Agreement.  The Depositor hereby directs the Securities Administrator to execute, not in its individual capacity, but solely as Securities Administrator on behalf of the Trust, and deliver the Yield Maintenance Agreement.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Purchase Agreement.  The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement.  The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

In connection with such transfer and assignment, the Seller, on behalf of the Depositor, does hereby deliver on the Closing Date, unless otherwise specified in this Section 2.01, to, and deposit with the Trustee, or the Custodian as its designated agent, the following documents or instruments with respect to each Mortgage Loan (a “Mortgage File”) so transferred and assigned:

(i)

the original Mortgage Note, endorsed either on its face or by allonge attached thereto in blank or in the following form: “Pay to the order of Deutsche Bank National Trust Company, as Trustee for Provident Funding Mortgage Loan Trust 2005-1, Provident Funding Mortgage Pass-Through Certificates, Series 2005-1, without recourse”, or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans the aggregate Cut-Off Date Principal Balance of which is less than or equal to 2% of the Cut-Off Date Aggregate Principal Balance;

(ii)

except as provided below, for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment to MERS, in each case with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, together with an Officer’s Certificate of the Seller certifying that the copy of such Mortgage delivered to the Trustee (or its Custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iii)

the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an officer’s certificate of the Seller, title company, escrow agent or closing attorney certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or its Custodian) on behalf of the Trust is a true copy and that the original of such agreement has been forwarded to the public recording office;

(iv)

in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording.  The Mortgage shall be assigned to “Deutsche Bank National Trust Company, as Trustee for Provident Funding Mortgage Loan Trust 2005-1, Provident Funding Mortgage Pass-Through Certificates, Series 2005-1, without recourse”;

(v)

in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original copy of any intervening Assignment of Mortgage showing a complete chain of assignments, or, in the case of an intervening Assignment of Mortgage that has been lost, a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee that such original intervening Assignment of Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loans;

(vi)

the original Primary Insurance Policy, if any, or certificate, if any; and

(vii)

the original or a certified copy (which copy may be electronic with a separate certification) of lender’s title insurance policy.

In connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will take (or shall cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor, the Servicer and the Trustee), such actions as are necessary to cause the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans that are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the series of the Certificates issued in connection with the transfer of such Mortgage Loans to the Provident Funding Mortgage Loan Trust 2005-1.

Assignments of each Mortgage with respect to each Mortgage Loan that is not a MERS Mortgage Loan shall be recorded; provided, however, that such assignments need not be recorded if, in the Opinion of Counsel (which must be from Independent Counsel and not at the expense of the Trust, the Trustee or the Master Servicer) acceptable to the Trustee, the Rating Agencies, the Servicer and the Master Servicer, recording in such states is not required to protect the Trustee’s interest in the related Mortgage Loans; provided, further, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Seller (or the Seller will cause the Servicer to submit each such assignment for recording), at the cost and expense of the Seller, in the manner described above, at no expense to the Trust or Trustee, upon the earliest to occur of (1) reasonable direction by the Majority Certificateholders, (2) the occurrence of a bankruptcy or insolvency relating to the Seller or the Depositor, or (3) with respect to any one Assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.  Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Seller shall properly record (or the Seller will cause the Servicer to properly record), at the expense of the Seller (with the cooperation of the Depositor, the Master Servicer, the Servicer and the Trustee), in each public recording office where the related Mortgages are recorded, each assignment referred to in Section 2.01(v) above with respect to a Mortgage Loan that is not a MERS Mortgage Loan.

The Trustee agrees to execute and deliver to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit G-1 hereto.

If the original lender’s title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(x) above, the Seller shall deliver or cause to be delivered to the Trustee the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee, promptly upon receipt thereof, but in any case within 90 days of the Closing Date.  The Seller shall deliver or cause to be delivered to the Trustee, promptly upon receipt thereof, any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan sold to the Depositor by the Seller, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, herewith delivers to the Trustee, or to the Custodian on behalf of the Trustee, no later than 2 Business Days after the Closing Date, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Distribution Account have been so deposited.  All original documents that are not delivered to the Trustee on behalf of the Trust shall be held by the Servicer in trust for the Trustee, for the benefit of the Trust and the Certificateholders.

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 90 days to cure such defect or deliver such missing document to the Trustee.  If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03 hereof.

The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

SECTION 2.02.  Acceptance by Trustee.

The Trustee hereby accepts its appointment as Custodian hereunder and acknowledges the receipt, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, of the documents referred to in Section 2.01 above and all other assets included in the definition of “Trust Fund” and declares that, in its capacity as Custodian, it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee further agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it and to certify and deliver to the Depositor, the Seller and the Rating Agencies an interim certification in substantially the form attached hereto as Exhibit G-2, within 90 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within five Business Days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i) and (ii) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File.  It is herein acknowledged that, in conducting such review, the Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

No later than 180 days after the Closing Date, the Trustee shall deliver to the Depositor and the Seller a final certification in the form annexed hereto as Exhibit G-3 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If, in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee  (or the Custodian as its designated agent) shall promptly notify the Seller, the Master Servicer, the Servicer and the Depositor.  In addition, upon the discovery by the Seller or the Depositor (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor’s estate or property of the Depositor in the event of any insolvency by the Depositor.  In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

SECTION 2.03.  Repurchase or Substitution of Mortgage Loans by the Seller.

(a)

Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or in Section 2.04 or Section 2.08 hereof in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders, the Trustee (or the Custodian as its designated agent) shall promptly notify the Seller of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date that the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement and cause the Seller to repurchase that Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e) below); provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement; and, provided further, that, in the case of the breach of any representation, warranty or covenant made by the Seller in the Mortgage Loan Purchase Agreement, which representations, warranties and covenants are also attached hereto as Schedule II, the Seller shall be obligated to cure such breach or purchase the affected Mortgage Loans for the Purchase Price or, if the Mortgage Loan or the related Mortgaged Property acquired with respect thereto has been sold, then the Seller shall pay, in lieu of the Purchase Price, any excess of the Purchase Price over the Net Liquidation Proceeds received upon such sale.  The Purchase Price for the repurchased Mortgage Loan or such other amount due shall be deposited in the Distribution Account on or prior to the next Determination Date after the Seller’s obligation to repurchase such Mortgage Loan arises.  The Securities Administrator shall remit to the parties entitled thereto the portions of the Purchase Price, if any specified in clause (iv) and (v) of the definition thereof.  The Trustee, upon receipt of written certification from the Securities Administrator of the related deposit in the Distribution Account, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose).  In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d) below.  It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement including, without limitation, any obligation of the Seller to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant as described in this Section 2.03(a).

(b)

If pursuant to the provisions of Section 2.03(a), the Seller repurchases or otherwise removes from the Trust Fund a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall take (or shall cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor and the Trustee), such actions as are necessary either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller or its designee as the beneficial holder of such Mortgage Loan.

(c)

[Reserved].

(d)

Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) above must be effected prior to the last Business Day that is within two years after the Closing Date.  As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Custodian, on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01 hereof, together with an Officers’ Certificate stating that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution; provided, however, that, in the case of any Qualified Substitute Mortgage Loan that is a MERS Mortgage Loan, the Seller shall provide such documents and take such other action with respect to such Qualified Substitute Mortgage Loans as are required pursuant to Section 2.01 hereof.  The Custodian, on behalf of the Trustee, shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within five Business Days thereafter, shall review such documents as specified in Section 2.02 hereof and deliver to the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit G-2, with any exceptions noted thereon.  Within 180 days of the date of substitution, the Custodian, on behalf of the Trustee, shall deliver to the Seller and the Master Servicer a certification substantially in the form of Exhibit G-3 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any exceptions noted thereon.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller.  For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan.  The Seller shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller all representations and warranties thereof included in the Mortgage Loan Purchase Agreement and all representations and warranties thereof set forth in Section 2.04 hereof, in each case as of the date of substitution.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller shall determine, and provide written certification to the Trustee and the Master Servicer as to the amount (each, a “Substitution Adjustment”), if any, by which the aggregate Principal Balance of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month’s interest on such principal balance at the applicable Net Loan Rate.  On or prior to the next Determination Date after the Seller’s obligation to repurchase the related Deleted Mortgage Loan arises, the Seller will deliver or cause to be delivered to the Master Servicer for deposit in the Distribution Account an amount equal to the related Substitution Adjustment, if any, and the Custodian, on behalf of the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Seller shall obtain at its own expense and deliver to the Trustee and the Securities Administrator an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) will not cause an Adverse REMIC Event.  If such Opinion of Counsel cannot be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(e)

Upon discovery by the Seller, the Depositor or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties.  In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan.  Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a) above, if made by the Seller.  The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

SECTION 2.04.  Representations and Warranties of the Seller with Respect to the Mortgage Loans.

The Seller hereby represents and warrants to the Trustee on behalf of the Certificateholders that the representations and warranties made by the Seller pursuant to Schedule II to this Agreement are hereby being made to the Trustee and are true and correct as of the Closing Date.

With respect to the representations and warranties incorporated in this Section 2.04 that are made to the best of the Seller’s knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders then, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

Within 90 days of its discovery or its receipt of notice of any such missing or materially defective documentation or any such breach of a representation or warranty, the Seller shall promptly deliver such missing document or cure such defect or breach in all material respects or, in the event such defect or breach cannot be cured, the Seller shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Qualified Substitute Mortgage Loans, in either case, in accordance with Section 2.03 hereof.

It is understood and agreed that the representations and warranties incorporated in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment.  Upon discovery by any of the Depositor, the Seller or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties, and in no event later than two Business Days from the date of such discovery.  It is understood and agreed that the obligations of the Seller set forth in Section 2.03(a) hereof to cure, substitute for or repurchase a related Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties incorporated in this Section 2.04.

SECTION 2.05.  Representations, Warranties and Covenants of the Servicer.

The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificateholders and to the Depositor and the Master Servicer that as of the Closing Date or as of such date specifically provided herein:

(i)

The Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing or is exempt from such licensure, qualification or requirement of good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer or is a condition to the enforceability or validity of each Mortgage Loan; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement constitutes the valid, binding and enforceable obligation of the Servicer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally; and all requisite action called for by the Servicer’s limited partnership agreement has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(ii)

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the Servicer’s limited partnership agreement or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

(iii)

The execution and delivery of this Agreement by the Servicer and the performance and compliance with its obligations and covenants hereunder do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been obtained;

(iv)

This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Servicer, constitute and will constitute valid, legal and binding obligations of the Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or the rights of creditors of federally insured financial institutions, and general principles of equity;

(v)

The Servicer is a servicer approved by Fannie Mae and Freddie Mac;

(vi)

The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vii)

There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, (A) could reasonably be expected to prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or validity or enforceability of, this Agreement, or (B) could reasonably be expected to result in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or (C) could reasonably be expected to result in any material liability on the part of the Servicer, or (D) would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or (E) would otherwise be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement; and

(viii)

Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Servicer in connection with the transactions contemplated hereby contains any untrue statement of a material fact.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders.  Upon discovery by any of the Depositor, the Servicer, the Seller or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Depositor, the Servicer, the Seller and the Trustee and the Servicer shall cure any breach within 60 days of notice thereof.

SECTION 2.06.  Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Servicer, Master Servicer, the Securities Administrator and the Trustee on behalf of the Certificateholders and to as follows:

(i)

this agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general an except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)

immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii)

as of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

(iv)

the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

(v)

the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi)

the Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii)

the execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated hereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor’s knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

(viii)

to the best of the Depositor’s knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or “blue sky” laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix)

there are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

SECTION 2.07.  Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02 hereof, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged.  Concurrently with such assignment and delivery and in exchange therefor, the Securities Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations.  The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

SECTION 2.08.  Representations and Warranties of the Seller.

The Seller hereby represents and warrants with respect to itself, to the Trustee on behalf of the Certificateholders and to the Master Servicer that, as of the Closing Date or as of such date specifically provided herein:

(i)

The Seller is duly organized, validly existing and in good standing and has the power and authority to own its assets and to transact the business in which it is currently engaged.  The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, or (c) the value or marketability of the Mortgage Loans.

(ii)

The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement which is part of its official records.  When executed and delivered, this Agreement will constitute the Seller’s legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and the rights of creditors of federally insured financial institutions and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

(iii)

The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is currently conducted.  It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

(iv)

The execution, delivery and performance of this Agreement by the Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its limited partnership agreement, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

(v)

No certificate of an officer, written statement or written report delivered pursuant to the terms hereof of the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

(vi)

The transactions contemplated by this Agreement are in the ordinary course of the Seller’s business.

(vii)

The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Seller aware of any pending insolvency of the Seller.

(viii)

The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller’s financial condition (financial or otherwise) or operations, or materially and adversely affect the performance of any of its duties hereunder.

(ix)

There are no actions or proceedings against the Seller, or pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal; nor, to the Seller’s knowledge, are there any investigations (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller’s ability to perform any of its respective obligations under, or the validity or enforceability of, this Agreement.

(x)

The Seller did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

(xi)

The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

(xii)

The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller to the Depositor are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

SECTION 2.09.  Covenants of the Seller.

The Seller hereby covenants that, except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor, and the Master Servicer of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trustee, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 2.09 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

SECTION 3.01.  Servicer to Administer and Service the Mortgage Loans.

The Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i)

any relationship that the Servicer, any Sub-Servicer or any Affiliate of the Servicer or any Sub-Servicer may have with the related Mortgagor;

(ii)

the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

(iii)

the Servicer’s obligation to make Advances or Servicing Advances; or

(iv)

the Servicer’s or any Sub-Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes.  Subject only to the above-described servicing standards and the terms of this Agreement and of the Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02 hereof, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.  Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee, when the Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders.  The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby.  The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy.  Subject to Section 3.17 hereof, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Sub-Servicer any special or limited powers of attorney and other documents prepared by the Servicer and necessary or appropriate to enable the Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder; provided, however, such limited powers of attorney or other documents shall be prepared by the Servicer and submitted to the Trustee for execution.  The Trustee shall not be liable for the actions of the Servicer or any Sub-Servicers under such powers of attorney.  Notwithstanding anything to the contrary herein, the Servicer shall undertake to defend claims against the Trust, the Trustee and/or itself by a Mortgagor or otherwise related to the servicing of any Mortgage Loans.

Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11 hereof.  Any cost incurred by the Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Loan Rate, reduce or increase the Principal Balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07 hereof, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event.

The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

SECTION 3.02.  Sub-Servicing Agreements Between Servicer and Sub-Servicers.

(a)

The Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans; provided, however, that such agreements would not result in a withdrawal or a downgrading by the Rating Agencies of the rating on any Class of Certificates and the Servicer provides written notification to the Master Servicer of each such Sub-Servicing Agreement.

Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a mortgage servicer approved by Fannie Mae or Freddie Mac.  Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 hereof and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement.  The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof.  The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement.  The Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights; provided, further, that the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights shall not be required (i) to cure any ambiguity or defect in a Sub-Servicing Agreement, (ii) to correct, modify or supplement any provisions of a Sub-Servicing Agreement, or (iii) to make any other provisions with respect to matters or questions arising under a Sub-Servicing Agreement, which, in each case, shall not be inconsistent with the provisions of this Agreement.  Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 hereof relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited.  The Servicer shall deliver to the Trustee and the Master Servicer copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer’s execution and delivery of such instruments.

(b)

As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

SECTION 3.03.  Successor Sub-Servicers.

The Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement.  In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02 hereof.

Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Servicer, the Master Servicer (if the Master Servicer is acting as successor Servicer) or the Trustee (if the Trustee is acting as successor Master Servicer) without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or the Master Servicer, if such party is then acting as successor Servicer) shall, for any reason, no longer be the Servicer (including termination due to an Event of Default).

SECTION 3.04.  Liability of the Servicer.

Notwithstanding any Sub-Servicing Agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and the Master Servicer and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 hereof without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans.  The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

SECTION 3.05.  No Contractual Relationship Between Sub-Servicers, Trustee  and the Master Servicer or Certificateholders.

Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Servicer alone, Trustee and the Master Servicer and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06 hereof.  The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

SECTION 3.06.  Assumption or Termination of Sub-Servicing Agreements by Master Servicer.

In the event the Servicer shall for any reason no longer be the Servicer (including by reason of the occurrence of an Event of Default), the Master Servicer shall thereupon assume all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, unless the Master Servicer elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03 hereof.  Upon such assumption, the Master Servicer (or the successor Servicer appointed pursuant to Section 7.02 hereof) shall be deemed, subject to Section 3.03, to have assumed all of the departing Servicer’s interest therein and to have replaced the departing Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the departing Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Servicer and (ii) neither the Master Servicer nor any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

The Servicer at its expense shall deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

SECTION 3.07.  Collection of Certain Mortgage Loan Payments.

The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below.  In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 5.04 hereof and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement.  Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01 hereof, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Loan Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “forbearance”); provided, however, that in no event shall the Servicer grant any such forbearance (other than as permitted by the second sentence of this Section) with respect to any one Mortgage Loan more than once in any 12-month period or more than three times over the life of such Mortgage Loan.  The Servicer’s analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 hereof (including the standard that such forbearance will maximize the timely and complete recovery of principal and interest on the Mortgage Notes) shall be reflected in writing in the Mortgage File.

SECTION 3.08.  Sub-Servicing Accounts.

In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the “Sub-Servicing Account”).  The Sub-Servicing Agreement will provide that any Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account.  The Sub-Servicing Agreement will provide that the Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer’s receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts.  The Sub-Servicing Agreement will provide that the Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account.  For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

SECTION 3.09.  Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

The Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the “Servicing Accounts”), into which all Escrow Payments shall be deposited and retained.  Servicing Accounts shall be Eligible Accounts.  The Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement.  Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any Servicing Advances made pursuant to Section 3.01 hereof (with respect to taxes and assessments) and Section 3.14 hereof (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Servicer’s obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article XI hereof.  The Servicer will be responsible for the administration of the Servicing Accounts and will be obligated to make Servicing Advances to such accounts when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in the exercise of the required standard of care of the Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien.  If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will, within ten business days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property.  As part of its servicing duties, the Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in the Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.

SECTION 3.10.  Collection Account and Distribution Account.

(a)

On behalf of the Trust Fund, the Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the “Collection Account”), held in trust for the benefit of the Trustee and the Certificateholders.  The Servicer shall deposit into the Collection Account, no later than two Business Days following the Closing Date, any amounts representing payments of principal due in respect of the Mortgage Loans after the Cut-off Date and received by the Servicer prior to the Closing Date and any amounts representing payments of interest due in respect of the Mortgage Loans after the Cut-off Date and received by the Servicer prior to the Closing Date.  Thereafter, on behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the Servicer’s receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the Mortgage Loans due on or before the Cut-off Date) or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

(i)

all payments on account of principal, including Principal Prepayments on the Mortgage Loans;

(ii)

all payments on account of interest (net of the Servicing Fee) on each Mortgage Loan;

(iii)

all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 11.01 hereof);

(iv)

any amounts required to be deposited pursuant to Section 3.12 hereof in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v)

any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.14(a) hereof in respect of any blanket policy deductibles;

(vi)

all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03 or Section 11.01 hereof; and

(vii)

all amounts required to be deposited in connection with Substitution Adjustments pursuant to Section 2.03 hereof.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees, insufficient funds charges, prepayment premiums or other ancillary income need not be deposited by the Servicer in the Collection Account and may be retained by the Servicer as additional compensation.  In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b)

On behalf of the Trust Fund, the Securities Administrator shall establish and maintain one or more accounts (such account or accounts, the “Distribution Account”), held in trust for the benefit of the Securities Administrator, the Trustee and the Certificateholders.  On behalf of the Trust Fund, the Servicer shall deliver to the Securities Administrator in immediately available funds for deposit in the Distribution Account on or before 1:00 pm New York time on the Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account.

(c)

Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12 hereof.  The Servicer shall give notice to the Securities Administrator of the location of the Collection Account maintained by it when established and prior to any change thereof.  The Securities Administrator shall give notice to the Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

(d)

Funds held in the Collection Account at any time may be delivered by the Servicer to the Securities Administrator for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Securities Administrator shall have the sole authority to withdraw any funds held in the Distribution Account pursuant to this subsection (d).  In the event the Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Securities Administrator withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding.  In addition, the Servicer, with respect to items (i) through (iv) below and the Master Servicer, with respect to item (v) below, shall deliver to the Securities Administrator from time to time for deposit, and the Securities Administrator, with respect to items (i) through (v) below, shall so deposit, in the Distribution Account:

(i)

any Advances, as required pursuant to Section 5.05 hereof;

(ii)

any amounts required to be deposited pursuant to Section 3.23(d) or (f) hereof in connection with any REO Property;

(iii)

any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 11.01 hereof;

(iv)

any amount to be deposited to the Collection Account by the Servicer pursuant to Section 3.24 and any Compensating Interest Payments to be deposited by the Master Servicer pursuant to Section 3A.12 hereof in connection with any Interest Shortfall;

(v)

any Advances required to be made by the Master Servicer to the extent required but not made by the Servicer; and

(vi)

for each Distribution Date on or prior to the Distribution Date in February 2013, the applicable Yield Maintenance Distributable Amount received by the Securities Administrator; and

(e)

[Reserved].

(f)

The Servicer shall deposit in the Collection Account any amounts required to be deposited pursuant to Section 3.12(b) hereof in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account.

SECTION 3.11.  Withdrawals from the Collection Account and Distribution Account.

(a)

The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 5.05 hereof:

(i)

to remit to the Securities Administrator for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) hereof or permitted to be so remitted pursuant to the first sentence of Section 3.10(d) hereof;

(ii)

subject to Section 3.16(d) hereof, to reimburse the Servicer for Advances, but only to the extent of amounts received which represent Late Collections (net of the Servicing Fee) of Monthly Payments on Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 5.05;

(iii)

subject to Section 3.16(d), to pay the Servicer or any Sub-Servicer (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan, and (c) any Servicing Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer or any Sub-Servicer for Servicing Advances;

(iv)

to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(v)

to pay to the Seller, as applicable, with respect to each related Mortgage Loan that has previously been repurchased or replaced pursuant to Section 2.03 hereof all amounts received thereon subsequent to the date of repurchase or substitution;

(vi)

to reimburse the Servicer and the Master Servicer for any Advance previously made which the Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 5.05;

(vii)

to pay, or to reimburse the Servicer for Servicing Advances in respect of expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b) hereof;

(viii)

to pay or reimburse the Servicer and the Master Servicer pursuant to Section 9.01(c) and 9.01(f), respectively;

(ix)

to reimburse the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(x)

to pay the Master Servicer its monthly Master Servicing Fee and any other servicing compensation payable pursuant to Section 3A.09;

(xi)

to reimburse the Servicer, the Master Servicer, the Trustee and the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to Sections 2.03, 3A.09, 7.03, 8.05 or 10.03 (including those related to the fees and expenses of the Custodian);

(xii)

to remove amounts deposited in error; and

(xiii)

to clear and terminate the Collection Account pursuant to Section 11.01 hereof.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi) and (vii) above.  The Servicer shall provide written notification to the Master Servicer, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vi) above; provided, however, that an Officers’ Certificate in the form described under Section 5.05(d) shall suffice for such written notification to the Master Servicer in respect hereof.

(b)

The Securities Administrator shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

(i)

to make distributions or pay any amounts due in accordance with Sections 5.01, 7.02, 8.05 and 10.03 hereof;

(ii)

to pay any amounts in respect of taxes pursuant to Section 9.01(g) hereof; and

(iii)

to clear and terminate the Distribution Account pursuant to Section 11.01 hereof.

SECTION 3.12.  Investment of Funds in the Collection Account and Distribution Account.

(a)

The Servicer may direct any depository institution maintaining the Collection Account (each such account, for purposes of this Section 3.12, an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement.  Funds in the Distribution Account may be invested in Permitted Investments selected by the Securities Administrator.  All such Permitted Investments shall mature no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, unless such Permitted Investments are payable on demand, in which case they may be withdrawn on the date that funds are required to be withdrawn from such account pursuant to this Agreement.  Any investment of funds in an Investment Account shall be made in the name of the Securities Administrator (in its capacity as such), or in the name of a nominee of the Securities Administrator.  The Securities Administrator may be entitled to sole possession or control (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon) over each such investment, and any certificate, securities entitlement or other instrument evidencing any such investment shall be delivered directly to the Securities Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Securities Administrator or its nominee.  In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer shall:

(i)

consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (A) all amounts then payable thereunder and (B) the amount required to be withdrawn on such date; and

(ii)

demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Securities Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)

All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Servicer shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23 hereof, as applicable.  The Servicer shall deposit in the Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(c)

The benefit derived from funds deposited in the Distribution Account and any Permitted Investments for one Business Day thereon shall be for the benefit of the Securities Administrator.  The Securities Administrator shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(d)

Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Securities Administrator may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

SECTION 3.13.  Yield Maintenance Account.

On or prior to the Closing Date, the Securities Administrator shall cause to be established and maintained the Yield Maintenance Account, into which amounts received by the Securities Administrator pursuant to the Yield Maintenance Agreement shall be deposited for the benefit of the Class 3A-1, Class 3A-2, Class X and Class Y Certificates.  Amounts on deposit in the Yield Maintenance Account shall not be invested and shall not be held in an interest-bearing account.

On each Distribution Date, the Securities Administrator shall withdraw from the Yield Maintenance Account the Yield Maintenance Distributable Amount then on deposit therein, and deposit such amounts in the Distribution Account for payment to the Class 3A-1 and Class 3A-2 Certificates.  With respect to each Distribution Date on which a Yield Maintenance Payment is received under the Yield Maintenance Agreement, the Securities Administrator, as Paying Agent, will pay to the related Certificateholders from the Yield Maintenance Distributable Amount, up to the amount of current interest that each such Class would have been entitled to receive had the applicable note interest rate been calculated at the lesser of (a) One-Month LIBOR plus the applicable Margin for the related Accrual Period and (b) 10.50% per annum, to the extent not paid out of the Available Funds for such Payment Date.  Any amounts remaining in the Distribution Account after distributions are made to the Class 3A-1 and Class 3A-2 Certificates from the Yield Maintenance Distributable Amounts shall be distributed to the Class X-2 Certificates.

For any Distribution Date on which there is a payment under the Yield Maintenance Agreement and such Yield Maintenance Payment exceeds the related Yield Maintenance Distributable Amount, the amount representing such excess payment shall not be an asset of the Trust Fund and, instead, shall be paid into and distributed out of a separate trust created by this Agreement for the benefit of the Class Y Certificates and shall be distributed to the Class Y Certificates pursuant to this Section 4.04.  Under the Yield Maintenance Agreement and for each Distribution Date, the Class Y Certificates shall be entitled to a distribution equal to the sum of (i) such excess and (ii) the excess of the related Yield Maintenance Distributable Amount over the amount of unpaid Basis Risk Shortfalls with respect to the related Certificates.

The Securities Administrator shall terminate the Yield Maintenance Provider upon the occurrence of an event of default or termination event under the Yield Maintenance Agreement of which a Responsible Officer of the Securities Administrator has actual knowledge.  In the event that the Yield Maintenance Agreement is canceled or otherwise terminated for any reason (other than the exhaustion of the interest rate protection provided thereby), the Securities Administrator shall, at the direction of Certificateholders evidencing Voting Rights not less than 50% of the Certificates related to the Yield Maintenance Agreement, and to the extent a replacement contract is available (from a counterparty designated by the Depositor and acceptable to Certificateholders evidencing Voting Rights not less than 50% of the related Certificates), execute a replacement contract comparable to such Yield Maintenance Agreement providing interest rate protection which is equal to the then-existing protection provided by the Yield Maintenance Agreement as certified to the Securities Administrator by the Depositor; provided, however, that the cost of any such replacement contract providing the same interest rate protection may be reduced to a level such that the cost of such replacement contract shall not exceed the amount of any early termination payment received from the Yield Maintenance Provider; provided, further, that any costs incurred by the Securities Administrator in association with the termination of the Yield Maintenance Provider or the entering into of a replacement contract will be reimbursed to the Securities Administrator by the Trust Fund.

To the extent that it constitutes a "reserve fund" for purposes of the REMIC Provisions, the Yield Maintenance Account established hereunder shall be an "outside reserve fund" as defined in Treasury Regulation 1.860G-2(h), and in that regard (i) such fund shall be an outside reserve fund and not an asset of any REMIC, (ii) such fund shall be owned for federal tax purposes by the Holder of the Class X Certificates, and the Holder of the Class X Certificates shall report all amounts of income, reduction, gain or loss accruing therefrom, and (iii) amounts transferred by the REMIC to the fund shall be treated as distributed by the REMIC to the Holder of the Class X Certificates.

For federal income tax purposes, the Class Y Certificates shall represent an interest in each of the Yield Maintenance Agreements.  Accordingly, a Class Y Certificateholder should account for its investment in Class Y Certificates under the rules set forth in Treasury Regulation Section 1.446-3(c), which concern notional principal contracts.

On any Distribution Date on or prior to the Distribution Date in February 2013, if the aggregate Class Certificate Principal Balance of the Certificates related to the Yield Maintenance Agreement equals zero (but not including the Distribution Date on which such aggregate Class Certificate Principal Balance is reduced to zero), all amounts received by the Securities Administrator with respect to the Yield Maintenance Agreement shall be distributed directly to the Class Y Certificateholder.  On the Distribution Date in February 2013 or upon the termination of the Trust, the Yield Maintenance Agreements shall be terminated.

SECTION 3.14.  Maintenance of Hazard Insurance Polices and Errors and Omissions and Fidelity Coverage.

(a)

The Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on all buildings upon the Mortgaged Property in an amount which is at least equal to the lesser of the current Principal Balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy.  The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Principal Balance of the related Mortgage Loan at the time it became an REO Property.  The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies.  Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11 hereof, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23 hereof, if received in respect of an REO Property.  Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.  It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof.  Such flood insurance shall be in an amount equal to the lesser of (i) the current Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or, in some cases, the full insurable value, but not more than the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

If a Mortgage is secured by a unit in a condominium or a unit in a planned unit development, the Servicer shall have received a certificate of insurance evidencing a master policy held by the owner’s association and naming the Servicer as loss payee. All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard mortgage clauses, which shall provide for at least 30 days’ prior written notice of any cancellation, reduction in amount or material change in coverage. The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting an insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies satisfy the requirements of Fannie Mae or Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. Any amounts collected by the Servicer under any such policies (other than the amounts to be deposited in the Escrow Account and to be applied to the restoration or repair of the related Mortgaged Property or property acquired in liquidation of the Mortgage Loan, or amounts released to the Mortgagor in accordance with the Servicer’s normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Securities Administrator for their benefit, be added to the Principal Balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 3.10 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of AX or better in Best’s Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of the first two paragraphs of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)

[Reserved.]

(c)

[Reserved.]

(d)

The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer’s obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac.  The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac.  The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer.  Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee.  The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

SECTION 3.15.  Enforcement of Due-on-Sale Clauses; Assumption Agreements.

The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if in its sole business judgment the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so.  If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.  The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor.  In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it.  The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy.  Any fee collected by the Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Servicer as additional servicing compensation.  In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Loan Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof.  The Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever.  For purposes of this Section 3.15, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

SECTION 3.16.  Realization upon Defaulted Mortgage Loans.

(a)

The Servicer shall use its best efforts, consistent with Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07 hereof.  The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.11 and Section 3.23 hereof.  The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

(b)

Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Master Servicer, the Trust Fund or the Certificateholders would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(i)

such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(ii)

there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(vii) above, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

If the Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund; provided that any amounts disbursed by the Servicer pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to Section 5.05(d) hereof.  The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(iii) and (a)(vii) hereof, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

(c)

[Reserved].

(d)

Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any Mortgage Loan will be applied in the following order of priority: first, to reimburse the Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to Section 3.11(a)(ii) or (a)(iii) hereof; second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan.  If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing.  The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

SECTION 3.17.  Trustee to Cooperate; Release of Mortgage Files.

(a)

Upon (i) the payment in full of any Mortgage Loan, (ii) the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes or (iii) in the case of a Mortgage Loan as to which the related Mortgaged Property is located in the State of California, at such time as the Servicer reasonably expects that it will have received payment in full, the Servicer shall deliver to the Trustee two executed copies of a Request for Release in the form of Exhibit F (which shall include a certification to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 hereof have been so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File.  Upon receipt of such certification and request, the Trustee shall, within five Business Days, release and send the related Mortgage File to the Servicer by overnight mail, at the expense of the Servicer.  No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall, upon any request made by or on behalf of the Servicer and delivery to the Trustee of two copies of a Request for Release in the form of Exhibit F, release the related Mortgage File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings.  Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the applicable Custodian, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered, or caused to be delivered, to the Trustee and the applicable Custodian an additional Request for Release certifying as to such liquidation or action or proceedings.  Upon the request of the Trustee, the Servicer shall provide notice to the Trustee of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, any outstanding Requests for Release with respect to such Mortgage Loan shall be released by the Trustee to the Servicer or its designee.

(c)

Upon written certification of a Servicing Officer addressed to the Master Servicer, the Trustee and the applicable Custodian, the Trustee shall execute and deliver to the Servicer or the Sub-Servicer, as the case may be, copies of, any court pleadings, requests for trustee’s sale or other documents prepared by the Servicer and necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity.  Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

(d)

Each Request for Release delivered to the Trustee hereunder shall be signed by a Servicing Officer or shall be delivered in a mutually agreed upon electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer.

SECTION 3.18.  Servicing Compensation.

As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan; provided, however, that the aggregate Servicing Fee shall be reduced with respect to each Distribution Date by an amount equal to the amount of Compensating Interest Payment for such Distribution Date.

Additional servicing compensation in the form of late payment charges, assumption fees, insufficient funds charges, prepayment premiums or other ancillary income shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer.  The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) hereof to withdraw from the Collection Account and pursuant to Section 3.23(b) hereof to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24 hereof.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14 hereof, to the extent such premiums are not paid by the related Mortgagors) and shall not be entitled to reimbursement therefor except as specifically provided herein.

SECTION 3.19.  Reports to the Master Servicer; Collection Account Statements.

Not later than 20 days after each Distribution Date, the Servicer shall forward, upon request, to the Master Servicer and the Depositor the most current available bank statement for the Collection Account.  Copies of such statement shall be provided by the Master Servicer to any Certificateholder and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Master Servicer.

SECTION 3.20.  Statement as to Compliance.

The Servicer shall deliver to the Master Servicer, the Trustee and the Depositor not later than February 28th of each calendar year, commencing in 2006, an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.  Copies of any such statement shall be provided by the Securities Administrator to any Certificateholder and to any Person identified to the Securities Administrator as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Securities Administrator.

SECTION 3.21.  Independent Public Accountants’ Servicing Report.

Not later than February 28th of each calendar year, commencing in 2006, the Servicer at its own expense shall cause a nationally recognized firm of Independent certified public accountants to furnish to the Servicer, Securities Administrator and the Trustee a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate.  In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.  Copies of such statement shall be provided by the Securities Administrator to any Certificateholder upon request at the expense of the Servicer provided that such statement is delivered by the Servicer to the Securities Administrator.

SECTION 3.22.  Access to Certain Documentation.

The Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations.  Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.  In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificateholder, the Master Servicer and to any Person identified to the Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Servicer designated by it at the expense of the Person requesting such access.

SECTION 3.23.  Title, Management and Disposition of REO Property.

(a)

The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders.  The Servicer, on behalf of the Trustee, shall either sell any REO Property by the end of the third full taxable year after the taxable year in which any REMIC acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 61 days before the day on which the three-year grace period would otherwise expire, an extension of such three-year period, unless the Servicer shall have delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Depositor, to the effect that the holding by the REMIC of such REO Property subsequent to three years after its acquisition will not result in an Adverse REMIC Event.  The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions.

(b)

The Servicer shall separately account for all funds collected and received in connection with the operation of any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the “REO Account”), which shall be an Eligible Account.  The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property.  The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

(c)

The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Certificateholders.  In connection therewith, the Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the Servicer’s receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

(i)

all insurance premiums due and payable in respect of such REO Property;

(ii)

all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(iii)

all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer’s judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

Notwithstanding the foregoing, the Servicer shall not:

(iv)

authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(v)

authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(vi)

authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(vii)

authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Trustee and the Master Servicer, to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at any time that it is held by any REMIC, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

(viii)

the terms and conditions of any such contract shall not be inconsistent herewith;

(ix)

any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(x)

none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee, Master Servicer and Securities Administrator on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

(xi)

the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.  The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer’s compensation pursuant to Section 3.18 hereof is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Servicer, such amounts shall be reimbursable as Servicing Advances made by the Servicer.

(d)

In addition to the withdrawals permitted under Section 3.23(c) hereof, the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan.  On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii) hereof, for distribution on the related Distribution Date in accordance with Section 5.01 hereof, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) hereof or this Section 3.23(d).

(e)

Subject to the time constraints set forth in Section 3.23(a) hereof, each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its Servicing Standard.

(f)

The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer or any Sub-Servicer as provided above, shall be deposited in the Collection Account in accordance with Section 3.10(d)(ii) hereof on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 5.01 hereof.  Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

(g)

The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

SECTION 3.24.  Obligations of the Servicer in Respect of Interest Shortfalls.

Not later than the Close of Business on each Servicer Remittance Date, the Servicer shall remit into the Collection Account, the lesser of (A) an amount equal to the sum of (a) for Principal Prepayments in part received during the relevant Prepayment Period, the difference between (i) one month’s interest at the applicable Net Loan Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) actually received with respect to such prepayment at the time of such prepayment and (b) for Principal Prepayments in full received during the relevant Prepayment Period, the difference between (i) one month’s interest at the applicable Net Loan Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) actually received with respect to such prepayment at the time of such prepayment and (B) the Servicing Fee.  The Servicer shall not have the right to reimbursement for any amounts remitted to the Collection Account in respect of such amounts.  Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date.

SECTION 3.25.  [Reserved]

SECTION 3.26.  Obligations of the Servicer in Respect of Adjustments.

In the event that a shortfall in any collection on or liability with respect to the Mortgage Loans in the aggregate results from or is attributable to adjustments to Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Securities Administrator for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Master Servicer, the Securities Administrator, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of the Servicer or this Agreement.  Notwithstanding the foregoing, this Section 3.26 shall not limit the ability of the Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

SECTION 3.27.  Solicitations.

From and after the Closing Date, the Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Servicer’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, however, that the Servicer may solicit any Mortgagor for whom the Servicer has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the Mortgagor initiates a title search; and provided, further, it is understood and agreed that promotions undertaken by the Servicer or any of its Affiliates which (i) concern optional insurance products or other additional products or (ii) are generally directed to the customers of the Servicer or its Affiliates, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor.

SECTION 3.28.  Reports Filed with Securities and Exchange Commission.

Within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, prepare, execute and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 8-K and shall furnish a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto.  Prior to January 30, 2006, the Securities Administrator shall, in accordance with industry standards, prepare, execute and file a Form 15 Suspension Notice with respect to the Trust, if applicable.  The Depositor hereby grants to the Securities Administrator a limited power of attorney to execute each Form 8-K and Form 15 Suspension Notice, as applicable, on behalf of the Depositor.  Prior to (i) February 28, 2006, or such earlier date as such filing may be required under the rules of the Commission, and (ii) unless and until a Form 15 Suspension Notice shall have been filed, prior to February 28th of each year thereafter, or such earlier date as such filing may be required under the rules of the Commission, the Servicer shall provide the Securities Administrator with a Servicer Certification, together with a copy of the annual independent accountant’s servicing report and annual statement of compliance, in each case, required to be delivered pursuant to this Agreement, and, if applicable, the annual independent accountant’s servicing report and annual statement of compliance to be delivered by the Servicer pursuant to Sections 3.20 and 3.21.  Prior to (i) March 31, 2006 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 31st of each year thereafter, the Securities Administrator shall prepare a Form 10-K, in substance conforming to industry standards, with respect to the Trust.  The Servicer shall review, execute and return to the Securities Administrator such Form 10-K no later than five (5) Business Days prior to March 31st, at which time, the Securities Administrator shall, in accordance with industry standards, file with the Commission via EDGAR, such Form 10-K.  Such Form 10-K shall include the Servicer Certification and other documentation provided by the Servicer pursuant to the third preceding sentence.  The Depositor hereby grants to the Servicer a limited power of attorney to execute each such 10-K on behalf of the Depositor.  Such power of attorney granted to the Servicer shall continue until the earlier of either (i) receipt by the Servicer, from the Depositor of written termination of such power of attorney or (ii) the termination of the Trust.  The Depositor agrees to promptly furnish to the Master Servicer, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Master Servicer reasonably deems appropriate to prepare and file all necessary reports with the Commission.  The Servicer shall have no responsibility to file any items other than those specified in this Section 3.28; provided, however, the Securities Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Trust as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Copies of all reports filed by the Master Servicer under the Exchange Act shall be sent to the Depositor.

SECTION 3.29.  Liabilities of the Master Servicer.

The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

SECTION 3.30.  Documents, Records and Funds in Possession of the Servicer to be Held for Trust.

(a)

The Servicer shall transmit to the Trustee (or Custodian) such documents and instruments coming into the possession of the Servicer from time to time as are required by the terms hereof.  Any funds received by the Master Servicer or the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trust and the Certificateholders, subject to the Securities Administrator’s right to retain or withdraw from the Distribution Account the Master Servicing Fee, any additional compensation pursuant to Section 10.09 and any other amounts provided in this Agreement, and to the right of the Servicer to retain its Servicing Fee and any other amounts as provided for in the Agreement.  The Servicer shall provide access to information and documentation regarding the Mortgage Loans to the Trustee and the Master Servicer, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Servicer designated by it.  In fulfilling such a request the Servicer shall not be responsible for determining the sufficiency of such information.

(b)

All Mortgage Files and funds collected or held by, or under the control of, the Servicer, in respect of any Mortgage Loans shall be held by the Servicer for and on behalf of the Trust and the Certificateholders and shall be and remain the sole and exclusive property of the Trust; provided, however, that the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

ARTICLE IIIA

ADMINISTRATION AND MASTER SERVICING OF THE
MORTGAGE LOANS BY THE MASTER SERVICER

SECTION 3A.01.

Master Servicer.

(a)

The Master Servicer shall supervise, monitor and oversee the obligation of the Servicer to service and administer the Mortgage Loans in accordance with the terms of the Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices.  Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under this Agreement.  The Master Servicer shall independently and separately monitor the Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer’s and Master Servicer’s records.  The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer to the Distribution Account pursuant to the terms hereof based on information provided to the Master Servicer by the Securities Administrator pursuant to the third paragraph of Section 8.01.

(b)

The Trustee shall furnish the Master Servicer with any limited powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Master Servicer to perform its master servicing obligations.  The Trustee shall have no responsibility for any action of the Master Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer, as applicable, for any cost, liability or expense incurred by the Trustee in connection with the Master Servicer’s misuse of any such power of attorney.

(c)

The Master Servicer shall provide access to the records and documentation in possession of the Master Servicer regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Master Servicer; provided, however, that, unless otherwise required by law, the Master Servicer shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor.  The Master Servicer shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Master Servicer’s actual costs.

SECTION 3A.02.

REMIC-Related Covenants.

For as long as each REMIC shall exist, the Master Servicer shall act in accordance herewith to treat such REMIC as a REMIC, and the Master Servicer shall comply with any directions of the Trustee or the Securities Administrator to assure such continuing treatment.  In particular, the Master Servicer shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in either the Collection Account or the Distribution Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee and Securities Administrator has received an Opinion of Counsel prepared at the expense of the Trust Fund stating that such contribution will not result in an Adverse REMIC Event; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.03 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day (as defined in Section 9.01(b)) without receipt of an Opinion of Counsel stating that such contribution will not result in an Adverse REMIC Event.

SECTION 3A.03.

Monitoring of Servicer.

(a)

The Master Servicer shall be responsible for monitoring compliance by the Servicer with its duties under this Agreement.  In the review of the Servicer’s activities, the Master Servicer may rely upon an Officer’s Certificate of the Servicer with regard to the Servicer’s compliance with the terms of this Agreement.  In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with the terms hereof, or that a notice should be sent pursuant to the terms hereof with respect to the occurrence of an event that, unless cured, would constitute a Servicer Event of Default, the Master Servicer shall notify the Servicer and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b)

The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicer under this Agreement, and shall, in the event that the Servicer fails to perform its obligations in accordance with this Agreement, subject to the preceding paragraph and Article VII, terminate the rights and obligations of the Servicer hereunder in accordance with the provisions of Article VII.  Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c)

The Master Servicer shall be entitled to be reimbursed by the Servicer (or from amounts on deposit in the Distribution Account if the Servicer does not timely fulfill its obligations hereunder) for all reasonable out-of-pocket or third party costs associated with the transfer of servicing from the predecessor Servicer (or if the predecessor Servicer is the Master Servicer, from the Servicer immediately preceding the Master Servicer), including without limitation, any reasonable out-of-pocket or third party costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively, upon presentation of reasonable documentation of such costs and expenses.

(d)

The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in this Agreement.

(e)

If the Master Servicer acts as successor Servicer, it will not assume liability for the representations and warranties of the terminated Servicer.

(f)

The Master Servicer shall not be liable for any acts or omissions of the Servicer.

SECTION 3A.04.

Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder.  The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

SECTION 3A.05.

Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article IX, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3A.03, shall not permit the Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC created hereunder.  The Trustee shall execute and deliver such other documents, as the Master Servicer or the Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices.  If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 8.10.  In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

SECTION 3A.06.

Due-on-Sale Clauses; Assumption Agreements.

To the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with this Agreement.

SECTION 3A.07.

Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a)

The Master Servicer shall transmit to the Trustee or the Securities Administrator such documents and instruments coming into the possession of the Master Servicer from time to time as are required by the terms hereof to be delivered to the Trustee or the Securities Administrator.  Any funds received by the Master Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be remitted to the Securities Administrator for deposit in the Distribution Account.  The Master Servicer shall, and, subject to Section 3.22, shall cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it.  In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)

All funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be remitted to the Securities Administrator for deposit in the Distribution Account.

SECTION 3A.08.

Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee or the applicable custodian, shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement.  Until all amounts distributable in respect of the Certificates has been distributed in full and the Master Servicer and the Servicer have otherwise fulfilled their respective obligations under this Agreement, the Trustee or the Securities Administrator shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.  The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the Securities Administrator, upon the execution or receipt thereof, the originals of any primary mortgage insurance policies, any certificates of renewal, and such other documents or instruments that constitute Mortgage Loan Documents that come into the possession of the Master Servicer from time to time.

SECTION 3A.09.

Compensation for the Master Servicer.

As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Master Servicing Fee, payable to the Master Servicer by the Securities Administrator on each Distribution Date (with respect to the calendar month that immediately preceded the month of such Distribution Date) from funds in the Distribution Account.  The Master Servicing Fee payable to the Master Servicer in respect of any Distribution Date shall be reduced as applicable in accordance with Section 3A.12.  The Master Servicer shall be required to pay all expenses incurred by it in connection with its ordinary activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.  A portion of the Master Servicing Fee is payable to the Securities Administrator.

SECTION 3A.10.

Annual Officer’s Certificate as to Compliance.

(a)

Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Servicer’s annual report on Form 10-K is required to be filed pursuant to Section 3.28, 15 calendar days before each date on which the Trust’s annual report on Form 10-K is required to be filed pursuant to Section 3.28 (or if such day is not a Business Day, the immediately preceding Business Day), the Master Servicer shall deliver to the Servicer, Depositor, the Securities Administrator, the Trustee and the Rating Agencies an Officer’s Certificate of a Servicing Officer certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that the Master Servicer has failed to perform any of its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

(b)

Copies of such Officer’s Certificate shall be provided to any Certificateholder upon request, by the Master Servicer or by the Securities Administrator at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Securities Administrator with such statement or (ii) the Securities Administrator shall be unaware of the Master Servicer’s failure to provide such statement).

SECTION 3A.11.

Annual Independent Accountant’s Master Servicing Report.

Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Servicer’s annual report on Form 10-K is required to be filed pursuant to Section 3.25, 15 calendar days before each date on which the Trust’s annual report on Form 10-K is required to be filed pursuant to Section 3.28 (or if such day is not a Business Day, the immediately preceding Business Day), if the Master Servicer has, during the course of any calendar year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Securities Administrator, the Rating Agencies and the Servicer to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report.  Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Securities Administrator at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies.  If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee and the Securities Administrator whether such exceptions have been cured or are susceptible of cure, and will take prompt action to do so.

SECTION 3A.12.

Obligation of the Master Servicer in Respect of Interest Shortfalls.

In the event that the Servicer fails to perform on any Remittance Date its obligations pursuant to Section 3.24, the Master Servicer shall remit to the Securities Administrator not later than the Distribution Date an amount equal to the Compensating Interest Payment for such Distribution Date, without reimbursement therefor.

SECTION 3A.13.

Closing Certificate and Opinion.

On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller, the Servicer, the Trustee, and Greenwich Capital Markets, Inc. an Opinion of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor, Greenwich Capital Markets, Inc., the Servicer and the Seller as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

SECTION 3A.14.

No Solicitations

From and after the Closing Date, the Master Servicer agrees that it will not take any action to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for any purpose; provided however, that it is understood and agrees that promotions undertaken by the Master Servicer (or its affiliates) which are directed at customers of the Master Servicer (or its affiliates) or the public generally, including, without limitation, mass mailings based on commercially acquired mailing lists, and newspaper, radio and television advertisements, shall not constitute solicitations under this Section 3A.14, nor is the Master Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or agent of a Mortgagor.  In addition, the Master Servicer agrees that it will not provide to any third-party, including any Affiliate of the Master Servicer, information that includes the names or social security numbers of any Mortgagors or the addresses of any Mortgaged Properties, related to any Mortgagor or Mortgage Loan, except as otherwise contemplated by this Agreement.

ARTICLE IV

[INTENTIONALLY OMITTED]

ARTICLE V

FLOW OF FUNDS

SECTION 5.01.  Distributions.

(a)

On each Distribution Date and after making any withdrawals from the Distribution Account pursuant to Section 3.11, the Securities Administrator, as Paying Agent shall withdraw funds on deposit in the Distribution Account to the extent of Available Funds for each Loan Group for such Distribution Date and, based on the Distribution Date Statement provided by the Securities Administrator by the Servicer, make the following disbursements and transfers as set forth below:

(i)

the Available Funds for Loan Group 1 shall be distributed on each Distribution Date in the following order of priority:

(A)

to the Holders of Class A-R and Class 1A-1 Certificates, the related Interest Distributable Amounts for that date, pro rata (based on the Interest Distributable Amounts to which each such Class is entitled); and

(B)

an amount equal to the Senior Principal Distribution Amount for Loan Group 1 for that date, as follows:

first, to the Holder of Class A-R Certificate, until the Class Certificate Principal Balance of such Class is reduced to zero; and

second, to the Holders of the Class 1A-1 Certificates, until the Class Certificate Principal Balance of such Class is reduced to zero.

(ii)

the Available Funds for Loan Group 2 shall be distributed on each Distribution Date in the following order of priority:

(A)

to the Holders of the Class 2A-1 Certificates, the related Interest Distributable Amount for that date; and

(B)

an amount equal to the Senior Principal Distribution Amount for Loan Group 2 for that date, to the Holders of the Class 2A-1 Certificates until the Class Certificate Principal Balance of such Class is reduced to zero.

(iii)

the Available Funds for Loan Group 3 shall be distributed on each Distribution Date in the following order of priority:

(A)

to the Holders of the Class 3A-1, Class 3A-2 and Class X Certificates, the related Interest Distributable Amount for that date, pro rata (based on the Interest Distributable Amounts to which each such Class is entitled); provided, however, that on each Distribution Date, the related Interest Distributable Amount that would otherwise be distributable to the Class X Certificates shall be deposited in the Basis Risk Reserve Fund to the extent of the Required Reserve Fund Deposit and shall not be distributed to the Class X Certificates; and

(B)

an amount equal to the Senior Principal Distribution Amount for Loan Group 3 for that date, to the Holders of the Class 3A-1 and Class 3A-2 Certificates, pro rata, based on Class Certificate Principal Balances, until the Class Certificate Principal Balance of such respective Classes are reduced to zero.

(iv)

from the Yield Maintenance Account, to the Class 3A-1, Class 3A-2 and Class X Certificates, any Yield Maintenance Distributable Amount for such date in the order and priority set forth in Section 3.13 above;

(v)

from the Basis Risk Reserve Fund, to the Class 3A-1 and Class 3A-2 Certificates, any related Basis Risk Shortfall for such date in the order and priority set forth in Section 5.07 below;

(vi)

the Available Funds for all Loan Groups, in the aggregate, remaining after giving effect to the distributions specified in subsections (i), (ii) and (iii) above will be distributed to the Certificateholders in the following order of priority:

(A)

to the Holders of the Class B-1 Certificates, the related Interest Distributable Amount for that date;

(B)

to the Holders of the Class B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(C)

to the Holders of the Class B-2 Certificates, the related Interest Distributable Amount for that date;

(D)

to the Holders of the Class B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(E)

to the Holders of the Class B-3 Certificates, the related Interest Distributable Amount for that date;

(F)

to the Holders of the Class B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(G)

to the Holders of the Class B-4 Certificates, the related Interest Distributable Amount for that date;

(H)

to the Holders of the Class B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(I)

to the Holders of the Class B-5 Certificates, the related Interest Distributable Amount for that date;

(J)

to the Holders of the Class B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(K)

to the Holders of the Class B-6 Certificates, the related Interest Distributable Amount for that date;

(L)

to the Holders of the Class B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero; and

(M)

to the Holder of the Class A-R Certificate, any Available Funds then remaining.

(b)

Amounts to be paid to the Holders of a Class of Certificates shall be payable with respect to all Certificates of that Class, pro rata, based on the Class Certificate Principal Balance or Class Certificate Notional Amount, of each Certificate of that Class.

(c)

[RESERVED].

(d)

On each Distribution Date, the Monthly Interest Distributable Amounts for the Classes of Senior Certificates and Subordinate Certificates on such Distribution Date shall be reduced proportionately, based on (A) in the case of the Senior Certificates, the Monthly Interest Distributable Amount to which they would otherwise be entitled and (B) in the case of the Subordinate Certificates, interest accrued at the related Subordinate Certificate Pass-Through Rate on the related Apportioned Principal Balance of each such Class, by:

(i)

Net Interest Shortfalls with respect to the related Loan Group;

(ii)

after the Special Hazard Coverage Termination Date, with respect to each Mortgage Loan in a Loan Group that became a Special Hazard Mortgage Loan during the related Prepayment Period, the excess of one month’s interest at the related Net Loan Rate on the Stated Principal Balance of such Mortgage Loan as of such Distribution Date over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such related Prepayment Period;

(iii)

after the Bankruptcy Coverage Termination Date, with respect to each Mortgage Loan in a Loan Group that became subject to a Bankruptcy Loss during the related Prepayment Period, the interest portion of the related Debt Service Reduction or Deficient Valuation; and

(iv)

after the Fraud Coverage Termination Date, with respect to each Mortgage Loan in a Loan Group that became a Fraud Loan during the related Prepayment Period, the excess of one month’s interest at the related Net Loan Rate on the Stated Principal Balance of such Mortgage Loan as of such Distribution Date over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month.

(e)

Notwithstanding the priority and allocation set forth in Section 5.01(a)(iii) above, if with respect to any Class of Subordinate Certificates on any Distribution Date the sum of the related Class Subordination Percentages of such Class and of all other Classes of Subordinate Certificates which have a higher numerical Class designation than such Class (the “Applicable Credit Support Percentage”) is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments will be made to any such Classes (the “Restricted Classes”) and the amount of such Principal Prepayment otherwise distributable to the Restricted Classes shall be distributed to any Classes of Subordinate Certificates having lower numerical Class designations than such Class, pro rata, based on the Class Certificate Principal Balances of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 5.01(a)(iii) above.

(f)

(i) Notwithstanding the priority and allocation set forth in Section 5.01(a)(iii), on each Distribution Date prior to the Senior Credit Support Depletion Date but after the date on which the aggregate Class Certificate Principal Balance of any Class of the Senior Certificates has been reduced to zero, 100% of the Principal Prepayments on the Mortgage Loans in the Loan Group related to such retired Class of Senior Certificates otherwise distributable on each Class of Subordinate Certificates pursuant to Section 5.01(a)(iii), in reverse order of priority, shall be distributed as principal to the Senior Certificates remaining outstanding pursuant to Section 5.01(a) until the Class Certificate Principal Balances thereof have been reduced to zero, provided that on such Distribution Date either clause (i) or (ii) in the definition of the Two Times Test has not been met.

(ii)

On any Distribution Date on which a Class of Senior Certificates constitutes an Undercollateralized Group, all amounts otherwise distributable as Available Funds on the Subordinate Certificates, in reverse order of priority (or, following the Senior Credit Support Depletion Date, such other amounts described in the immediately following sentence), will be distributed as principal to the Senior Certificates of such Undercollateralized Group pursuant to Section 5.01(a) first, up to the sum of the Accrued Interest Amount and the Principal Deficiency Amount for the related Undercollateralized Group (such distribution, an “Undercollateralization Distribution”) and second, to pay to the Subordinate Certificates and the Class A-R Certificate in the same order and priority as provided in Section 5.01(a)(iii).  In the event that a Class of Senior Certificates constitutes an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from any Available Funds for the Loan Group not related to the Undercollateralized Group remaining after all required amounts have been distributed to the related Class of Senior Certificates.  Undercollateralization Distributions will be applied first to pay accrued but unpaid interest, if any, and second to pay principal in the same priority and allocation provided in Section 5.01(a).

(g)

Distributions on Physical Certificates.  The Paying Agent shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 11.01 hereof respecting the final distribution), in the case of Certificateholders of the Physical Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer.  Distributions among Certificateholders of a Class shall be made in proportion to the Percentage Interests evidenced by the Certificates of that Class held by such Certificateholders.

(h)

Distributions on Book-Entry Certificates.  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures.  Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent.  Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents.  All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates.  None of the Trustee, the Paying Agent, the Depositor or the Seller shall have any responsibility therefor.

SECTION 5.02.  [Reserved].

SECTION 5.03.  Allocation of Realized Losses.

(a)

On or prior to each Distribution Date, the Securities Administrator shall aggregate the loan-level information provided by the Servicer with respect to the total amount of Realized Losses, including Excess Losses, with respect to the Mortgage Loans in each Loan Group for the related Distribution Date and include such information in the Distribution Date Statement.

(b)

On each Distribution Date, the principal portion of Realized Losses, Bankruptcy Losses, Fraud Losses and Special Hazard Losses with respect to such Distribution Date shall be allocated as follows:

(i)

the principal portion of Realized Losses with respect to each Loan Group (other than Excess Losses) shall be allocated in the following order:

first, to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) until the Class Certificate Principal Balance of each such Class is reduced to zero; and

second, to the Senior Certificates, pro rata, until the Class Certificate Principal Balance of each Class of Senior Certificates is reduced to zero; provided however, that the portion of such losses otherwise allocable to Class 3A-1 Certificates will be allocated to the Class 3A-2 Certificates until the Class Principal Balance of the Class 3A-2 Certificates has been reduced to zero; and

(ii)

any principal portion of Excess Losses on the Mortgage Loans shall be allocated to the Classes of Senior Certificates and Subordinate Certificates, pro rata, on the basis of the respective Class Certificate Principal Balances of such Classes of Senior Certificates and Subordinate Certificates.

(c)

(i)

On or prior to the first Distribution Date on which the aggregate Class Certificate Principal Balance of the Subordinate Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date), the interest portion of any Realized Losses (other than Excess Losses) with respect to the Mortgage Loans will not be allocated among any Certificates, but will reduce the amount of Available Funds on the related Distribution Date.  As a result of the subordination of the Subordinate Certificates in right of distribution, such Realized Losses will be borne by the Subordinate Certificates in inverse order of their numerical Class designations, as follows:

(A)

first, to the Class B-6 Certificates, in reduction of accrued but unpaid interest therein and then in reduction of the Class B-6 Principal Balance;

(B)

second, to the Class B-5 Certificates, in reduction of accrued but unpaid interest therein and then in reduction of the Class B-5 Principal Balance;

(C)

third, to the Class B-4 Certificates, in reduction of accrued but unpaid interest therein and then in reduction of the Class B-4 Principal Balance;

(D)

fourth, to the Class B-3 Certificates, in reduction of accrued but unpaid interest therein and then in reduction of the Class B-3 Principal Balance;

(E)

fifth, to the Class B-2 Certificates, in reduction of accrued but unpaid interest therein and then in reduction of the Class B-2 Principal Balance;

(F)

sixth, to the Class B-1 Certificates, in reduction of accrued but unpaid interest therein and then in reduction of the Class B-1 Principal Balance; and

(G)

seventh, first, to the Senior Certificates, pro rata according to the respective accrued but unpaid interest thereon, in reduction thereof, and then to such Senior Certificates, pro rata based on the respective Class Principal Balances, in reduction thereof, provided however, that the portion of losses otherwise allocable to Class 3A-1 Certificates will be allocated to the Class 3A-2 Certificates until the Class Principal Balance of the Class 3A-2 Certificates has been reduced to zero.

(ii)

The interest portion of any Excess Losses on the Mortgage Loans shall be allocated to the Classes of Senior Certificates and Subordinate Certificates on that Distribution Date pursuant to Section 5.01(d).

(d)

The Class Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Principal Balances of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses and Excess Losses on such Distribution Date) exceeds the aggregate of the Stated Principal Balances of all the Mortgage Loans for the following Distribution Date.

(e)

Any Realized Loss or Excess Loss allocated to a Class of Certificates or any reduction in the Class Certificate Principal Balance of a Class of Certificates pursuant to Section 5.03(b) or (c) shall be allocated among the Certificates of such Class, pro rata, in proportion to their respective Certificate Principal Balances.

(f)

Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Principal Balance of a Certificate pursuant to Section 5.03(b) or (c) shall be accomplished by reducing the Certificate Principal Balance thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Principal Balance.”

SECTION 5.04.  Statements.

(a)

On each Distribution Date, the Securities Administrator shall make available to the Trustee, each Certificateholder, the Seller, the Master Servicer and the Rating Agencies, a statement based, as applicable, on loan-level information obtained from the Servicer pursuant to the provision by the Servicer of its Remittance Report (the “Distribution Date Statement”) as to the distributions to be made or made, as applicable, on such Distribution Date:

(i)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal;

(ii)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest;

(iii)

the Senior Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage with respect to each Loan Group for the following Distribution Date;

(iv)

the aggregate amount of servicing compensation received by the Servicer during the related Due Period (without taking into account any reduction thereof in respect of Compensating Interest) and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(v)

the aggregate amount of Advances for the related Due Period and the amount of unreimbursed Advances;

(vi)

the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, each as of the related Determination Date;

(vii)

the Loan Group Balance and related Net WAC for each Loan Group at the Close of Business at the end of the related Due Period;

(viii)

the aggregate Principal Balance of the One-Year CMT Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

(ix)

for each Loan Group, the aggregate Principal Balance of the One-Year LIBOR Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

(x)

[RESERVED];

(xi)

for each Loan Group the number, weighted average remaining term to maturity and weighted average Loan Rate of the related Mortgage Loans as of the related Due Date;

(xii)

the number and aggregate unpaid principal balance of Mortgage Loans in the aggregate and for each Loan Group (a) 30 to 59 days Delinquent, (b) 60 to 89 days Delinquent, (c) 90 or more days Delinquent, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy, in each case as of the close of business on the last day of the preceding calendar month;

(xiii)

the book value of any REO Property as of the Close of Business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties in each Loan Group as of the Close of Business of the last day of the preceding Due Period;

(xiv)

the aggregate amount of Principal Prepayments and the Net Realized Losses for each Class of Certificates on such Distribution Date, with respect to each Loan Group made during the related Prepayment Period;

(xv)

the aggregate amount of Realized Losses incurred during the related Due Period and the cumulative amount of Realized Losses;

(xvi)

the Class Certificate Principal Balance or Class Certificate Notional Amount of each Class of Certificates and the Apportioned Principal Balances of the Subordinate Certificates after giving effect to any distributions made thereon, on such Distribution Date;

(xvii)

the Interest Distributable Amount in respect of each Class of Certificates, for such Distribution Date and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

(xviii)

the aggregate amount of any Net Interest Shortfalls, the Unpaid Interest Shortfall Amount, and the Interest Shortfall for such Distribution Date;

(xix)

the Available Funds with respect to each Loan Group;

(xx)

the Pass-Through Rate for each Class of Certificates for such Distribution Date;

(xxi)

the aggregate Principal Balance of Mortgage Loans purchased hereunder by the Seller during the related Due Period, and indicating the relevant Section of this Agreement, as applicable, requiring or allowing the purchase of each such Mortgage Loan;

(xxii)

the amount of any Principal Deficiency Amounts or Accrued Interest Amounts paid to an Undercollateralized Group or amounts paid pursuant to Section 5.01(f)(i);

(xxiii)

the amount of any Basis Risk Shortfall, if any, and the related accrued interest thereon, with respect to the LIBOR Certificates;

(xxiv)

current Recoveries allocable to each Loan Group; and

(xxv)

cumulative Recoveries allocable to each Loan Group.

The Securities Administrator will make the Distribution Date Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the other parties to this Agreement via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at “www.ctslink.com.”  Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.  The Securities Administrator’s obligations pursuant to this Section 5.04 are limited to the extent of its receipt of all necessary information from the Servicer.  The Trustee and the Securities Administrator may fully rely upon and shall have no liability with respect to information provided by the Servicer.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-Off Date.

(b)

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Securities Administrator to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c)

On each Distribution Date, the Securities Administrator shall supply an electronic tape to Bloomberg Financial Markets, Inc. in a format acceptable to Bloomberg Financial Markets, Inc. on a monthly basis, and shall supply an electronic tape to Loan Performance and Intex Solutions in a format acceptable to Loan Performance and Intex Solutions on a monthly basis.

(d)

On or before January 31st of each year, the Servicer, on behalf of the Trust, shall provide the Securities Administrator with written notice listing all Distribution Date statements with respect to Distribution Dates occurring in the prior calendar year that were included in a Form 8-K filing pursuant to Section 3.28, provided however, that if no Form 10-K is required to be filed for such prior calendar year, no written notice shall be required.  No later than March 15th of each year in which such written notice is provided by the Servicer to the Securities Administrator, the Securities Administrator shall sign a certification (in the form attached hereto as Exhibit P), for the benefit of the Person(s) signing the Form 10-K Certification, regarding certain aspects of the Form 10-K Certification.

SECTION 5.05.  Remittance Reports; Advances.

(a)

No later than the 15th calendar day of each month, the Servicer shall deliver to the Securities Administrator by telecopy or electronic mail (or by such other means as the Master Servicer and the Securities Administrator may agree from time to time) the Remittance Report with respect to the Distribution Date. No later than the Close of Business New York time on the  Business Day prior to such Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Securities Administrator in addition to the information provided on the Remittance Report, such other loan-level information reasonably available to it with respect to the Mortgage Loans as the Securities Administrator may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 5.01.

(b)

If the Monthly Payment on a Mortgage Loan that was due on a related Due Date and is delinquent, other than as a result of application of the Relief Act, and for which the Servicer was required to make an advance pursuant to this Agreement, exceeds the amount on deposit in the Distribution Account which will be used for an advance with respect to such Mortgage Loan, the Servicer shall, on the second Business Day preceding the Distribution Date, deposit in the Distribution Account an amount equal to such deficiency, net of the Servicing Fee, for such Mortgage Loan except to the extent the Servicer determines any such Advance to be Nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Advance was made.  Subject to the foregoing, the Servicer shall continue to make such Advances through the date that it is required to do so under this Agreement.  The obligation to make such an Advance shall continue until such Mortgage Loan becomes a Liquidated Mortgage Loan.  If the Servicer determines that an Advance is Nonrecoverable, it shall, on or prior to the second Business Day prior to the related Distribution Date, present an Officer’s Certificate to the Trustee, the Master Servicer and the Securities Administrator (i) stating that the Servicer elects not to make a Advance in a stated amount and (ii) detailing the reason it deems the advance to be Nonrecoverable.  To the extent the Servicer does not make such an Advance, the Master Servicer in its capacity as successor servicer, shall make such Advance pursuant to Section 7.01(c).

SECTION 5.06.  Compensating Interest Payments.

The amount of the Master Servicing Fee payable to the Master Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Compensating Interest Payment for such Distribution Date, but only to the extent that Interest Shortfalls relating to such Distribution Date are required to be paid but are not actually paid by the Servicers on the Servicer Remittance Date.  Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

SECTION 5.07.  Basis Risk Reserve Fund

(a) On the Closing Date, the Securities Administrator shall establish and maintain in its name, in trust for the benefit of the holders of the LIBOR Certificates, a Basis Risk Reserve Fund.  The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement.  The Basis Risk Reserve Fund shall not be an asset of any REMIC established hereby.

(b) On each Distribution Date, Monthly Interest Distributable Amounts that would otherwise be distributable with respect to the Class X Certificates shall instead be deposited in the Basis Risk Reserve Fund to the extent of the Required Reserve Fund Deposit.

(c) On any Distribution Date for which a Basis Risk Shortfall exists with respect to the LIBOR Certificates, the Securities Administrator, as Paying Agent, shall withdraw first from the Yield Maintenance Account, the amount of such Basis Risk Shortfall for distribution on such Distribution Date pursuant to Section 3.13 and Section 5.01(a)(iv), and then from Basis Risk Reserve Fund, the amount of any such remaining Basis Risk Shortfall for distribution on such Distribution Date pursuant to Section 5.01(a)(v).  If on any Distribution Date the amount on deposit in the Basis Risk Reserve Fund is not sufficient to make a full distribution of the Basis Risk Shortfall with respect to the LIBOR Certificates remaining after application of funds available therefor in the Yield Maintenance Account, the Securities Administrator shall withdraw the entire amount on deposit in the Basis Risk Reserve Fund and distribute such amount to such Classes of Certificates on a pro rata basis.

(d) Funds in the Basis Risk Reserve Fund shall be invested in Permitted Investments.  Any earnings on amounts in the Basis Risk Reserve Fund shall be for the benefit of the Class X Certificateholders.  The Class X Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and the Holders thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein.  The Class X Certificateholder(s) shall be liable for any losses incurred on such investments.  In the absence of written instructions from the Class X Certificateholder as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall be invested in money market funds as described in clause (vi) of the definition of Permitted Investments in Article I.  For all Federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Basis Risk Reserve Fund shall be treated as amounts distributed by the Upper-Tier REMIC to the Class X Certificateholders.

(e) Upon termination of the Trust Fund any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class X Certificateholders.

SECTION 5.08.  Recoveries

(a)

With respect to any Class of Certificates to which a Realized Loss has been allocated (including any such Class for which the related Class Certificate Principal Balance has been reduced to zero), the Class Certificate Principal Balance of such Class will be increased, up to the amount of related Recoveries for such Distribution Date as follows:

(i)

first, the Class Certificate Principal Balance of each Class of Senior Certificates related to the Loan Group from which the Recovery was collected, will be increased pro rata, up to the amount by which Net Realized Losses previously allocated to that Class exceeds the amount of Recoveries for such Distribution Date previously distributed to such Class , and

(ii)

second, the Class Certificate Principal Balance of each Class of Subordinate Certificates will be increased in order of seniority, up to the amount by which Net Realized Losses exceeds the amount of Recoveries for such Distribution Date previously distributed to such Class.

Any increase to the Class Certificate Principal Balance of a Class of Certificates shall increase the Certificate Principal Balance of each Certificate of the related Class pro rata in accordance with each Percentage Interest.

ARTICLE VI

THE CERTIFICATES

SECTION 6.01.  The Certificates.

The Certificates shall be substantially in the form annexed hereto as Exhibit A through E.  Each of the Certificates shall, on original issue, be executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar upon the written order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund.  Each Class of the Regular Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) shall be initially evidenced by one or more Certificates representing a Percentage Interest with (i) in the case of the Class 1A-1, Class 2A-1, Class 3A-1, Class 3A-2, Class B-1, Class B-2 and Class B-3 Certificates, a minimum dollar denomination of $25,000 and integral dollar multiples of $1 in excess thereof and (ii) in the case of the Class X, Class B-4, Class B-5 and Class B-6 Certificates, a minimum dollar denomination of $100,000 and integral dollar multiples of $1,000 in excess thereof, except that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Class Certificate Principal Balance of such Class on the Closing Date.  The Class A-R and Class Y Certificates are issuable only in a Percentage Interest of 100%.

The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Securities Administrator by a Responsible Officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall be binding, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate.  Each Certificate shall, on original issue, be authenticated by the Certificate Registrar upon the order of the Depositor.  No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.  At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Securities Administrator to the Certificate Registrar for authentication and the Certificate Registrar shall authenticate and deliver such Certificates as provided in this Agreement and not otherwise.  Subject to Section 6.02(c), the Senior Certificates (other than the Residual Certificate) and the Class B-1, Class B-2 and Class B-3 shall be Book-Entry Certificates.  The Residual Certificate and the Class B-4, Class B-5 and Class B-6 Certificates shall be Physical Certificates.

The Private Certificates shall be offered and sold in reliance on the exemption from registration under Rule 144A of the 1933 Act and shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form with the applicable legends set forth in Exhibit A (each, a “Restricted Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Securities Administrator, as custodian for DTC and registered in the name of a nominee of DTC, duly executed by the Securities Administrator and authenticated by the Certificate Registrar as hereinafter provided.  The aggregate principal amounts of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Administrator and DTC or its nominee, as the case may be, as hereinafter provided.

SECTION 6.02.  Registration of Transfer and Exchange of Certificates.

(a)

The Certificate Registrar shall cause to be kept a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  The Securities Administrator is hereby appointed, and the Securities Administrator hereby accepts its appointment as, initial Certificate Registrar on behalf of the Trustee, for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.  The Securities Administrator shall provide a copy of the Certificate Register (upon which the Trustee may conclusively rely) to the Trustee upon the Trustee’s request.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Securities Administrator on behalf of the Trust shall execute, and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency.  Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(b)

Except as provided in paragraph (c) or (d) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee, the Master Servicer or the Certificate Registrar except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator and the Depositor shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator and the Depositor may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator and the Depositor and their respective agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.  The parties hereto are hereby authorized to execute one or more Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository.  In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c)

If (i)(x) the Depository or the Depositor advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Certificate Registrar or the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its sole option, with the consent of the Certificate Registrar, elects to terminate the book-entry system through the Depository, upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall, at the Depositor’s expense, in the case of (ii) above, or at the Seller’s expense, in the case of (i) above, execute on behalf of the Trust and authenticate definitive, fully registered certificates (the “Definitive Certificates”).  Neither the Depositor nor the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Seller, the Master Servicer, the Securities Administrator and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d)

No transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws.  Any Private Certificates sold to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the 1933 Act shall be issued only in the form of one or more Definitive Certificates and the records of the Certificate Registrar and DTC or its nominee shall be adjusted to reflect the transfer of such Definitive Certificates.  In the event of any transfer of any Private Certificate in the form of a Definitive Certificate, (i) the transferee shall certify (A) such transfer is made to a Qualified Institutional Buyer in reliance upon Rule 144A (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-2) under the 1933 Act, or (B) such transfer is made to an “accredited investor” under Rule 501(c)(1), (2), (3) or (7) under the 1933 Act (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-1, and, if so required by the Certificate Registrar and the Depositor, a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, delivered to the Certificate Registrar and the Depositor stating that such transfer may be made pursuant to an exemption, including a description of the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trust, the Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator or the Depositor) or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate and the transferee to execute an investment letter acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Trust, the Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator or the Depositor.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Seller, the Master Servicer, the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

In the case of a Private Certificate that is a Book-Entry Certificate, for purposes of the preceding paragraph, the representations set forth in the investment letter in clause (i) shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such Private Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

No transfer of an ERISA-Restricted Certificate, other than the Class Y Certificate, in the form of a Definitive Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor (such requirement is satisfied only by the Certificate Registrar’s receipt of a representation letter from the transferee substantially in the form of Exhibit I-1 or I-2, as applicable, hereto), to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) in the case of an ERISA-Restricted Certificate, if such Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (iii) an Opinion of Counsel satisfactory to the Certificate Registrar, which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar, the Master Servicer, the Servicer, the Securities Administrator, the Depositor or the Trust, addressed to the Certificate Registrar, to the effect that the purchase and holding of such ERISA-Restricted Certificate in the form of a Definitive Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement or to any liability.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate, other than the Class Y Certificate, in the form of a Definitive Certificate to an employee benefit plan subject to ERISA or Section 4975 of the Code without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.  No transfer of a Class Y Certificate in the form of a Definitive Certificate shall be made to an employee benefit plan subject to ERISA or Section 4975 of the Code.

In the case of an ERISA-Restricted Certificate that is a Book-Entry Certificate, for purposes of clauses (i) or (ii) of the first sentence of the preceding paragraph, such representations shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such ERISA-Restricted Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

To the extent permitted under applicable law (including, but not limited to, ERISA), none of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 6.02(d) or for the Paying Agent making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements.  In addition, none of the Trustee, the Certificate Registrar, the Seller, the Master Servicer, the Securities Administrator or the Depositor shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA-Restricted Certificate in the form of a Book-Entry Certificate, and none of the Trustee, the Certificate Registrar, the Seller, the Master Servicer, the Securities Administrator or the Depositor shall have any liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in the Prospectus Supplement and this Agreement.

(e)

Each Person who has or who acquires any Ownership Interest in the Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall be a Permitted Transferee who acquires such Ownership Interest in a Class A-R Certificate for its own account and not in the capacity as trustee, nominee or agent for another Person and shall promptly notify the Certificate Registrar and the Trustee of any change or impending change in its status as such a Permitted Transferee.

(ii)

No Ownership Interest in the Class A-R Certificate may be registered on the Closing Date and no Ownership Interest in a Residual Certificate may thereafter be transferred, and the Certificate Registrar shall not register the Transfer of a Residual Certificate unless, in addition to the certificates required to be delivered under subsection (d) above, the Trustee and the Certificate Registrar shall have been furnished with an affidavit (“Transfer Affidavit”) of the initial owner of the Class A-R Certificate or proposed transferee of a Residual Certificate in the form attached hereto as Exhibit L.

(iii)

In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee and the Certificate Registrar shall as a condition to registration of the transfer, require delivery to them of a Transferor Certificate in the form of Exhibit K hereto from the proposed transferor to the effect that the transferor (a) has no knowledge the proposed Transferee is not a Permitted Transferee acquiring an Ownership Interest in such Class A-R Certificate for its own account and not in a capacity as trustee, nominee, or agent for another Person, and (b) has not undertaken the proposed transfer in whole or in part to impede the assessment or collection of tax.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee.  If any purported transferee shall, in violation of the provisions of this Section, become a Holder of such Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of Transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate.  None of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section or for the Paying Agent making any distributions due on a Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee and the Certificate Registrar received the documents specified in clause (iii).  The Certificate Registrar shall be entitled to recover from any Holder of such Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate.  Any such distributions so recovered by the Certificate Registrar shall be distributed and delivered by the Certificate Registrar to the last Holder of such Residual Certificate that is a Permitted Transferee.

(v)

If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate.  The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Certificate Registrar to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Certificate Registrar determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Certificate Registrar may withhold a corresponding amount from such remittance as security for such claim.  The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and the Certificate Registrar and they shall not be liable to any Person having an Ownership Interest in such Residual Certificate as a result of its exercise of such discretion.

(vi)

If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Securities Administrator upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar and the Servicer, in form and substance satisfactory to the Certificate Registrar, (i) written notification from the Rating Agencies that the removal of the restrictions on Transfer set forth in this Section will not cause the Rating Agencies to downgrade their respective ratings of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

(f)

No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

SECTION 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar or the Trustee or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee, the Depositor or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest.  Upon the issuance of any new Certificate under this Section, the Trustee, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor and the Certificate Registrar) in connection therewith.  Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 6.04.  Persons Deemed Owners.

The Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator or the Depositor and any agent of the Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator or the Depositor may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 hereof and for all other purposes whatsoever, and none of the Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator, the Depositor or any agent of any of them shall be affected by notice to the contrary.

SECTION 6.05.  Appointment of Paying Agent.

(a)

The Securities Administrator may appoint a Paying Agent (which may be the Securities Administrator) for the purpose of making distributions to Certificateholders hereunder.  The Securities Administrator is hereby appointed as the initial Paying Agent.  The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Distribution Account pursuant to Section 3.11 hereof and (ii) to distribute statements and provide information to Certificateholders as required hereunder.  The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities.

The Securities Administrator, as Paying Agent, shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

ARTICLE VII

DEFAULT

SECTION 7.01.  Event of Default.

(a)

If any one of the following events (each, an “Event of Default”) shall occur and be continuing:

(i)

the failure by the Servicer to make any Advance or to deposit in the Distribution Account any deposit required to be made under the terms of this Agreement, and such failure continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer; provided further, in connection with any failure by the Servicer to make any remittance required to be made by the Servicer to the Distribution Account on the day and by the time such remittance is required to be made under the terms of this Agreement (without giving effect to any grace or cure period), the Servicer shall pay to the Master Servicer for the account of the Master Servicer interest at the prime rate on any amount not timely remitted from and including the day such remittance was required to be made, but not including, the day on which such remittance was actually made; or

(ii)

the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 60 days (or, in the case of a breach of its obligation to provide a Servicer Certification pursuant to Section 3.28, 30 days) after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer or to the Servicer and the Master Servicer by Holders of Certificates evidencing at least 25% of the Voting Rights or (B) on which a Servicing Officer of the Servicer has actual knowledge of such failure; or

(iii)

the entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

(iv)

the Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(b)

then, and in each and every such case, so long as an Event of Default shall not have been remedied within the applicable grace period, the Master Servicer shall, at the written direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51%, by notice then given in writing to the Servicer, terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to the Rating Agencies, the Depositor and the Seller.  On or after the receipt by the Servicer (and by the Master Servicer if such notice is given by the Holders) of such written notice, all authority and power of the Certificate Registrar under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer and the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Servicer agrees to cooperate with the Master Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the Master Servicer of all documents and records requested by it to enable it to assume the Servicer’s functions under this Agreement within ten Business Days subsequent to such notice and the transfer within one Business Day subsequent to such notice to the Master Servicer for the administration by it of all cash amounts that shall at the time be held by the Servicer to be deposited by it in the Distribution Account, any REO Account or any Servicing Account or thereafter received by the Servicer with respect to the Mortgage Loans or any REO Property received by the Servicer. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Servicer’s duties and the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Master Servicer, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.  The termination of the rights and obligations of the Servicer shall not affect any liability it may have incurred prior to such termination.

(c)

Notwithstanding the foregoing, if an Event of Default described in clause (i) of Section 7.01(a) shall occur, the Master Servicer shall, by notice in writing to the Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of outstanding Advances or other amounts for which the Servicer was entitled to reimbursement as of the date of termination, and the Master Servicer shall act as provided in Section 7.02 to carry out the duties of the Servicer, including the obligation to make any Advance the nonpayment of which was an Event of Default described in clause (i) of Section 7.01(a).  It is understood and agreed to by the parties that there will be a period of transition (not to exceed 90 days) before the transfer of servicing obligations is fully effective.  The Servicer agrees that it will reimburse the Master Servicer for actual, necessary and reasonable costs incurred by the Master Servicer because of action taken pursuant to this subsection.

SECTION 7.02.  Master Servicer to Act.

(a)

From and after the date the Servicer (and the Master Servicer, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01, the Master Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Master Servicer shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Master Servicer is unwilling to act as successor Servicer or (ii) if the Master Servicer is legally unable so to act, the Master Servicer shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $15,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor Servicer shall not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies as evidenced by a letter to such effect from each Rating Agency. Pending appointment of a successor to the Servicer hereunder, unless the Master Servicer is prohibited by law from so acting, the Master Servicer shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received hereunder. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.09 or to indemnify the Master Servicer or the Trustee pursuant to Section 3.26), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The terminated Servicer shall bear all costs of any servicing transfer hereunder, including but not limited to the costs of the Master Servicer reasonable allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending this Agreement, if necessary. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)

The Master Servicer shall be entitled to reimbursement by the Servicer (or by the Trust Fund pursuant to Section 10.03 if the Servicer is unable to fulfill its obligations hereunder) for all costs associated in the transfer of servicing from the predecessor Servicer, including, without limitation, any costs and expenses associated with the complete transfer of all servicing data and the completion, connection or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

(c)

Any successor, including the Master Servicer, to the Servicer as Servicer shall during the term of its service as Servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.14.

(d)

Notwithstanding anything else herein to the contrary, in no event shall the Master Servicer be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for herein.

SECTION 7.03.  Waiver of Event of Default.

The Majority Certificateholders may, on behalf of all Certificateholders, by notice in writing to the Master Servicer, direct the Master Servicer to waive any events permitting removal of any Servicer under this Agreement, provided, however, that the Majority Certificateholders may not waive an event that results in a failure to make any required distribution on a Certificate without the consent of the Holder of such Certificate.  Upon any waiver of an Event of Default, such event shall cease to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other event or impair any right consequent thereto except to the extent expressly so waived.  Notice of any such waiver shall be given by the Master Servicer to the Rating Agencies.

SECTION 7.04.  Notification to Certificateholders.

(a)

Upon any termination or appointment of a successor to any Servicer pursuant to this Article VII, the Master Servicer shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

(b)

No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute an Event of Default of which a Responsible Officer of the Master Servicer becomes aware of the occurrence of such an event, the Master Servicer shall transmit by mail to all Certificateholders notice of such occurrence unless such Event of Default shall have been waived or cured.

ARTICLE VIII

THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

SECTION 8.01.  Duties of the Trustee and the Securities Administrator.

The Trustee and the Securities Administrator, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.  If an Event of Default has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Trustee and the Securities Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs unless the Trustee is acting as successor Servicer, in which case it shall use the same degree of care and skill as the Servicer hereunder.

The Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Securities Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that Trustee and the Securities Administrator will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments.  If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee and the Securities Administrator shall take such action as it deems appropriate to have the instrument corrected.

On each Distribution Date, the Securities Administrator, shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 5.01 and 11.01 herein.

No provision of this Agreement shall be construed to relieve the Trustee and the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Securities Administrator and, in the absence of bad faith on the part of the Trustee and the Securities Administrator, the Trustee and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Securities Administrator and conforming to the requirements of this Agreement;

(ii)

the Trustee and the Securities Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee or the Securities Administrator, unless it shall be proved that the Trustee or the Securities Administrator, as applicable, was negligent in ascertaining or investigating the facts related thereto;

(iii)

the Trustee and the Securities Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of Holders of Certificates as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Trustee or the Securities Administrator under this Agreement; and

(iv)

the Trustee and the Securities Administrator shall not be charged with knowledge of any Event of Default unless a Responsible Officer of the Trustee or the Securities Administrator, as applicable, obtains actual knowledge of such failure or the Trustee or the Securities Administrator, as applicable, receives written notice of such Event of Default.

The Trustee and the Securities Administrator shall not be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

SECTION 8.02.  Certain Matters Affecting the Trustee and the Securities Administrator.

Except as otherwise provided in Section 8.01 hereof:

(i)

the Trustee and the Securities Administrator may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee or the Securities Administrator may prescribe;

(ii)

the Trustee and the Securities Administrator may consult with counsel and any advice of its counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

the Trustee and the Securities Administrator shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee and/or the Securities Administrator reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee and the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee and the Securities Administrator shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(iv)

the Trustee and the Securities Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, the Trustee and the Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator not reasonably assured to the Trustee or the Securities Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding.  If the Servicer fails to reimburse the Trustee or the Securities Administrator in respect of the reasonable expense of every such examination relating to the Servicer, the Trustee and the Securities Administrator shall be reimbursed by the Trust Fund;

(vi)

the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as the Servicer pursuant to Section 7.02 hereof and thereupon only for the acts or omissions of the Trustee as a successor Servicer;

(vii)

the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian, and shall not be responsible for any willful misconduct or negligence on the part of any agent, nominee, attorney or custodian appointed by the Trustee or the Securities Administrator in good faith;

(viii)

the right of the Trustee and the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee and the Securities Administrator shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(ix)

in order to comply with its duties under the U.S. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the other parties hereto including but not limited to such parties’ names, addresses, and other identifying information.

SECTION 8.03.  Trustee and the Securities Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication and countersignature on the Certificates) shall be taken as the statements of the Seller, the Trustee and the Securities Administrator does not assume any responsibility for the correctness of the same.  The Trustee and the Securities Administrator makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System.  Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Yield Maintenance Agreement or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or the ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation:  the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of any Mortgage Loan to the Trustee or the Securities Administrator or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan; the compliance by the Depositor or the Seller with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s or Securities Administrator’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; the acts or omissions of the Servicer, any Servicer or any Mortgagor; any action of the Servicer taken in the name of the Trustee or the Securities Administrator; the failure of the Servicer to act or perform any duties required of it as agent of the Trustee or the Securities Administrator hereunder; or any action by the Trustee or the Securities Administrator taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Trustee or the Securities Administrator of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee’s duty to review the Mortgage Files, if so required pursuant to Section 2.01 of this Agreement.

SECTION 8.04.  Trustee, Custodian and Servicer May Own Certificates.

The Trustee, the Custodian and the Servicer in their respective individual capacities, or in any capacity other than as Trustee, Custodian or Servicer hereunder, may become the owner or pledgee of any Certificates with the same rights as they would have if they were not Trustee, Custodian or Servicer, as applicable, and may otherwise deal with the parties hereto.

SECTION 8.05.  Trustee’s and Securities Administrator’s Fees and Expenses; Indemnification of Trustee.

The Securities Administrator, as compensation for all services rendered by the Securities Administrator in the exercise and performance of any of the powers and duties hereunder, shall be entitled to withdraw from the Distribution Account on each Distribution Date an amount equal to the portion of the Master Servicer’s Fee for such Distribution Date payable to the Securities Adminsitrator as compensation.  The Trustee will be paid pursuant to a side letter agreement.  The Trust Fund shall pay or reimburse the Trustee and the Securities Administrator upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including but not limited to Section 2.03, 7.01 and Section 8.02(v) hereof and including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders.

In addition, the Trust Fund shall indemnify the Trustee and the Securities Administrator and their respective officers, directors, employees and agents from, and hold them harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with this Agreement, the Trust Fund or the Certificates, in the case of the Trustee or Securities Administrator, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee or Securities Administrator in the performance of its duties hereunder or by reason of the Trustee’s reckless disregard of obligations and duties hereunder or thereunder. This section shall survive termination of this Agreement or the resignation or removal of the Trustee or Securities Administrator hereunder.

SECTION 8.06.  Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of BBB or Baa2 by S&P and Moody’s, respectively, and a short-term rating of at least P-1 by Moody’s and in one of S&P’s two highest short-term rating categories, and subject to supervision or examination by federal or state authority.  If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof.

SECTION 8.07.  Resignation or Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Seller, the Servicer, the Master Servicer, the Securities Administrator and the Rating Agencies.  Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee.  If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee. If the Depositor removes the Trustee under the authority of the immediately preceding sentence, the Seller shall promptly appoint a successor Trustee, with the consent of the Depositor, which consent shall not be unreasonably withheld, by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

The Majority Certificateholders may at any time remove the Trustee by written instrument or instruments delivered to the Servicer, the Master Servicer, the Securities Administrator, the Depositor and the Trustee; the Seller, with the consent of the Depositor, which consent shall not be unreasonably withheld, shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08 hereof.

SECTION 8.08.  Successor Trustee.

Any successor Trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor, the Seller, the Servicer, the Master Servicer, the Securities Administrator and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee.  The Depositor, the Seller, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 hereof and the appointment of such successor Trustee shall not result in a downgrading of the Senior Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

SECTION 8.09.  Merger or Consolidation of Trustee.

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10.  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons, with the consent of the Depositor, which consent shall not be unreasonably withheld, approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable.  Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer.  If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereof, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08 hereof.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)

the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of an Event of Default, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the Servicer.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

SECTION 8.11.  Limitation of Liability.

The Certificates are executed by the Securities Administrator, not in its individual capacity but solely as Securities Administrator of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement.  Each of the undertakings and agreements made on the part of the Securities Administrator in the Certificates is made and intended not as a personal undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Trust.

SECTION 8.12.  Trustee May Enforce Claims Without Possession of Certificates.

(a)

All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement.  Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

(b)

The Trustee shall afford the Seller, the Depositor, the Servicer, the Master Servicer, the Securities Administrator and each Certificateholder upon reasonable notice during normal business hours at its Corporate Trust Office or other office designated by the Trustee, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties.  Upon request, the Trustee shall furnish the Depositor, the Servicer, the Master Servicer, the Securities Administrator and any requesting Certificateholder with its most recent audited financial statements.  The Trustee shall cooperate fully with the Seller, the Servicer, the Master Servicer, the Securities Administrator, the Depositor and such Certificateholder and shall, subject to the first sentence of this Section 8.12(b), make available to the Seller, the Servicer, the Master Servicer, the Securities Administrator, the Depositor and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee’s duties hereunder.  The Seller, the Depositor, the Servicer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

SECTION 8.13.  Suits for Enforcement.

In case an Event of Default or other default by the Servicer, the Seller or the Depositor hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

SECTION 8.14.  Waiver of Bond Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

SECTION 8.15.  Waiver of Inventory, Accounting and Appraisal Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

SECTION 8.16.  Appointment of Custodians.

The Trustee may, with the consent of the Servicer and the Master Servicer, appoint one or more custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement.  The custodian may at any time be terminated by the Servicer or by the Trustee and a substitute custodian appointed therefor with the consent of the Trustee, upon the Trustee’s receipt of an Officer’s Certificate stating that such Custodian meets the requirements of this Section 8.16, which consent shall not be unreasonably withheld.  Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such custodian.  Each custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.  The Master Servicer shall pay from its own funds, without any right to reimbursement, the fees, costs and expenses of each custodian (including the costs of custodian’s counsel).

SECTION 8.17.  No Solicitations.

From and after the Closing Date, the Securities Administrator agrees that it will not take any action to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for any purpose; provided however, that it is understood and agreed that promotions undertaken by the Securities Administrator (or its affiliates) which are directed at customers of the Securities Administrator (or its affiliates) or the public generally, including, without limitation, mass mailings based on commercially acquired mailing lists, and newspaper, radio and television advertisements, shall not constitute solicitations under this Section 8.17, nor is the Securities Administrator prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or agent of a Mortgagor.  In addition, the Trustee agrees that it will not provide to any third-party, including any Affiliate of the Trustee, any information, including, but not limited to, the names of any Mortgagors or the addresses of any Mortgaged Properties, related to any Mortgagor or Mortgage Loan, except as otherwise contemplated by this Agreement.  In addition, the Securities Administrator agrees that it will not provide to any third-party, including any Affiliate of the Securities Administrator, information that includes the names or social security numbers of any Mortgagors or the addresses of any Mortgaged Properties, related to any Mortgagor or Mortgage Loan, except as otherwise contemplated by this Agreement.  Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Trustee’s business or that of its Affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Trustee or any Affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by this Agreement or the Depositor, the Seller, the Servicer, the Master Servicer or the Securities Administrator.

SECTION 8.18.  Trustee to Retain Possession of Certain Insurance Policies and Documents.

The applicable Custodian, as directed by the Trustee, shall retain possession and custody of the originals (to the extent available) of any Primary Insurance Policies or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement and sent to the applicable Custodian.  Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the applicable Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.  The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the applicable Custodian, upon the execution or receipt thereof the originals of any Primary Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

ARTICLE IX

REMIC ADMINISTRATION

SECTION 9.01.  REMIC Administration.

(a)

As set forth in the Preliminary Statement to this Agreement, the Securities Administrator shall elect that the Trust Fund comprise two REMICs for federal tax purposes.  The Trustee shall sign and the Securities Administrator shall file such election on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  The regular interests in each REMIC created hereunder and the residual interest shall be as designated in the Preliminary Statement.  Following the Closing Date, the Securities Administrator shall apply to the Internal Revenue Service for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable method and shall file a Form 8811 with the Internal Revenue Service.

(b)

The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.  The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

(c)

Except as provided in subsection (d) of this Section 9.01, the Seller shall pay any and all tax related expenses (not including taxes) of each REMIC created hereunder, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to any such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee or the Securities Administrator in fulfilling its duties hereunder (including the Securities Administrator’s duties as tax return preparer).

(d)

The Securities Administrator shall prepare and file, and the Trustee shall sign all of the federal and state tax and information returns of each REMIC created hereunder (collectively, the “Tax Returns”) as the direct representative.  The expenses of preparing and filing such Tax Returns shall be borne by the Securities Administrator.  Notwithstanding the foregoing, the Securities Administrator shall have no obligation to prepare, file or otherwise deal with partnership tax information or returns.  In the event that partnership tax information or returns are required by the Internal Revenue Service, the Seller, at its own cost and expense, will prepare and file all necessary returns.

(e)

The Securities Administrator shall perform on behalf of each REMIC created hereunder all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, if required by the Code, the REMIC Provisions or other such guidance, the Securities Administrator shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of the Class A-R Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f)

Each of the Master Servicer, Securities Administrator and the Trustee (to the extent that the affairs of each REMIC are within such Person’s control and the scope of their specific responsibilities under the Agreement) and the Holders of Certificates shall take any action or cause each REMIC created hereunder to take any action necessary to create or maintain the status of each REMIC created hereunder as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.  None of the Trustee, the Securities Administrator, the Master Servicer or the Holder a Residual Certificate shall take any action, cause each REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee and the Securities Administrator have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not result in an Adverse REMIC Event.  In addition, prior to taking any action with respect to each REMIC created hereunder or the assets therein, or causing such REMIC to take any action which is not expressly permitted under the terms of this Agreement, any Holder of the Class A-R Certificate will consult with the Trustee, the Securities Administrator, the Master Servicer or their designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to such REMIC, and no such Person shall take any such action or cause each REMIC created hereunder to take any such action as to which the Trustee or the Securities Administrator has advised it in writing that an Adverse REMIC Event could occur.

(g)

Each Holder of the Class A-R Certificate shall pay when due any and all taxes imposed on each REMIC created hereunder by federal or state governmental authorities.  To the extent that such Trust taxes are not paid by the Class A-R Certificateholder, the Paying Agent shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Class A-R Certificate or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in such REMIC, as the case may be.

(h)

The Securities Administrator, as agent for the Tax Matters Person shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i)

No additional contributions of assets shall be made to each REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

(j)

None of the Trustee, the Master Servicer or the Securities Administrator shall enter into any arrangement by which each REMIC created hereunder will receive a fee or other compensation for services.

(k)

The Securities Administrator shall treat the Basis Risk Reserve Fund and the Yield Maintenance Account as outside reserve funds within the meaning of Treasury Regulation Section 1.860G-2(h) owned by the holders of the Class X Certificates and not as assets of any REMIC.  The Securities Administrator shall treat the rights of the Holders of the LIBOR Certificates to receive distributions to cover Basis Risk Shortfalls as payments under a cap contract written by the Holders of the Class X Certificates in favor of the Holders of the LIBOR Certificates.  Thus, the LIBOR Certificates shall be treated as representing not only ownership of regular interests in a REMIC, but also ownership of an interest in an interest rate cap contract.  For purposes of determining the issue prices of the Certificates, the interest rate cap contracts shall be assumed to have a zero value unless and until required otherwise by an applicable taxing authority.

SECTION 9.02.  Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC created hereunder pursuant to Article XI of this Agreement, (iv) a substitution pursuant to Article II hereof or (v) a repurchase of Mortgage Loans as contemplated hereunder, nor acquire any assets for each REMIC created hereunder, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to each REMIC created hereunder after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) result in an Adverse REMIC Event (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement), or (d) cause an REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

ARTICLE X

THE SELLERS, THE SERVICER, THE MASTER SERVICER , THE SECURITIES ADMINISTRATOR AND THE DEPOSITOR

SECTION 10.01.  Liability of the Seller, the Servicer, the Master Servicer, the Securities Administrator and the Depositor.

The Seller, the Servicer, the Master Servicer and the Securities Administrator shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller, the Servicer, the Master Servicer and the Securities Administrator, as the case may be, herein.  The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor herein.

SECTION 10.02.  Merger or Consolidation of, or Assumption of the Obligations of, the Seller, the Servicer, the Master Servicer, the Securities Administrator or the Depositor.

Any entity into which the Seller, the Servicer, the Master Servicer, the Securities Administrator or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller, the Servicer, the Master Servicer, the Securities Administrator or the Depositor shall be a party, or any corporation succeeding to the business of the Seller, the Servicer, the Master Servicer, the Securities Administrator or the Depositor, shall be the successor of the Seller, the Servicer, the Master Servicer, the Securities Administrator or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 7.02 hereof with respect to the qualifications of a successor Servicer.

SECTION 10.03.  Limitation on Liability of the Servicer, the Master Servicer, the Securities Administrator and Others.

Neither the Servicer, the Master Servicer and Securities Administrator nor any of the directors or officers or employees or agents of the Servicer, the Master Servicer and Securities Administrator shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer, the Master Servicer and Securities Administrator in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer, the Master Servicer and Securities Administrator or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Servicer, the Master Servicer and Securities Administrator or by reason of its failure to perform its obligations and duties hereunder.  The preceding sentence shall not limit the obligations of the Servicer, the Master Servicer and Securities Administrator pursuant to Section 10.05 hereof.  The Servicer, the Master Servicer and Securities Administrator and any director or officer or employee or agent of the Servicer, the Master Servicer and Securities Administrator may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Servicer, the Master Servicer and Securities Administrator and any director or officer or employee or agent of the Servicer, the Master Servicer and the Securities Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its failure to perform its obligations and duties hereunder.  The Servicer, the Master Servicer and Securities Administrator may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  The Servicer’s, the Master Servicer’s and the Securities Administrator’s right to indemnity or reimbursement pursuant to this Section shall be expenses of the Trust Fund and the Servicer, the Master Servicer and Securities Administrator shall be entitled to be reimbursed therefor out of the Collection Account or the Distribution Account, and shall survive any resignation or termination of the Servicer pursuant to Section 10.04 or 7.01 hereof with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).  This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities, the Master Servicer solely in its capacity as Master Servicer hereunder and in no other capacities and Securities Administrator solely in its capacity as Securities Administrator hereunder and in no other capacities.

SECTION 10.04.  Servicer Not to Resign.

Subject to the provisions of Section 7.01 and Section 10.02 hereof, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor Servicer to the Master Servicer in writing and such proposed successor Servicer is acceptable to the Master Servicer, (b) each Rating Agency shall have delivered a letter to the Master Servicer prior to the appointment of the successor Servicer stating that the proposed appointment of such successor Servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of clause (i) above, the Master Servicer shall have assumed the Servicer’s responsibilities and obligations hereunder or, in the case of clause (ii) above, the Master Servicer shall have designated a successor servicer in accordance with Section 7.02 hereof.  Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 hereof as obligations that survive the resignation or termination of the Servicer.  Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer.

SECTION 10.05.  Delegation of Duties.

In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01 hereof.  Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 10.04 hereof.

SECTION 10.06.  Master Servicer Not to Resign.

Except as provided in Section 10.04, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured.  Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Independent Opinion of Counsel (delivered at the expense of the Master Servicer) to such effect delivered to the Trustee.  No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 7.02 hereof.  The Trustee shall notify the Rating Agency of the resignation of the Master Servicer.

If, at any time, Wells Fargo Bank, N.A., as Master Servicer resigns under this Section 10.06, or sells or assigns its rights and obligations under Section 10.07, or is removed as Master Servicer pursuant to Section 7.01, then at such time Wells Fargo Bank, N.A. also shall resign (and shall be entitled to resign) as Securities Administrator, Paying Agent and Certificate Registrar under this Agreement.

SECTION 10.07.  Successor Master Servicer.

In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, the Trustee may make such arrangements for the compensation of such successor Master Servicer out of payments on the Mortgage Loans as the Trustee and such successor Master Servicer shall agree which in no case shall exceed the Master Servicing Fee.  Subject to the preceding sentence, if the successor Master Servicer does not agree that the proposed compensation is fair, such successor Master Servicer shall obtain two quotations of market compensation from third parties actively engaged in the servicing of single-family mortgage loans; provided, however, that the Rating Agency shall confirm in writing that any appointment of a successor Master Servicer (other than the Trustee) will not result in a downgrade in the then current rating of any Class of Certificates.

SECTION 10.08.  Sale and Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement, provided that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by the Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee and the Depositor; and (d) shall execute and deliver to the Trustee and the Depositor an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement or any custodial agreement from and after the effective date of such agreement; (ii) the Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and the Rating Agency’s ratings of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer, the Trustee and the Depositor; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee and the Depositor an Officer’s Certificate and an Independent Opinion of Counsel, (delivered at the Master Servicer’s expense) each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement.  No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

SECTION 10.09.  Additional Compensation to the Master Servicer.

Pursuant to Article IV, all income and gain realized from any investment of funds in the Distribution Account shall be for the benefit of the Master Servicer as additional compensation.  Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, shall be retained by the applicable Servicer, or the Master Servicer, and shall not be deposited in the related Servicing Account or the Distribution Account.  The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.  The amount of the aggregate compensation payable as set forth in this Section 10.09 plus the Master Servicing Fee due to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section 5.06.

ARTICLE XI

TERMINATION

SECTION 11.01.  Termination.

(a)

The respective obligations and responsibilities of the Seller, the Depositor, the Master Servicer, the Securities Administrator and the Trustee created hereby (other than the obligation of the Securities Administrator, as Paying Agent to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon the earliest of (i) the Distribution Date on which the Class Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan, (iii) the optional purchase of the Mortgage Loans as described in the following paragraph and (iv) the Latest Possible Maturity Date.  Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

The Servicer may, at its option, terminate this Agreement on any Distribution Date on which the aggregate of the Stated Principal Balances of the Mortgage Loans immediately after such date is equal to or less than 10% of the Cut-Off Date Aggregate Principal Balance (the “Call Option Date”), by purchasing, on such Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (i) the outstanding Stated Principal Balances of the Mortgage Loans (other than in respect of REO Properties), (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Principal Balance of each Mortgage Loan related to any REO Property, (iii) in all cases, accrued and unpaid interest thereon at the applicable Loan Rate through the end of the Due Period preceding the final Distribution Date, (iv) unreimbursed Servicing Advances and Advances, (v) and any unpaid Master Servicing Fees and Servicing Fees allocable to such Mortgage Loans and REO Properties, (vi) all amounts, if any, then due and owing to the Trustee, the Master Servicer and the Securities Administrator under this Agreement and (vii) any Basis Risk Shortfalls remaining unpaid on the Call Option Date (the “Termination Price”).

(b)

Notice of any termination pursuant to the second paragraph of Section 11.01(a), specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Certificate Registrar for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date, instruction to notice the Holders and a Holders list from the Securities Administrator by letter to the Certificateholders mailed not earlier than the 10th day and not later than the 19th day of the month immediately preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Certificate Registrar therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Registrar therein specified.  The Trustee shall give such notice to the Securities Administrator, the Master Servicer and the Certificate Registrar at the time such notice is given to Holders of the Certificates.  Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate or request the Master Servicer to terminate, the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(c)

Upon presentation and surrender of the Certificates, the Securities Administrator, as Paying Agent shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 5.01 hereof for such Distribution Date.

(d)

In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Securities Administrator shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate account for the benefit of such Certificateholders, and the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Master Servicer shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Master Servicer for payment.

SECTION 11.02.  Additional Termination Requirements.

(a)

In the event the purchase option provided in Section 11.01 is exercised, the Trust shall be terminated in accordance with the following additional requirements:

(i)

The Trustee shall sell any remaining assets of the Trust Fund for cash and, within 90 days of such sale, the Securities Administrator shall distribute to (or credit to the account of) the Certificateholders the proceeds of such sale together with any cash on hand (less amounts retained to meet claims) in complete liquidation of the Trust Fund and each REMIC created hereunder; and

(ii)

The Securities Administrator shall attach a statement to the final federal income tax return for each REMIC created hereunder stating that pursuant to Treasury Regulation §1.860F-1, the first day of the 90-day liquidation period for such REMIC was the date on which the Trustee sold the assets of the Trust Fund and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as evidenced by an Opinion of Counsel delivered to the Trustee obtained at the expense of the Seller.

(b)

By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee and the Securities Administrator as their attorneys in fact to undertake the foregoing steps.

SECTION 11.03.  [Intentionally Omitted.]

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01.  Amendment.

This Agreement may be amended from time to time by the Seller, the Depositor, the Master Servicer, the Securities Administrator and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, or (iv) to conform the terms hereof to the description thereof provided in the Prospectus; provided, however, that any such action listed in clause (i) through (iii) above shall be deemed not to adversely affect in any material respect the interests of any Certificateholder, if evidenced by (i) written notice to the Depositor, the Seller, the Master Servicer, the Securities Administrator and the Trustee from the each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which each is a Rating Agency or (ii) an Opinion of Counsel stating that such amendment shall not adversely affect in any material respect the interests of any Certificateholder, is permitted by the Agreement and all the conditions precedent, if any have been complied with, delivered to the Master Servicer and the Trustee.

In addition, this Agreement may be amended from time to time by Seller, the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates that are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66 2/3% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding.  Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies.

Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by and at the expense of the Person seeking such Amendment (unless such Person is the Trustee, in which case the Trustee shall be entitled to be reimbursed for such expenses by the Trust pursuant to Section 8.05 hereof), to the effect that such amendment will not result in an Adverse REMIC Event and that the amendment is being made in accordance with the terms hereof, such amendment is permitted by this Agreement and all conditions precedent, if any, have been complied with.

Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Seller (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Master Servicer and the Rating Agencies.

It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this 12.01 Section that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 12.02.  Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 12.03.  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder, the Securities Administrator and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 12.04.  Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 12.05.  Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of Provident Funding Associates, L.P., in its capacity as the Seller or the Servicer, to Provident Funding Associates, L.P., 1633 Bayshore Highway, Suite 155, Burlingame, California 94010, Attention: Michelle Blake, Chief Financial Officer (telecopy number (652) 652-1340), or such other address or telecopy number as may hereafter be furnished to the Depositor and the Trustee in writing by the Seller, (b) in the case of the Trustee, to Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, CA 92705-4934, Attention: GC05P1 (telecopy number (714) 247-6329), with a copy to the Corporate Trust Office or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer, the Securities Administrator and the Seller in writing by the Trustee, (c) in the case of the Depositor, to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal (telecopy number (203) 618-2132), or such other address or telecopy number as may be furnished to the Seller, the Master Servicer, the Securities Administrator and the Trustee in writing by the Depositor and (d) in the case of the Master Servicer or the Securities Administrator, to Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Master Servicing – Provident Funding 2005-1 (telecopy number (410) 715-2380) or, in the case of the Master Servicer or the Securities Administrator via overnight delivery, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Master Servicing – Provident Funding 2005-1 (telecopy number (410) 715-2380), or such other address or telecopy number as may be furnished to the Depositor, the Seller and the Trustee in writing by the Master Servicer or the Securities Administrator, as applicable.  Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register.  Notice of any Event of Default shall be given by telecopy and by certified mail.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice.  A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above

SECTION 12.06.  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 12.07.  Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 12.08.  Notice to the Rating Agencies.

(a)

The Trustee shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

(i)

any material change or amendment to this Agreement;

(ii)

the occurrence of any Event of Default that has not been cured or waived;

(iii)

the resignation or termination of the Master Servicer or the Trustee;

(iv)

the final payment to Holders of the Certificates of any Class;

(v)

any change in the location of any Account; and

(vi)

if the Trustee is acting as a successor Master Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

(b)

The Securities Administrator shall promptly furnish or make available to the Rating Agencies copies of each Distribution Date Statement described in Section 5.04 hereof.

(c)

The Servicer shall promptly furnish to the Rating Agencies copies of the following:

(i)

each annual statement as to compliance described in Section 3.16 hereof;

(ii)

each annual independent public accountants’ servicing report described in Section 3.17 hereof; and

(iii)

each notice delivered pursuant to Section 5.05 hereof which relates to the fact that the Servicer has not made an Advance.

(d)

All notices to the Rating Agencies provided for in this Agreement shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

Standard & Poor’s Ratings Services,

   a Division of The McGraw-Hill Companies, Inc.

55 Water Street

New York, New York 10041

Attention:  Residential Mortgages

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Attention: Residential Mortgages

SECTION 12.09.  Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

SECTION 12.10.  Benefits of Agreement.

Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

SECTION 12.11.  Acts of Certificateholders.

(a)

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Securities Administrator and, where expressly required under this Agreement, to the Master Servicer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Securities Administrator and the Master Servicer, if made in the manner provided in this Section 12.11.

(b)

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)

Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 12.12.  Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

SECTION 12.13.  [Intentionally Omitted]

SECTION 12.14.  Provision of Information.

For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, each of the Depositor and the Securities Administrator agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the 1933 Act.  Any reasonable out-of-pocket expenses incurred by the Securities Administrator in providing such information shall be reimbursed by the Depositor.

The Securities Administrator shall provide to any person to whom a Prospectus was delivered by Greenwich Capital Markets, Inc., upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 3.18 and (ii) a copy of any other document incorporated by reference in the Prospectus.  Any reasonable out-of-pocket expenses incurred by the Securities Administrator in providing copies of such documents shall be reimbursed by the Depositor.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities Administrator, the Seller, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

GREENWICH CAPITAL ACCEPTANCE, INC.,

as Depositor

By:

/s/Shakti Radhakishun

Name:  Shakti Radhakishun

Title:    Vice President

PROVIDENT FUNDING ASSOCIATES, L.P., as

the Seller and Servicer

By: Provident Funding Group, Inc.,

       General Partner

By:

/s/Michelle Blake

Name:  Michelle Blake,

Title:    Secretary

DEUTSCHE BANK NATIONAL TRUST

COMPANY, as Trustee and Custodian

By:

/s/Marion Hogan

Name:  Marion Hogan

Title:    Associate

By:

/s/Brent Hoyler

Name:  Brent Hoyler

Title:    Associate

WELLS FARGO BANK, N.A.,

as Master Servicer and Securities Administrator

By:

/s/ Stacey Taylor

Name:  Stacey Taylor

Title:    Assistant Vice President

STATE OF CONNECTICUT

)

) ss.:

COUNTY OF FAIRFIELD

)

On the 27th day of April 2005, before me, a notary public in and for said State, personally appeared Shakti Radhakishun known to me to be a Vice President of Greenwich Capital Acceptance, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Kimberly J. Donnelly

Notary Public

STATE OF CALIFORNIA

)

) ss.:

COUNTY OF SAN MATEO

)

On the 27th day of April 2005, before me, a notary public in and for said State, personally appeared Michelle Blake known to me to be the Secretary of Provident Funding Group, Inc., General Partner of Provident Funding Associates, L.P., a California limited partnership that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

     /s/ C. Nillo

Notary Public

STATE OF CALIFORNIA

)

) ss.:

COUNTY OF ORANGE

)

On the 25th day of April 2005, before me, a notary public in and for said State, personally appeared Marion Hogan known to me to be an Associate of Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Curtis M. Hall

Notary Public

STATE OF CALIFORNIA

)

) ss.:

COUNTY OF ORANGE

)

On the 25th day of April 2005, before me, a notary public in and for said State, personally appeared Brent Hoyler known to me to be an Associate of Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Curtis M. Hall

Notary Public

STATE OF MARYLAND

)

) ss.:

COUNTY OF BALTIMORE

)

On the 28th day of February 2005, before me, a notary public in and for said State, personally appeared Stacey Taylor known to me to be an Assistant Vice President of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Darron C. Woodus

Notary Public

EXHIBIT A-1

FORM OF CLASS A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.:

[

]

Cut-Off Date:

April 1, 2005

First Distribution Date:

May 25, 2005

Initial Certificate Principal

Balance of this Certificate

(“Denomination”):

$[

]

Original Class Certificate

Principal Balance of this

Class:

$[

]

Percentage Interest:

[

]%

Pass-Through Rate:

Variable

CUSIP:

Class:

A

Assumed Final Distribution Date:

[_____], 2035

Provident Funding Mortgage Loan Trust 2005-1,

Provident Funding Mortgage Pass-Through Certificates, Series 2005-1

Class [__]A-[__]

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of adjustable rate, first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

Principal in respect of this Certificate is distributable monthly as set forth herein and in the Agreement.  Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 2005 (the “Agreement”) among the Depositor, Provident Funding Associates, L.P. as seller (in such capacity, the “Seller”) and servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator), and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and custodian (in such capacity, the “Custodian”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator, as Certificate Registrar.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:  April ___, 2005

WELLS FARGO BANK, N.A.,

not in its individual capacity,

but solely as Securities Administrator

By

This is one of the Certificates

referenced in the within-mentioned Agreement

By ________________________________________

Authorized Signatory of
Wells Fargo Bank, N.A.,
as Certificate Registrar

EXHIBIT A-2

FORM OF CLASS X CERTIFICATE

CLASS X-[____] CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.:

[

]

Cut-Off Date:

April 1, 2005

First Distribution Date:

May 25, 2005

Initial Certificate Notional

Amount of this Certificate

(“Denomination”):

$[

]

Original Class Certificate

Notional Amount of this

Class:

$[

]

Percentage Interest:

[

]%

Pass-Through Rate:

Variable

CUSIP:

[___________]

Class:

X-[___]

Assumed Final Distribution Date:

[____], 2035

Provident Funding Mortgage Loan Trust 2005-1,

Provident Funding Mortgage Pass-Through Certificates, Series 2005-1

Class [__]A-[__]

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of adjustable rate, first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Notional Amount) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 2005 (the “Agreement”) among the Depositor, Provident Funding Associates, L.P. as seller (in such capacity, the “Seller”) and servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator), and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and custodian (in such capacity, the “Custodian”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator, as Certificate Registrar.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:  April ___, 2005

WELLS FARGO BANK, N.A.,

not in its individual capacity,

but solely as Securities Administrator

By

This is one of the Certificates

referenced in the within-mentioned Agreement

By ________________________________________

Authorized Signatory of
Wells Fargo Bank, N.A.,
as Certificate Registrar

EXHIBIT B

FORM OF CLASS A-R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN TO EFFECT THE TRANSFER, OR (B) A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”) AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE-95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CERTIFICATE REGISTRAR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:

1

Cut-Off Date:

April 1, 2005

First Distribution Date:

May 25, 2005

Initial Certificate Principal

Balance of this Certificate:

$100

Original Class Certificate

Principal Balance of this

Class:

$100

Percentage Interest:

100%

Pass-Through Rate:

Net WAC

CUSIP:

Class:

A-R

Assumed Final Distribution Date:

[___], 2035

Provident Funding Mortgage Loan Trust 2005-1,

Provident Funding Mortgage Pass-Through Certificates, Series 2005-1

Class A-R

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of adjustable rate, first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [_________________________] is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 2005 (the “Agreement”) among the Depositor, Provident Funding Associates, L.P. as seller (in such capacity, the “Seller”) and servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator), and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and custodian (in such capacity, the “Custodian”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office of the Certificate Registrar or the office or agency maintained by the Certificate Registrar.

No transfer of this Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor and in substantially the form attached to the Agreement, to the effect that such transferee is not an employee benefit or other plan or arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), nor a person acting on behalf or investing plan assets of any such plan or arrangement, which representation letter shall not be an expense of the Certificate Registrar or the Trustee, or (ii) a representation that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60, or (iii) an Opinion of Counsel in accordance with the provisions of the Agreement.  Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee and the Certificate Registrar of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee and the Certificate Registrar as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.  The Securities Administrator will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest in this Certificate in violation of the restrictions mentioned above.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Securities Administrator, as Certificate Registrar.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:  April ___, 2005

WELLS FARGO BANK, N.A.,

not in its individual capacity,

but solely as Securities Administrator

By

This is one of the Certificates

referenced in the within-mentioned Agreement

By ________________________________________

Authorized Signatory of
Wells Fargo Bank, N.A.,
as Certificate Registrar

EXHIBIT C

FORM OF SUBORDINATE CERTIFICATE

CLASS B-[      ] CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] [Applicable to Book-Entry Certificates only; delete for Physical Certificates]

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]  [Applicable to Physical Certs Only]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

[NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED (A) (1) UNLESS SUCH TRANSFER IS MADE TO A QUALIFIED INSTITUTIONAL BUYER IN RELIANCE UPON RULE 144A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR (2) UNLESS SUCH TRANSFER IS MADE TO AN ACCREDITED INVESTOR IN RELIANCE UPON RULE 501 (C)(1), (2), (3) OR (7) OF THE 1933 ACT (IN EACH CASE AS EVIDENCED BY AN INVESTMENT LETTER DELIVERED TO THE CERTIFICATE REGISTRAR, IN SUBSTANTIALLY THE FORM ATTACHED TO THE AGREEMENT AND, IF SO REQUIRED BY THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, A WRITTEN OPINION OF COUNSEL (WHICH MAY BE IN-HOUSE COUNSEL) ACCEPTABLE TO AND IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, STATING THAT SUCH TRANSFER MAY BE MADE PURSUANT TO AN EXEMPTION (INCLUDING A DESCRIPTION OF THE APPLICABLE EXEMPTION AND THE BASIS THEREFOR) FROM THE 1933 ACT OR STATING THAT SUCH TRANSFER IS BEING MADE PURSUANT TO THE 1933 ACT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE CERTIFICATE REGISTRAR OR THE DEPOSITOR) OR (B) UNLESS THE TRANSFEROR SHALL HAVE EXECUTED A TRANSFEROR CERTIFICATE (IN SUBSTANTIALLY THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT) AND THE TRANSFEREE SHALL HAVE EXECUTED AN INVESTMENT LETTER (IN SUBSTANTIALLY THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT) ACCEPTABLE TO AND IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE DEPOSITOR AND THE CERTIFICATE REGISTRAR CERTIFYING TO THE DEPOSITOR AND THE CERTIFICATE REGISTRAR THE FACTS SURROUNDING SUCH TRANSFER, WHICH INVESTMENT LETTER SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE CERTIFICATE REGISTRAR OR THE DEPOSITOR.]  [Applicable to Class B-4, Class B-5 and Class B-6 Certificates that are Physical Certificates only]

[IF THE RATING OF THIS CERTIFICATE IS BELOW INVESTMENT GRADE AT THE TIME OF ITS ACQUISITION, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN TO EFFECT THE TRANSFER, OR (B) A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60 AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE WITHOUT THE DELIVERY TO THE CERTIFICATE REGISTRAR OF AN OPINION OF COUNSEL SATISFACTORY TO THE CERTIFICATE REGISTRAR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]  [Applicable to Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates that are Physical Certificates only]

[THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (I) IT ACQUIRED SUCH CERTIFICATE (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT OR (B) AS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, AND (II) IF THE RATING OF THIS CERTIFICATE IS BELOW INVESTMENT GRADE AT THE TIME OF ITS ACQUISITION, (A) SUCH HOLDER IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR A PERSON USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER, (B) SUCH HOLDER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60 AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR (C) THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY THE HOLDER WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SERVICER, THE SECURITIES ADMINISTRATOR OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.]  [Applicable to Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates that are Book-Entry Certificates only]

THIS CERTIFICATE IS SUBORDINATE IN RIGHT AND PAYMENT AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

Certificate No.:

[

]

Cut-Off Date:

April 1, 2005

First Distribution Date:

May 25, 2005

Initial Certificate Principal

Balance of this Certificate

(“Denomination”):

$[

]

Original Class Certificate

Principal Balance of this

Class:

$[

]

Percentage Interest:

[

]%

Pass-Through Rate:

Subordinate Net WAC

CUSIP:

Class:

B-[    ]

Assumed Final Distribution Date:

[____], 2035

Provident Funding Mortgage Loan Trust 2005-1,

Provident Funding Mortgage Pass-Through Certificates, Series 2005-1

Class B-[      ]

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of adjustable rate, first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE INC., as Depositor.

Principal in respect of this Certificate is distributable monthly as set forth herein and in the Agreement.  Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that [CEDE & CO.] [Applicable to Book-Entry Certificates only] [_________________________] [Applicable to Physical Certificates only] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 2005 (the “Agreement”) among the Depositor, Provident Funding Associates, L.P. as seller (in such capacity, the “Seller”) and servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator), and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and custodian (in such capacity, the “Custodian”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Neither this Certificate nor any interest herein may be transferred (A) (1) unless such transfer is made to a Qualified Institutional Buyer in reliance upon rule 144A of the Securities Act of 1933, as amended (the “1933 Act”) or (2) unless such transfer is made to an Accredited Investor in reliance upon Rule 501 (c)(1), (2), (3) or (7) of the 1933 Act (in each case as evidenced by an Investment Letter delivered to the Certificate Registrar, in substantially the form attached to the Agreement and, if so required by the Certificate Registrar and the Depositor, a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, stating that such transfer may be made pursuant to an exemption (including a description of the applicable exemption and the basis therefor) from the 1933 Act or stating that such transfer is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trust, the Trustee, the Master Servicer, the Securities Administrator, the Certificate Registrar or the Depositor) or (b) unless the transferor shall have executed a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and the transferee shall have executed an Investment Letter (in substantially the form attached to the Pooling and Servicing Agreement) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Trust, the Trustee, the Master Servicer, the Securities Administrator, the Certificate Registrar or the Depositor.]  [Applicable to Class B-4, Class B-5 and Class B-6 Certificates that are physical certificates only]

[If the rating of this Certificate is below investment grade at the time of its acquisition, neither this Certificate nor any interest herein may be transferred unless the Certificate Registrar shall have received either (a) a representation letter to the effect that such transferee is not an Employee Benefit Plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement subject to Section 4975 of the Code (collectively, a “Plan”) nor a person acting on behalf of any such plan or arrangement nor a person using the assets of any such plan to effect the transfer, or (b) a representation that the purchaser is an insurance company purchasing this Certificate with funds contained in an “insurance company general account” as defined in Section v(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and that the purchase and holding of this Certificate are covered under Sections I and III of PTCE 95-60, or (c) an Opinion of Counsel in accordance with the provisions of the Agreement referred to herein.  Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate to or on behalf of an employee benefit plan subject to ERISA or to Section 4975 of the Code without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.]  [Applicable to Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates that are physical certificates only]

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator, as Certificate Registrar.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:  April ___, 2005

WELLS FARGO BANK, N.A.,

not in its individual capacity,

but solely as Securities Administrator

By

This is one of the Certificates

referenced in the within-mentioned Agreement

By ________________________________________

Authorized Signatory of

Wells Fargo Bank, N.A.,

as Certificate Registrar

EXHIBIT D

FORM OF CLASS Y CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED (A) UNLESS SUCH TRANSFER IS MADE TO A QUALIFIED INSTITUTIONAL BUYER IN RELIANCE UPON RULE 144A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) (AS EVIDENCED BY AN INVESTMENT LETTER DELIVERED TO THE CERTIFICATE REGISTRAR, IN SUBSTANTIALLY THE FORM ATTACHED TO THE AGREEMENT AND, IF SO REQUIRED BY THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, A WRITTEN OPINION OF COUNSEL (WHICH MAY BE IN-HOUSE COUNSEL) ACCEPTABLE TO AND IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, STATING THAT SUCH TRANSFER MAY BE MADE PURSUANT TO AN EXEMPTION (INCLUDING A DESCRIPTION OF THE APPLICABLE EXEMPTION AND THE BASIS THEREFOR) FROM THE 1933 ACT OR STATING THAT SUCH TRANSFER IS BEING MADE PURSUANT TO THE 1933 ACT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR THE DEPOSITOR) OR (B) UNLESS THE TRANSFEROR SHALL HAVE EXECUTED A TRANSFEROR CERTIFICATE (IN SUBSTANTIALLY THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT) AND THE TRANSFEREE SHALL HAVE EXECUTED AN INVESTMENT LETTER (IN SUBSTANTIALLY THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT) ACCEPTABLE TO AND IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE DEPOSITOR AND THE CERTIFICATE REGISTRAR CERTIFYING TO THE DEPOSITOR AND THE CERTIFICATE REGISTRAR THE FACTS SURROUNDING SUCH TRANSFER, WHICH INVESTMENT LETTER SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR THE DEPOSITOR.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE WILL NOT CONSTITUTE AN INTEREST IN ANY “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE SHALL NOT BE TRANSFERRED TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR ANY ENTITY DEEMED TO HOLD THE PLAN ASSETS OF THE FOREGOING (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING FOR, OR ON BEHALF OF, ANY SUCH PLAN TO EFFECT THE TRANSFER.

THIS CERTIFICATE IS LIMITED IN RIGHT AND PAYMENT AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

Certificate No.:

[

]

Cut-Off Date:

April 1, 2005

First Distribution Date:

May 25, 2005

Percentage Interest:

100%

Assumed Final Distribution Date:

[____], 2035

Provident Funding Mortgage Loan Trust 2005-1,

Provident Funding Mortgage Pass-Through Certificates, Series 2005-1

Class Y

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of adjustable rate, first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE INC., as Depositor.

Principal in respect of this Certificate is distributable monthly as set forth herein and in the Agreement.  Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their respective affiliates.

This certifies that WELLS FARGO BANK, N.A. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Greenwich Capital Acceptance, Inc. (the “Depositor”).  The Trust was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 2005 (the “Agreement”) among the Depositor, Provident Funding Associates, L.P. as seller (in such capacity, the “Seller”) and servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator), and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and custodian (in such capacity, the “Custodian”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator, as Certificate Registrar.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:  April ___, 2005

WELLS FARGO BANK, N.A.,

not in its individual capacity,

but solely as Securities Administrator

By

This is one of the Certificates

referenced in the within-mentioned Agreement

By ________________________________________

Authorized Signatory of

Wells Fargo Bank, N.A.,

as Certificate Registrar

EXHIBIT E

FORM OF REVERSE OF THE CERTIFICATES

PROVIDENT FUNDING MORTGAGE LOAN TRUST 2005-1,

Provident Funding Mortgage Pass-Through Certificates, Series 2005-1

Reverse Certificate

This Certificate is one of a duly authorized issue of Certificates designated as Provident Funding Mortgage Loan Trust 2005-1, Provident Funding Mortgage Pass-Through Certificates, Series 2005-1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator, as Paying Agent is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month, or if the 25th day is not a Business Day, then on the next succeeding Business Day (the “Distribution Date”), commencing on the Distribution Date in May 2005, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made, (i) in the case of a Physical Certificate, by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder, by wire transfer as set forth in the Agreement and (ii) in the case of a Book-Entry Certificate, to the Depository, which shall credit the amounts of such distributions to the accounts of its Depository Participants in accordance with its normal procedures.  The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Certificate Registrar specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Agreement at any time, by the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Trustee and Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Certificate Registrar accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

 [Subject to the terms of the Agreement, each Class of Book-Entry Certificates will be registered as being held by the Depository or its nominee and beneficial interests will be held by Certificate Owners through the book-entry facilities of the Depository or its nominee in minimum denominations of $25,000 and integral dollar multiples of $1 in excess thereof, in the case of the Class 1A-1, Class 2A-1, Class 2A-2, Class 3A-1, Class 3A-2, Class B-1, Class B-2 and Class B-3 Certificates and $100,000 and integral dollar multiples of $1,000 in excess thereof, in the case of the Class X, Class B-4, Class B-5 and Class B-6 Certificates, except that one Certificate of each such Class of Certificates may be in a different denomination.]  [Applicable to Book-Entry Certificates only; delete for Physical Certificates.]

[The Class A-R and Class Y Certificates are each issuable as a single certificate in physical form only in a Percentage Interest of 100%.]  [Applicable to Class A-R and Class Y Certificates only.]

[The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.]  [Applicable to Physical Certificates only; delete for Book-Entry Certificates.]

No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, each Seller, the Trustee, the Master Servicer, the Securities Administrator, the Certificate Registrar and the Paying Agent and any agent of the Depositor, each Seller, the Trustee, the Master Servicer, the Securities Administrator, the Certificate Registrar and the Paying Agent may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Seller, the Trustee, the Master Servicer, the Securities Administrator, the Certificate Registrar or the Paying Agent or any agent of any of them shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate of the Stated Principal Balances of the Mortgage Loans immediately after such date is equal to or less than 10% of the Cut-Off Date Aggregate Principal Balance, the Call Option Holder may, at its option, terminate the Agreement by purchasing, on such Distribution Date, all of the outstanding Mortgage Loans and REO Properties at the Termination Price as provided in the Pooling and Servicing Agreement.  In the event that the Call Option Holder does not exercise its right of optional termination, the obligations and responsibilities created by the Agreement will terminate upon the earliest of (i) the Distribution Date on which the Class Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan and (iii) the Latest Possible Maturity Date.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

 (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:                                                                                              .

Dated: _____________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                                                                                            ,

account number ________________________, or, if mailed by check, to ___________________

Applicable statements should be mailed to ___________________________________________

                                                                                             .

This information is provided by _____________________________________________,

the assignee named above, or _____________________________________________________,

as its agent.

EXHIBIT F

REQUEST FOR RELEASE OF DOCUMENTS

 [Addressed to Custodian]

Re:

Custodial Agreement dated as of ________, among _____________________.

 and Deutsche Bank National Trust Company, as Custodian

In connection with the administration of the Mortgage Loans held by you as Custodian for the Owner pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Custodian’s Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______

1.

Mortgage Paid in Full

_______

2.

Foreclosure

_______

3.

Substitution

_______

4.

Other Liquidation (Repurchases, etc.)

_______

5.

Nonliquidation

Reason:____________________________________

Address to which Custodian should

Deliver the Custodian’s Mortgage File:

__________________________________________

__________________________________________

__________________________________________

By:_________________________________

            (authorized signer)

Issuer:______________________________

Address:____________________________

___________________________________

Date:_______________________________

Custodian

Deutsche Bank National Trust Company

Please acknowledge the execution of the above request by your signature and date below:

____________________________________

_________________

Signature

Date

Documents returned to Custodian:

____________________________________

_________________

Custodian

Date

EXHIBIT G-1

FORM OF RECEIPT OF MORTGAGE NOTE

RECEIPT OF MORTGAGE NOTE

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Re:

Provident Funding Mortgage Loan Trust 2005-1

Provident Funding Mortgage Pass-Through Certificates,

Series 2005-1

Ladies and Gentlemen:

Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of April 1, 2005, among Greenwich Capital Acceptance, Inc., as Depositor, Provident Funding Associates, L.P. as seller (in such capacity, the “Seller”) and servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator), and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and custodian (in such capacity, the “Custodian”), we hereby acknowledge receipt of an original Mortgage Note with respect to each Mortgage Loan listed on either Exhibit 1-A or Exhibit 1-B, with any exceptions thereto listed on Exhibit 2.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:

Name:

Title:

Dated:

EXHIBIT 1

MORTGAGE LOAN SCHEDULE

EXHIBIT 2

EXCEPTIONS REPORT

EXHIBIT G-2

FORM OF INTERIM CERTIFICATION OF TRUSTEE

INTERIM CERTIFICATION OF TRUSTEE

[Date]

Greenwich Capital Acceptance, Inc. 600 Steamboat Road Greenwich, Connecticut 06830
Provident Funding Associates, L.P. 1633 Bayshore Highway, Suite 155 Burlingame, California 94010

Re:

Provident Funding Mortgage Loan Trust 2005-1

Provident Funding Mortgage Pass-Through Certificates, Series 2005-1

Ladies and Gentlemen:

In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of April 1, 2005 (the “Pooling and Servicing Agreement”), among Greenwich Capital Acceptance, Inc., as Depositor, Provident Funding Associates, L.P. as seller (in such capacity, the “Seller”) and servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator), and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and custodian (in such capacity, the “Custodian”), the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached schedule):

(i)

all documents required to be delivered to the Trustee (or to the Custodian, on behalf of the Trustee) pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;

(ii)

such documents have been reviewed by the Trustee and have not been mutilated, damaged or torn and relate to such Mortgage Loan; and

(iii)

based on the Trustee’s examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i) and (ii), of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File.

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such Mortgage Loan.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:

Name:

Title:

EXHIBIT G-3

FORM OF FINAL CERTIFICATION OF TRUSTEE

FINAL CERTIFICATION OF TRUSTEE

[Date]

Greenwich Capital Acceptance, Inc. 600 Steamboat Road Greenwich, Connecticut 06830
Provident Funding Associates, L.P. 1633 Bayshore Highway, Suite 155 Burlingame, California 94010

Re:

Provident Funding Mortgage Loan Trust 2005-1

Provident Funding Mortgage Pass-Through Certificates, Series 2005-1

Ladies and Gentlemen:

In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of April 1, 2003 (the “Pooling and Servicing Agreement”), among Greenwich Capital Acceptance, Inc., as Depositor, Provident Funding Associates, L.P. as seller (in such capacity, the “Seller”) and servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator), and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and custodian (in such capacity, the “Custodian”), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed in the attached schedule) it has received all documents required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (i) and (ii) of the definition of “Mortgage Loan Schedule” in the Pooling and Servicing Agreement accurately reflects the information set forth in each Mortgage File.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:

Name:

Title:

EXHIBIT H

FORM OF LOST NOTE AFFIDAVIT

Personally appeared before me the undersigned authority to administer oaths, ______________________ who first being duly sworn deposes and says:  Deponent is ______________________ of Provident Funding Associates, L.P. (the “Seller”) and who has personal knowledge of the facts set out in this affidavit.

On _______________, 200__, _________________________ did execute and deliver a promissory note in the principal amount of $__________.

That said note has been misplaced or lost through causes unknown and is currently lost and unavailable after diligent search has been made.  The Seller’s records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and such Seller is still owner and holder in due course of said lost note.

The Seller executes this Affidavit for the purpose of inducing Deutsche Bank National Trust Company, as trustee on behalf of Provident Funding Mortgage Loan Trust 2005-1, Provident Funding Mortgage Pass-Through Certificates, Series 2005-1, to accept the transfer of the above-described mortgage loan from the Seller.

The Seller agrees to indemnify Deutsche Bank National Trust Company, Wells Fargo Bank, N.A. and Greenwich Capital Acceptance, Inc. and hold each of them harmless for any losses incurred by such parties resulting from the fact that the above described Note has been lost or misplaced.

By:  __________________________________

        __________________________________

STATE OF	)
	)	ss:
COUNTY OF	)

On this ____ day of ___________ 20__, before me, a Notary Public, in and for said County and State, appeared ________________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

Witness my hand and Notarial Seal this ____ day of _______ 20__.

_______________________________

_______________________________

My commission expires _______________.

EXHIBIT I-1

FORM OF ERISA REPRESENTATION

(CLASS A-R)

[Date]

Greenwich Capital Acceptance, Inc.

600 Steamboat Road
Greenwich, Connecticut  06830

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045

Re:  Provident Funding Mortgage Loan Trust 2005-1
Provident Funding Mortgage Pass-Through Certificates, Series
2005-1, Class A-R

Ladies and Gentlemen:

1.

The undersigned is the ______________________ of _________________ (the “Transferee”), a [corporation duly organized] and existing under the laws of __________, on behalf of which she makes this affidavit.

2.

The Transferee either (x) is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”) nor a person acting on behalf of any such Plan nor using the assets of any such Plan to effect the transfer; (y) if the Certificate has been the subject of a best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption 2002-41, and is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Section I and III of PTCE 95-60; or (z) shall deliver to the Certificate Registrar an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, and upon which the Certificate Registrar shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Master Servicer, the Securities Administrator, the Certificate Registrar, the Depositor or the Trust.

3.

The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of April 1, 2005 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as Depositor, Provident Funding Associates, L.P. as seller (in such capacity, the “Seller”) and servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator), and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and custodian (in such capacity, the “Custodian”), no transfer of any ERISA-Restricted Certificate in the form of a Definitive Certificate shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Transferee has executed this certificate.

_________________________________

[Transferee]

By:______________________________

    Name:

    Title:

EXHIBIT I-2

FORM OF ERISA REPRESENTATION

(CLASS B-4) (CLASS B-5) (CLASS B-6)

[Date]

Greenwich Capital Acceptance, Inc.

600 Steamboat Road
Greenwich, Connecticut  06830

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045

Re:  Provident Funding Mortgage Loan Trust 2005-1
Provident Funding Mortgage Pass-Through Certificates,
Series 2005-1, Class [B-4], [B-5], [B-6]

Ladies and Gentlemen:

1.

The undersigned is the ______________________ of _________________ (the “Transferee”), a [corporation duly organized] and existing under the laws of __________, on behalf of which s/he makes this affidavit.

2.

The Transferee either (x) is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”) nor a person acting on behalf of any such Plan nor using the assets of any such Plan to effect the transfer; (y) is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Section I and III of PTCE 95-60; or (z) shall deliver to the Certificate Registrar an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, and upon which the Certificate Registrar shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Master Servicer, the Securities Administrator, the Certificate Registrar, the Depositor or the Trust.

3.

The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of April 1, 2005 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as Depositor, Provident Funding Associates, L.P. as seller (in such capacity, the “Seller”) and servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator), and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and custodian (in such capacity, the “Custodian”), no transfer of any ERISA-Restricted Certificate in the form of a Definitive Certificate shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Transferee has executed this certificate.

_________________________________

[Transferee]

By:______________________________

    Name:

    Title:

EXHIBIT J-1

FORM OF INVESTMENT LETTER [NON-RULE 144A]

[Date]

Greenwich Capital Acceptance, Inc.

600 Steamboat Road
Greenwich, Connecticut  06830

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045

Re:

Provident Funding Mortgage Loan Trust 2005-1
Provident Funding Mortgage Pass-Through Certificates, Series 2005-1

Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either:  (i) we are not an employee benefit plan that is subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”), nor are we acting on behalf of any such Plan; or (ii) in the case of any Class of ERISA-Restricted Certificate, we are an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and the purchase and holding of such Certificates are covered under Section I and III of PTCE 95-60; or (iii) we have presented an Opinion of Counsel satisfactory to the Certificate Registrar, which Opinion of Counsel shall not be an expense of any of the Trustee, the Master Servicer, the Securities Administrator, the Certificate Registrar, the Depositor or the Trust, addressed to the Certificate Registrar, to the effect that the purchase and holding of such ERISA-Restricted Certificate in the form of a Definitive Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement dated as of April 1, 2005 (the “Pooling and Servicing Agreement) among Greenwich Capital Acceptance, Inc., as Depositor, Provident Funding Associates, L.P. as seller (in such capacity, the “Seller”) and servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator), and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and custodian (in such capacity, the “Custodian”) or to any liability, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

Very truly yours,

[NAME OF TRANSFEREE]

By:

  Authorized Officer

EXHIBIT J-2

FORM OF RULE 144A INVESTMENT LETTER

 [Date]

Greenwich Capital Acceptance, Inc.

600 Steamboat Road
Greenwich, Connecticut  06830

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045

Re:

Provident Funding Mortgage Loan Trust 2005-1
Provident Funding Mortgage Pass-Through Certificates, Series 2005-1

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) either: (i) we are not an employee benefit plan that is subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”), nor are we acting on behalf of any such Plan; or (ii) in the case of any Class of ERISA-Restricted Certificate other than the Class A-IO Certificates, we are an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and the purchase and holding of such Certificates are covered under Section I and III of PTCE 95-60; or (iii) we have presented an Opinion of Counsel satisfactory to the Certificate Registrar, which Opinion of Counsel shall not be an expense of any of the Trustee, the Certificate Registrar, the Depositor or the Trust, addressed to the Certificate Registrar, to the effect that the purchase and holding of such ERISA-Restricted Certificate in the form of a Definitive Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, the Securities Administrator, the Certificate Registrar, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement dated as of April 1, 2005 (the “Pooling and Servicing Agreement) among Greenwich Capital Acceptance, Inc., as Depositor, Provident Funding Associates, L.P. as seller (in such capacity, the “Seller”) and servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator), and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and custodian (in such capacity, the “Custodian”) or to any liability, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (e) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2.  We are aware that the sale to us is being made in reliance on Rule 144A.  We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

Very truly yours,

[NAME OF TRANSFEREE]

By:

  Authorized Officer

ANNEX 1 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

i.

As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

ii.

In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $            1 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

___

Corporation, etc.  The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___

Bank.  The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___________________

1

Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

___

Savings and Loan.  The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___

Broker-dealer.  The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___

Insurance Company.  The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___

State or Local Plan.  The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___

ERISA Plan.  The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___

Investment Advisor.  The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

___

Small Business Investment Company.  Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___

Business Development Company.  Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

iii.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

iv.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.  Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction.  However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

v.

The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

vi.

Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Buyer

By:

   Name:

   Title:

Date:

ANNEX 2 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.

In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___

The Buyer owned $             in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___

The Buyer is part of a Family of Investment Companies which owned in the aggregate $          in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.

The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.

The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.  In addition, the Buyer will only purchase for the Buyer’s own account.

6.

Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer or Adviser

By:

   Name:

   Title:

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT K

FORM OF TRANSFEROR CERTIFICATE

[Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045

Re:

Provident Funding Mortgage Loan Trust 2005-1,

Provident Funding Mortgage Pass-Through Certificates, Series 2005-1, Class A-R

Ladies and Gentlemen:

In connection with our proposed transfer of an Ownership Interest in the Class A-R Certificate, we hereby certify that (a) we have no knowledge that the proposed Transferee is not a Permitted Transferee acquiring an Ownership Interest in such Class A-R Certificate for its own account and not in a capacity as trustee, nominee, or agent for another Person, and (b) we have not undertaken the proposed transfer in whole or in part to impede the assessment or collection of tax.

Very truly yours,

[_____________________]

By:  ______________________________

EXHIBIT L

TRANSFER AFFIDAVIT FOR CLASS A-R CERTIFICATE

PURSUANT TO SECTION 6.02(e)

PROVIDENT FUNDING MORTGAGE LOAN TRUST 2005-1

PROVIDENT FUNDING MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-1, CLASS A-R

STATE OF	)
	)	ss:
COUNTY OF	)

The undersigned, being first duly sworn, deposes and says as follows:

1.

The undersigned is an officer of ______________________, the proposed Transferee of a 100% Ownership Interest in the Class A-R Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement, (the “Agreement”) dated as of April 1, 2005, relating to the above-referenced Certificates, among Greenwich Capital Acceptance, Inc., as Depositor, Provident Funding Associates, L.P. as seller (in such capacity, the “Seller”) and servicer (in such capacity, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator), and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and custodian (in such capacity, the “Custodian”).  Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement.  The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2.

The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee.  The Transferee is acquiring its Ownership Interest for its own account and not in a capacity as trustee, nominee or agent for another party.

3.

The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.  The Transferee has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Certificate to permit the Transferor to assess the financial capability of the Transferee to pay such taxes.

4.

The Transferee has been advised of, and understands that a tax may be imposed on a “pass-through entity” holding the Certificate if, at any time during the taxable year of the pass-through entity, a Disqualified Organization is the record holder of an interest in such entity.  The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false.  (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.

The Transferee has reviewed the provisions of Section 6.02(e) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales.  The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02(e) of the Agreement and the restrictions noted on the face of the Certificate.  The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.

The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee.  In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit K to the Agreement (a “Transferor Certificate”).

7.

The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8.

The Transferee’s taxpayer identification number is             .

9.

The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of the REMIC provisions and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this       day of                   , 20  .

[NAME OF TRANSFEREE]

By:

   Name:

   Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named              ______, known or proved to me to be the same person who executed the foregoing instrument and to be the                      of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this       day of          , 20  .

NOTARY PUBLIC

My Commission expires the      day of                 , 20  .

EXHIBIT M

[RESERVED]

EXHIBIT N

 [RESERVED]

EXHIBIT O

FORM OF FORM 10-K CERTIFICATION

I, [officer of Servicer], certify that:

1.

I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of the Certificates for periods included in the year covered by this annual report, of Provident Funding Mortgage Loan Trust 2005-1;

2.

Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.

Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing agreement for inclusion in these reports is included in these reports;

4.

Based on my knowledge and upon the annual compliance statement included in this annual report and required to be delivered to the securities administrator and the trustee in accordance with the terms of the pooling and servicing agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under the pooling and servicing agreement; and

5.

The reports disclose all significant deficiencies relating to the servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement. that is included in this annual report.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wells Fargo Bank, N.A., as securities administrator.

Dated: [______], 2005

Signature

Name

Title

EXHIBIT P

FORM OF CERTIFICATION TO BE PROVIDED

TO THE SERVICER BY THE SECURITIES ADMINISTRATOR

Provident Funding Mortgage Loan Trust 2005-1 (the “Trust”)

Provident Funding Mortgage Pass-Through Certificates, Series 2005-1

I, [____________________], a [TITLE] of Wells Fargo Bank, N.A., as Securities Administrator of the Trust, hereby certify to Provident Funding Associates, L.P. (the “Servicer”) and its officers and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.

The Servicer has provided to the Securities Administrator and the Trustee a written notice listing all of the monthly distribution reports that were prepared by the Securities Administrator and that will be included in the Depositor’s Form 10-K for the Trust’s fiscal year ending on [___].  I have reviewed each of such distribution reports.

2.

Based on my knowledge, the information in these distribution reports prepared by the Securities Administrator, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report.

3.

Based on my knowledge, the distribution information required to be provided by the Securities Administrator under the pooling and servicing agreement creating the Trust is included in these reports.

Date:

Wells Fargo Bank, N.A., as Securities Administrator

By:

[Signature]

[Title]

SCHEDULE I

MORTGAGE LOAN SCHEDULE

[On File with McKee Nelson LLP]

SCHEDULE II

REPRESENTATIONS AND WARRANTIES – MORTGAGE LOANS

Provident Funding Associates, L.P., in its capacity as Seller, hereby makes the representations and warranties set forth in this Schedule II to the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date or such other date as may be specified, with respect to the Mortgage Loans identified on Schedule I hereto, except as otherwise specified herein.

(i)

Each Mortgage Loan has an original term to maturity of no more than 360 months, each Mortgage Loan is an adjustable rate Mortgage Loan and has payments due on the first day of the month and each such Mortgage Loan is fully amortizing; effective with the first payment due after each Adjustment Date, the Monthly Payment for each Mortgage Loan will be adjusted to an amount which would amortize fully the outstanding Principal Balance of such Mortgage Loan over its remaining term and pay interest at the Loan Rate so adjusted; on the first Adjustment Date and on each Adjustment Date thereafter the Loan Rate on each Mortgage Loan will be adjusted to equal the sum of the Index and the related Margin, rounded to the nearest multiple of 0.125% (subject to the limitations set forth in the related Mortgage Note);

(i)

The information set forth on Schedule I hereto is true and correct in all material respects as of the Cut-Off Date or such other date as may be indicated in such schedule.

(ii)

Each Mortgage Loan has been originated by the Seller or if purchased by the Seller, originated by the originator, and serviced, collected and otherwise dealt with by the Seller and any affiliate of the Seller in compliance with all applicable federal, state and local laws and regulations and the terms of the related Mortgage Note and related Mortgage.

(iii)

Each Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (irrespective of whether such enforcement is considered in a proceeding of equity or at law).

(iv)

Each Mortgage is a valid and enforceable first priority lien on the related Mortgaged Property, which Mortgaged Property is free and clear of all encumbrances and liens (including mechanics’ liens) having priority over the first lien of the Mortgage except for:  (i) liens for real estate taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected or considered in the lender’s title insurance policy delivered to the originator of the related Mortgage Loan and referred to in the appraisal made in connection with the origination of the related Mortgage Loan and (iii) other liens and matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

(v)

Any security agreement, chattel mortgage or equivalent document related to such Mortgage Loan establishes and creates a valid and enforceable first lien on the related Mortgaged Property.

(vi)

As of the Cut-Off Date, each scheduled Monthly Payment required to be made in respect of each Mortgage Loan has been paid and no Mortgage Loan has been dishonored.  As of the Cut-Off Date, none of the Mortgage Loans was thirty or more days delinquent.

(vii)

The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds in respect of a Mortgage Loan by a person other than the related Mortgagor, directly or indirectly, for the payment of any amount required under such Mortgage Loan.

(viii)

The Seller has not impaired, waived, altered or modified any Mortgage or the related Mortgage Note in any material respect (except that the related Mortgage Loan may have been modified by a written instrument, a copy of which has been delivered to the Trustee as part of the Mortgage File).

(ix)

As of the Closing Date, no Mortgage has been satisfied (except as otherwise disclosed in the Certificate provided to the purchaser), canceled or subordinated, in whole or in part, or rescinded, and no Mortgaged Property has been released from the lien of the related Mortgage, in whole or in part (except for a release that does not materially impair the security of the related Mortgage Loan or a release the effect of which is reflected in the Loan-to-Value Ratio for the Mortgage Loan as set forth in the related Schedule of Mortgage Loans), nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

(x)

No condition exists which could give rise to any right of rescission, set off, counterclaim, or defense including, without limitation, the defense of usury, and no such right has been asserted.

(xi)

There are no proceedings pending for the total or partial condemnation nor eminent domain proceedings pending affecting any Mortgaged Property.

(xii)

Each Mortgage Loan is covered by either (i) a mortgage title insurance policy or other generally acceptable form of insurance policy customary in the jurisdiction where the related Mortgaged Property is located or (ii) if generally acceptable in the jurisdiction where the related Mortgaged Property is located, an attorney’s opinion of title given by an attorney licensed to practice law in the jurisdiction where the related Mortgaged Property is located.  All of the Seller’s rights under such policies, opinions or other instruments shall be transferred and assigned to Purchaser upon sale and assignment of the Mortgage Loans hereunder.  Each title insurance policy has been issued by a title insurer licensed to do business in the jurisdiction where the related Mortgaged Property is located, insuring the original lender, its successor and assigns, as to the first priority lien of the related Mortgage in the original principal amount of the related Mortgage Loan, subject to the exceptions contained in such policy.  The Seller is the sole insured of such mortgagee title insurance policy, and such mortgagee title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement.  Neither the Seller nor any affiliate of the Seller has made, and Seller has no knowledge of, any claims under such mortgagee title insurance policy.  The Seller is not aware of any action by a prior holder and neither Seller nor any affiliate of the Seller has, by act or omission, done anything which could impair the coverage or enforceability of such mortgagee title insurance policy or the accuracy of such attorney’s opinion of title, as applicable.

(xiii)

To the best of Seller’s knowledge, there is no material default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, other than a payment delinquency that is for a payment due after the date specified in clause (vii) above. Neither the Seller nor any affiliate of the Seller has waived any default, breach, violation or event of acceleration under any Mortgage or the related Mortgage Note.

(xiv)

All rate adjustments have been performed in accordance with the material terms of the related Mortgage Note or subsequent modifications thereof, if any.

(xv)

There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges, affecting any Mortgaged Property.

(xvi)

No foreclosure proceedings are pending against any Mortgaged Property and no Mortgage Loan is subject to any pending bankruptcy or insolvency proceeding, and no material litigation or material lawsuit relating to any Mortgage Loan is pending.

(xvii)

Except in the case of Mortgage Loans secured by units in planned unit developments and by condominium units, each Mortgage Loan obligates the mortgagor thereunder to maintain a hazard insurance policy (“Hazard Insurance”) in an amount at least equal to the lesser of (i) the maximum insurable value of such improvements or (ii) the Principal Balance of the Mortgage Loan with a standard mortgagee clause, in either case in an amount sufficient to avoid the application of any “co-insurance provisions”, and, if it was in place at origination of the Mortgage Loan, flood insurance, at the Mortgagor’s cost and expense.  If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency (“FEMA”) as having special flood hazards, a flood insurance policy is in effect which met the requirements of FEMA at the time such policy was issued.  Each Mortgage obligates the Mortgagor to maintain the Hazard Insurance and, if applicable, flood insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor.  Each Mortgaged Property is covered by Hazard Insurance.

(xviii)

No Mortgage Note is secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage.

(xix)

Each Mortgage contains an enforceable provision for the acceleration of the payment of the Principal Balance of the related Mortgage Loan in the event that the related Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder.  Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale or judicial foreclosure and (ii) otherwise by judicial foreclosure.  The related Mortgaged Property is not subject to any bankruptcy proceeding or foreclosure proceeding and the related Mortgagor has not filed for protection under applicable bankruptcy laws.  There is no homestead or other exemption available to any Mortgagor that would interfere with the right to sell the related Mortgaged Property at a trustee’s sale or the right to foreclose the related Mortgage.  In the event a Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, as been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Purchaser to the trustee under such deed of trust, except in connection with a trustee’s sale after default by the related Mortgagor.  No Mortgagor has notified the Seller or any affiliate of the Seller and the Seller has no knowledge of any relief requested or allowed to any Mortgagor under the Servicemembers Civil Relief Act.

(xx)

Each Mortgaged Property is free from damage caused by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially and adversely the value of such Mortgaged Property as security for the related Mortgage Loan or the use for which the premises were intended.

(xxi)

Each Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

(xxii)

There was no fraud involved in the origination of any Mortgage Loan by the mortgagee or by the Mortgagor, any appraiser or any other party involved in the origination of the Mortgage Loan.

(xxiii)

An appraisal of each Mortgaged Property was performed in connection with the origination of the related Mortgage Loan and the Mortgage File contains such appraisal on forms approved by Fannie Mae or Freddie Mac indicating an appraised value equal to the appraised value identified for such Mortgaged Property on the Schedule of Mortgage Loans.  Each appraisal has been performed in accordance with the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended and each appraisal meets guidelines that would be generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans.

(xxiv)

All parties which have had any interest in a Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and material licensing requirements of the laws of the state wherein the related Mortgaged Property is located.

(xxv)

No improvements on any Mortgaged Property (upon which value was given) encroach on adjoining properties (and in the case of a condominium unit, such improvements are within the project with respect to that unit), and no improvements on adjoining properties encroach upon the Mortgaged Property unless there exists in the Mortgage File a title policy with endorsements which insure against losses sustained by the insured as a result of such encroachments.

(xxvi)

Each Mortgage Loan was originated or acquired by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD, such that the origination procedures relating to such Mortgage Loan would not prevent the Class 1A-1, Class 2A-1, Class 2A-2, Class 3A-1, Class 3A-2, Class X, Class A-R and Class B-1 Certificates from being deemed “mortgage related securities” as such term is defined in Section 3 of the Securities Exchange Act of 1934 as amended from time to time.

(xxvii)

Principal payments on each Mortgage Loan commenced within sixty days after the proceeds of such Mortgage Loan were disbursed to the extent that the related Mortgage Note requires a payment of principal.  Each Mortgage Note is payable on the first day of each month.

(xxviii)

With respect to escrow deposits, if any, all such payments are in the possession of, or under the control of, the Servicer and there exists no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made or could be made.  No escrow deposits or escrow advances or other charges or payments due the Servicer have been capitalized under any Mortgage or the related Mortgage Note.

(xxix)

No Mortgage Loan contains any provision pursuant to which scheduled Monthly Payments are: (i) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor; (ii) paid by any source other than the Mortgagor or (iii) contains any other similar provisions which may constitute a “buydown” provision.  No Mortgage Loan is deemed a graduated payment mortgage loan, nor does it have a shared appreciation or other contingent interest feature.

(xxx)

As of the origination date of each Mortgage Loan, the related Mortgaged Property is lawfully permitted to be occupied under applicable law.

(xxxi)

No law relating to servicing, collection, notification practices or origination practices, has been violated in connection with any Mortgage Loan transferred to the Purchaser pursuant to this Agreement, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws.  Each Mortgage Loan has been serviced in accordance with the terms of the related Mortgage Note.

(xxxii)

No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property.

(xxxiii)

The proceeds of each Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing each Mortgage Loan and the recording of the related Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the related Mortgage Note or Mortgage.

(xxxiv)

There are no mechanics’ or similar liens or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting any Mortgaged Property that are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

(xxxv)

As to each Mortgage Loan, interest is calculated on the related Mortgage Note on the basis of the number of days provided therein.

(xxxvi)

Each Mortgaged Property consists of detached single family dwelling units, individual condominium units and individual units in planned unit developments.  No Mortgaged Property consists of a leasehold estate.

(xxxvii)

The Seller used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans originated or acquired by the Seller.  The Mortgage Loans are representative of the Seller’s portfolio of adjustable rate mortgage loans.

(xxxviii)

In the event any Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no material fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(xxxix)

Each Mortgage Note, the related Mortgage, the related Assignment and any other related documents required to be delivered with respect to the related Mortgage Loan pursuant to the Pooling and Servicing Agreement have been delivered to the Trustee or its designee, all in compliance with the specific requirements of the Pooling and Servicing Agreement.

(xl)

Each Mortgage Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.

(xli)

No more than approximately 52.99% of the Mortgage Loans, by outstanding Principal Balance as of the Cut-Off Date, will be secured by Mortgaged Properties located in the State of California, and no more than approximately 4.89% of the Mortgage Loans, by outstanding Principal Balance of the Mortgage Loans as of the Cut-Off Date, will be secured by Mortgaged Properties located in any one other state; (B) as of the Cut-Off Date, no more than approximately 2.09% of the Mortgage Loans, by outstanding Principal Balance of the Mortgage Loans as of the Cut-Off Date, are secured by Mortgaged Properties located in the 94539 ZIP code area; (C) no more than approximately 31.83% of the Mortgage Loans, by outstanding Principal Balance of the Mortgage Loans as of the Cut-Off Date, are secured by units in planned unit developments; and (D) at least approximately 62.72% of the Mortgage Loans, in each case by outstanding Principal Balance of the Mortgage Loans as of the Cut-Off Date, are secured by real property with a single family residence erected thereon.

(xlii)

With respect to approximately 98.72% of the Mortgage Loans, by outstanding Principal Balance as of the Cut-Off Date, at the time that the Mortgage Loan was made, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.  With respect to approximately 1.28% of the Mortgage Loans, by outstanding Principal Balance as of the Cut-Off Date, at the time that the Mortgage Loan was made, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s secondary residence or that the Mortgaged Property would be an investor property.

(xliii)

No Mortgage Loan is classified as a “high cost mortgage” loan under the Home Ownership and Equity Protection Act of 1994 or under any other applicable state, federal or local law.

(xliv)

No Mortgaged Property was, as of the Cut-Off Date, located within one-mile radius of any site which is known to contain any hazardous substance or hazardous waste.

(xlv)

All parties which have had any interest in a Mortgage Loan, whether as originator, mortgagee, assignee, pledgee, servicer or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located in light of such person’s status, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing.

(xlvi)

Any future advances made to a Mortgagor prior to the Cut-Off Date have been consolidated with the Principal Balance secured by the related Mortgage, and the Principal Balance, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule.  The consolidated Principal Balance does not exceed the outstanding Principal Balance of the Mortgage Loan as of the Cut-Off Date, except where the outstanding Principal Balance as of the Cut-Off Date has been increased pursuant to a modification duly reflected in the Mortgage File.  No Mortgage Note permits or obligates the Seller to make future advances to the related Mortgagor at the option of the Mortgagor.

(xlvii)

All parties to a Mortgage Note and the related Mortgage had legal capacity to execute such Mortgage Note and such Mortgage, and each Mortgage Note and the related Mortgage have been duly and properly executed by such parties.

(xlviii)

All amounts received after the Cut-Off Date with respect to the Mortgage Loans to which the Seller is not entitled have either been deposited into the Collection Account or, as of no later than two Business Days after the Closing Date, will be deposited into the Collection Account.

(xlix)

All of the Mortgage Loans were originated in accordance with the underwriting criteria set forth or referred to in the Prospectus Supplement.

(l)

Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, in all material respects to the description thereof set forth in the Prospectus Supplement.

(li)

 Each of the documents and instruments included in a Mortgage File is duly executed and in due and proper form and each such document or instrument is in a form generally acceptable to prudent institutional mortgage lenders that regularly originate or purchase mortgage loans similar to the Mortgage Loans.

(lii)

Each loan at the time it was made complied in all material respects with applicable federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and predatory and abusive lending laws applicable to the Mortgage Loan.

(liii)

Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

(liv)

No Mortgage Loan is a “High Cost Loan” or “Covered Loan,” as applicable, (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, Appendix E, in effect as of the Closing Date) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;